Exhibit 2.1 Certain identified information has been excluded from the exhibit because it is (i) not material and (ii) is the type that the registrant treats as private or confidential. Redacted information is marked with a [***]. Certain schedules or similar attachments have been omitted from this exhibit in accordance with item 601(a)(5) of Regulation S-K. AGREEMENT AND PLAN OF MERGER BY AND AMONG D-WAVE QUANTUM INC., QUEST ACQUISITION MERGER SUB I, INC., QUEST ACQUISITION MERGER SUB II, LLC, QUANTUM CIRCUITS, INC. AND SHAREHOLDER REPRESENTATIVE SERVICES LLC AS HOLDER REPRESENTATIVE January 6, 2026

i TABLE OF CONTENTS Page ARTICLE I THE MERGER ................................................................................................ 2 Section 1.1 The Mergers ..................................................................................... 2 Section 1.2 Effects of the Mergers ...................................................................... 3 Section 1.3 The Effective Times ......................................................................... 3 Section 1.4 Certificate of Incorporation; Bylaws; Directors and Officers.......... 3 Section 1.5 Closing ............................................................................................. 4 ARTICLE II MERGER CONSIDERATION ...................................................................... 4 Section 2.1 Effect on Company Capital Stock.................................................... 4 Section 2.2 Payments at Closing ......................................................................... 7 Section 2.3 Payment and Share Issuance Procedures ......................................... 7 Section 2.4 Dissenting Shares ............................................................................. 9 Section 2.5 Further Assurances......................................................................... 10 Section 2.6 Post-Closing Reconciliation........................................................... 10 Section 2.7 Equitable Adjustments ................................................................... 14 Section 2.8 Withholding Taxes and Other Amounts ........................................ 14 Section 2.9 Parent Common Stock ................................................................... 14 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....... 15 Section 3.1 Organization and Good Standing ................................................... 16 Section 3.2 Authority and Enforceability ......................................................... 16 Section 3.3 Governmental Approvals and Consents......................................... 17 Section 3.4 No Conflicts ................................................................................... 17 Section 3.5 Company Capital Structure ............................................................ 18 Section 3.6 Company Financial Statements; Internal Financial Controls ........ 20 Section 3.7 No Undisclosed Liabilities ............................................................. 21 Section 3.8 No Changes .................................................................................... 21 Section 3.9 Tax Matters .................................................................................... 21 Section 3.10 Real Property ................................................................................. 24 Section 3.11 Tangible Property........................................................................... 25 Section 3.12 Intellectual Property and Data Privacy .......................................... 25 Section 3.13 Material Contracts .......................................................................... 31 Section 3.14 Customers and Suppliers................................................................ 33

ii Section 3.15 Employee Benefit Plans. ................................................................ 34 Section 3.16 Employment Matters ...................................................................... 36 Section 3.17 Governmental Authorizations ........................................................ 37 Section 3.18 Litigation ........................................................................................ 37 Section 3.19 Insurance ........................................................................................ 37 Section 3.20 Compliance with Laws .................................................................. 38 Section 3.21 Export Control and Economic Sanctions Laws ............................. 38 Section 3.22 Interested Party Transactions ......................................................... 38 Section 3.23 Brokers’ and Finders’ Fees ............................................................ 39 Section 3.24 U.S. Security Clearances................................................................ 39 Section 3.25 Government Contracts ................................................................... 39 Section 3.26 Information Statement ................................................................... 40 Section 3.27 Allocation Schedule ....................................................................... 41 Section 3.28 Regulation D .................................................................................. 41 Section 3.29 No Other Representations or Warranties ....................................... 41 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS...................................................................................................................... 42 Section 4.1 Organization and Standing ............................................................. 42 Section 4.2 Parent Capital Structure ................................................................. 42 Section 4.3 Interim Operations of Merger Subs ............................................... 43 Section 4.4 Authority and Enforceability ......................................................... 43 Section 4.5 Governmental Approvals and Consents......................................... 43 Section 4.6 Valid Issuance ................................................................................ 43 Section 4.7 SEC Reports and Financial Statements.......................................... 43 Section 4.8 Compliance with Laws .................................................................. 44 Section 4.9 No Changes .................................................................................... 44 Section 4.10 Tax Matters .................................................................................... 44 Section 4.11 No Other Representations or Warranties ....................................... 44 ARTICLE V CERTAIN AGREEMENTS OF THE PARTIES ........................................ 45 Section 5.1 Conduct of Company Business ...................................................... 45 Section 5.2 Written Consent; Notice to the Stockholders................................. 48 Section 5.3 Non-Solicitation ............................................................................. 49 Section 5.4 Securityholder Matters ................................................................... 50

Section 5.5	Access to Information	50
Section 5.6	Employee Matters	50
Section 5.7	280G Stockholder Approval	52
Section 5.8	Third-Party Consents	53
Section 5.9	Allocation Schedule	53
Section 5.10	Payoff Letters; Company SAFEs	54
Section 5.11	Transaction Expenses; Invoices	54
Section 5.12	Public Disclosure	55
Section 5.13	Stock Exchange Listing	55
Section 5.14	Confidentiality	55
Section 5.15	Reasonable Best Efforts to Close; Regulatory Matters	56
Section 5.16	Company Director and Officer Indemnification	58
Section 5.17	Tax Matters	59
Section 5.18	Resignations	60
Section 5.19	Conduct of Business by Parent and Merger Subs	61
Section 5.20	No Control of the Other Party's Business	61
Section 5.21	R&W Insurance	61
Section 5.22	Resale Registration Statement	62
Section 5.23	Consents	62
Section 5.24	Employee Documentation	62
ARTICLE VI CLOSING AND CLOSING CONDITIONS		62
Section 6.1	Closing Conditions	62
ARTICLE VII TERMINATION		66
Section 7.1	Termination	66
Section 7.2	Effect of Termination	67
ARTICLE VIII SURVIVAL		67
Section 8.1	Survival	67
ARTICLE IX HOLDER REPRESENTATIVE		68
Section 9.1	Holder Representative	68
ARTICLE X GENERAL PROVISIONS		69
Section 10.1	Notices	69
Section 10.2	Interpretation	70
Section 10.3	Entire Agreement	71

iii

iv Section 10.4 Assignment .................................................................................... 72 Section 10.5 Amendment .................................................................................... 72 Section 10.6 Extension; Waiver .......................................................................... 72 Section 10.7 Severability .................................................................................... 72 Section 10.8 Specific Performance and Other Remedies ................................... 72 Section 10.9 Governing Law .............................................................................. 73 Section 10.10 Waiver of Jury Trial ....................................................................... 73 Section 10.11 Jurisdiction; Service of Process ..................................................... 73 Section 10.12 Counterparts ................................................................................... 74 INDEX OF ANNEXES, EXHIBITS AND SCHEDULES Annex A Certain Defined Terms Schedule Disclosure Schedule Exhibit A Form of Written Consent Exhibit B Certificate of Incorporation of Surviving Corporation Exhibit C Form of Purchaser Representative Agreement Exhibit D Form of Company SAFE Cancellation Agreement Exhibit E Form of Investor Questionnaire Exhibit F Form of Registration Rights Agreement Exhibit G Form of Surviving LLC Articles of Organization

1 AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 6, 2026, by and among D-Wave Quantum Inc., a Delaware corporation (“Parent”), Quest Acquisition Merger Sub I, Inc., a Delaware corporation and a direct wholly- owned Subsidiary of Parent (“Merger Sub 1”), Quest Acquisition Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Quantum Circuits, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Securityholders (the “Holder Representative”). All capitalized terms that are used but not defined in this Agreement shall have the meanings ascribed thereto in Annex A. W I T N E S S E T H: WHEREAS, Parent desires to acquire all of the issued and outstanding shares of Company Capital Stock pursuant to (i) the merger of Merger Sub 1 with and into the Company (the “First Merger”), with the Company surviving the First Merger as a direct, wholly owned Subsidiary of Parent (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to herein as the “Surviving Corporation”) in accordance with the Delaware General Corporation Law (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement, and (ii) as part of the same overall transaction, and immediately following the First Merger, the merger of the Surviving Corporation with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned Subsidiary of Parent (Merger Sub 2, in its capacity as the surviving limited liability company, is sometimes referred herein to as the “Surviving LLC”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act, as amended (the “DLLCA”); WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms and conditions of the transactions contemplated by this Agreement and the Related Agreements to which the Company is (or will be) a party, including the Mergers (collectively, the “Transactions”), are advisable, fair to, and in the best interests of the Company and the Stockholders, (ii) approved this Agreement, such Related Agreements and the Transactions, including the Mergers, and (iii) recommended the adoption of this Agreement and approval of the Mergers by the Stockholders (clauses (i) through (iii) collectively, the “Company Board Recommendation”); WHEREAS, the board of directors of Merger Sub 1 has unanimously (i) determined that the terms and conditions of the Transactions, including the First Merger, are advisable, fair to, and in the best interests of Merger Sub 1 and Parent, as the sole stockholder of Merger Sub 1, and (ii) approved this Agreement, the Related Agreements to which Merger Sub 1 is (or will be) a party and the Transactions, including the First Merger, and (iii) recommended the adoption of this Agreement and approval of the First Merger by Parent (and Parent, as sole stockholder of Merger Sub 1, has executed and delivered a unanimous written consent as the sole stockholder of Merger Sub 1 approving this Agreement and approving the Transactions, including the First

2 Merger, such approval to be effective immediately following the execution and delivery of this Agreement); WHEREAS, Parent, as the sole member of Merger Sub 2, has (i) determined that the terms and conditions of the Transactions, including the Second Merger, are advisable, fair to, and in the best interests of Merger Sub 2 and Parent, as the sole member of Merger Sub 2, and (ii) approved this Agreement, the Related Agreements to which Merger Sub 2 is (or will be) a party and the Transactions, including the Second Merger; WHEREAS, the parties hereto intend, by executing this Agreement, that the Mergers are integrated steps in a single transaction and together will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3; WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement, promptly after execution and delivery of this Agreement, the Company shall deliver to Parent a duly executed written consent of the Approving Stockholders, representing the Required Stockholder Vote, in the form attached hereto as Exhibit A (the “Written Consent”); WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has delivered, or caused to be delivered, to Parent (i) (A) the Lock-Up Agreements, and (B) the Key Employee Agreements, in each case, duly executed by the Key Employees and (ii) the Yale Letter Agreement duly executed by Yale University; and WHEREAS, Parent, Merger Subs and the Company desire to make certain representations, warranties, covenants and agreements, as more fully set forth herein, in connection with the Transactions. NOW, THEREFORE, in consideration of the agreements, covenants and other premises of each Party set forth herein, the benefits to be gained by each Party as a result of the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereto hereby agree as follows: ARTICLE I THE MERGER Section 1.1 The Mergers. Upon the terms of and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, as applicable, (a) at the First Effective Time, Merger Sub 1 shall be merged with and into the Company, the separate corporate existence of Merger Sub 1 shall cease, and the Company shall continue as the Surviving Corporation of the First Merger and a direct, wholly owned Subsidiary of Parent, and (b) at the Second Effective Time, Merger Sub 2 shall be merged with and into the Surviving Corporation, the separate corporate existence of the Surviving Corporation shall cease, and

3 Merger Sub 2 shall continue as the Surviving LLC of the Second Merger and a direct, wholly owned Subsidiary of Parent. Section 1.2 Effects of the Mergers. The Mergers shall have the effects set forth in this Agreement, the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Mergers and without further act or deed, (a) at the First Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub 1 shall vest in the Surviving Corporation and all of the debts, liabilities and duties of the Company and Merger Sub 1 shall become the debts, liabilities and duties of the Surviving Corporation, and (b) at the Second Effective Time, all of the property, rights, privileges, powers and franchises of the Surviving Corporation and Merger Sub 2 shall vest in the Surviving LLC and all of the debts, liabilities and duties of the Surviving Corporation and Merger Sub 2 shall become the debts, liabilities and duties of the Surviving LLC. Section 1.3 The Effective Times. (a) Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub 1 shall cause a certificate of merger in respect of the First Merger (the “First Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The First Merger shall become effective at such time as the First Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be specified in the First Certificate of Merger in accordance with the DGCL (the effective time of the First Merger being hereinafter referred to as the “First Effective Time”). (b) Subject to the provisions of this Agreement, at the Closing, the Company, Parent, the Surviving Corporation and Merger Sub 2 shall cause a certificate of merger in respect of the Second Merger (the “Second Certificate of Merger” and together with the First Certificate of Merger, the “Certificates of Merger”) to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL and the DLLCA and shall make all other filings or recordings required under the DGCL and the DLLCA. The Second Merger shall become effective at such time as the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be specified in the Second Certificate of Merger in accordance with the DGCL and the DLLCA (the effective time of the Second Merger being hereinafter referred to as the “Second Effective Time”); provided that the Second Effective Time shall be immediately after the First Effective Time. Section 1.4 Certificate of Incorporation; Bylaws; Directors and Officers. (a) At the First Effective Time, (a) the certificate of incorporation attached hereto as Exhibit B shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation, (b) the bylaws of Merger Sub 1 shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and the bylaws of the Surviving Corporation, (c) the directors of Merger Sub 1 immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the

4 Effective Time, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified and (d) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the bylaws of the Surviving Corporation until their successors are duly appointed and qualified. (b) At the Second Effective Time, (a) the articles of organization attached hereto as Exhibit G shall be the articles of organization of the Surviving LLC until thereafter amended in accordance with the applicable provisions of the DLLCA and such articles of organization, (b) the operating agreement of Merger Sub 2 shall be the operating agreement of the Surviving LLC until thereafter amended in accordance with the applicable provisions of the DLLCA and the operating agreement of the Surviving LLC, (c) the manager of Merger Sub 2 immediately prior to the Second Effective Time shall be the manager of the Surviving LLC immediately after the filing of the Second Certificate of Merger, to hold office in accordance with the provisions of the DLLCA and the operating agreement of the Surviving LLC until a successor is duly elected and qualified and (d) the officers of the Surviving Corporation immediately prior to the Second Effective Time shall be the officers of the Surviving LLC immediately after the filing of the Second Certificate of Merger, each to hold office in accordance with the operating agreement of the Surviving LLC until their successors are duly appointed and qualified. Section 1.5 Closing. Unless this Agreement is validly terminated pursuant to Section 7.1, the Mergers shall be consummated at a closing (the “Closing”) that shall occur by electronic exchange of signatures at 9:00 a.m., New York City time, on the third (3rd) Business Day following the satisfaction or waiver (if permissible hereunder) of the conditions set forth in Section 6.1 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver (if permissible hereunder) of those conditions at the Closing), unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” ARTICLE II MERGER CONSIDERATION Section 2.1 Effect on Company Capital Stock. (a) At the Second Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Subs, the Company or the Stockholders, upon the terms and subject to the conditions set forth in this Agreement, each share of Company Capital Stock (other than any Cancelled Shares or Dissenting Shares) that is issued and outstanding as of immediately prior the First Effective Time shall be cancelled and extinguished and shall be converted automatically into the right to receive upon the delivery of duly executed Exchange Documents in the manner set forth in Section 2.3(b): (i) at the Closing, in accordance with Section 2.3, (A) the Per Share Capital Stock Cash Consideration (without interest thereon) and the Per Share Capital Stock Stock Consideration (without interest thereon), minus (B) the Per Share Holdback Amount (in the case of this clause (B), such cash amount to be deducted from the Per Share Capital Stock

5 Cash Consideration), and (ii) following the Closing, such share’s Pro Rata Share of the Additional Merger Consideration, if any. (b) Treatment of Company Options. (i) Vested Company Options. At the Second Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Subs, the Company or the Company Vested Optionholders, upon the terms and subject to the conditions set forth in this Agreement, each Vested Company Option that is issued and outstanding as of immediately prior the First Effective Time shall be cancelled and extinguished and be converted into the right to receive, upon the delivery of duly executed Exchange Documents in the manner set forth in Section 2.3(b), (A) at the Closing, (x) the Per Share Option Cash Consideration (without interest thereon) and, with respect to Vested Options held by Non-Cash Out Holders, the Per Share Option Stock Consideration (without interest thereon), minus (y) with respect to all Company Vested Optionholders, the Per Share Holdback Amount (in the case of clause (y), such cash amount to be deducted from the Per Share Option Cash Consideration), and (B) with respect to all Company Vested Optionholders, following the Closing, such Vested Company Option’s Pro Rata Share of the Additional Merger Consideration, if any. (ii) Unvested Company Options. Each Unvested Company Option that is outstanding immediately prior to the First Effective Time shall, as of the Second Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Parent and adjusted into an option to purchase, subject to the same terms and conditions as were applicable to such Unvested Company Option immediately prior to the First Effective Time (including applicable vesting conditions but excluding the number of shares subject to such Unvested Company Option and the exercise price of such Unvested Company Option), (A) that number of shares of Parent Common Stock rounded down to the nearest whole share equal to the product determined by multiplying (1) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the First Effective Time by (2) the Equity Award Conversion Amount and (B) at a per-share exercise price rounded up to the nearest whole cent, equal to the quotient determined by dividing (1) the exercise price per share of Company Common Stock at which such Unvested Company Option was exercisable immediately prior to the First Effective Time by (2) the Equity Award Conversion Amount (each Company Option so adjusted, a “Parent Option”). Notwithstanding the foregoing, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Parent Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of any Company Options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code. (iii) Underwater Company Options. Immediately prior to the First Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Subs, the Company or the holders of Underwater Company Options, each Underwater Company Option shall be forfeited and cancelled for no consideration.

6 (c) Treatment of Company Warrants. At the Second Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Subs, the Company or the Company Warrantholders, upon the terms and subject to the conditions set forth in this Agreement, each Company Warrant that is outstanding immediately prior to the First Effective Time shall be cancelled and extinguished and shall be converted into the right to receive, upon the delivery of duly executed Exchange Documents in the manner set forth in Section 2.3(b), (i) at the Closing, (A) the Per Share Warrant Cash Consideration (without interest thereon) and the Per Share Warrant Stock Consideration (without interest thereon), minus (B) the Per Share Holdback Amount (in the case of this clause (B), such cash amount to be deducted from the Per Share Warrant Cash Consideration) and (ii) following the Closing, such Company Warrant’s Pro Rata Share of the Additional Merger Consideration, if any. (d) Book Entry Shares. Each share of Parent Common Stock issuable in the Merger, or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be book-entry shares. (e) No Fractional Shares; Aggregation. (i) The number of shares of Parent Common Stock to be issued to the Stockholders, the Company Vested Optionholders and the Company Warrantholders pursuant to this Section 2.1 shall be rounded down to the nearest whole number of shares of Parent Common Stock. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Parent Common Stock will be issued, and if, after aggregating all shares of Parent Common Stock (including fractional shares) that would be issued hereunder to a Stockholder, a Company Vested Optionholder or a Company Warrantholder, such aggregate number of shares of Parent Common Stock includes a fraction of a share of Parent Common Stock, no certificates or scrip for any such fractional shares shall be issued hereunder and such Stockholder, Company Vested Optionholder or Company Warrantholder shall receive an amount in cash equal to the product of (a) such fraction of a share of Parent Common Stock multiplied by (b) the Parent Stock Price, rounded to the nearest cent. (ii) For purposes of calculating the aggregate amount of cash consideration payable at any time to each Stockholder, Company Vested Optionholder or Company Warrantholder, the cash consideration payable in respect of all shares of Company Capital Stock, Vested Company Options and Company Warrants (as applicable) shall each be aggregated and, after such aggregation, shall be rounded to the nearest whole cent. (f) Cancelled Shares. Each share of Company Common Stock that is owned by the Company (as treasury stock or otherwise) as of immediately prior to the First Effective Time (the “Cancelled Shares”) shall automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. (g) Effect on Merger Sub Shares. Each share of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding as of immediately prior to the First Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation. Each share of common stock, par value $0.01

7 per share, of the Surviving Corporation issued and outstanding as of immediately prior to the Second Effective Time shall be converted into and become a newly issued, fully paid, and non- assessable membership interest of the Surviving LLC. Section 2.2 Payments at Closing. On or prior to the Closing Date, Parent and the Paying Agent shall enter into the Paying Agent Agreement. All of Paying Agent’s fees and expenses shall be borne by Parent. On the Closing Date, at or promptly following the Closing, Parent shall transfer, by wire transfer of immediately available funds to (x) the Paying Agent for exchange in accordance with this Article II, the cash portion of the Total Merger Consideration payable at the Closing to (i) the Stockholders pursuant to Section 2.1(a) in exchange for shares of Company Capital Stock outstanding as of immediately prior to the First Effective Time, (ii) the Company Warrantholders pursuant to Section 2.1(c) in exchange for the cancellation and extinguishment of the Company Warrants outstanding as of immediately prior to the First Effective Time, and (iii) the Company Vested Optionholders that are not employees of the Company pursuant to Section 2.1(b) in exchange for Vested Company Options outstanding as of immediately prior to the First Effective Time, and (y) the Company, the cash portion of the Total Merger Consideration payable at the Closing to the Company Vested Optionholders that are employees of the Company pursuant to Section 2.1(b) in exchange for Vested Company Options outstanding as of immediately prior to the First Effective Time. The Company shall pay any amounts received by it pursuant to clause (y) of this Section 2.2, less applicable withholding Taxes, to the respective Company Vested Optionholder on the next regularly scheduled payroll date after the Closing Date. Section 2.3 Payment and Share Issuance Procedures. (a) (i) As promptly as practicable following the date hereof, and in any event no later than two (2) Business Days prior to the distribution of the Exchange Documents by the Paying Agent, or at a later time as may be agreed between Parent and the Company, the Company shall deliver or cause to be delivered to the Paying Agent and Parent such information reasonably required by Parent and the Paying Agent to initiate the document solicitation process as described in this Section 2.3(a)(iii) (the “Required Information”), (ii) as promptly as practicable following receipt of the Required Information, and in any event within two (2) Business Days thereafter, or at a later time as may be agreed between Parent and the Company, Parent shall cause the Paying Agent to set up the Paying Agent’s electronic platform which allows the applicable Securityholders to complete their Exchange Documents electronically and (iii) as promptly as practicable following receipt of the Required Information, and in any event within two (2) Business Days thereafter, or at a later time as may be agreed between Parent and the Company, Parent shall cause the Paying Agent to send an email (x) to each Stockholder, (y) to each Company Vested Optionholder and (z) to each Company Warrantholder, in each case at the email address for such Person set forth in the Required Information, to invite such Person to register and log into the Paying Agent’s electronic platform to complete electronically a Letter of Transmittal, as necessary, and other required Exchange Documents. (b) As promptly as practicable following receipt by the Paying Agent of a Letter of Transmittal (in the case of Stockholders) and any other documents (including the Investor Questionnaire) that Parent or the Paying Agent may reasonably require in connection therewith (collectively, the “Exchange Documents”), duly completed and validly executed in accordance

8 with the instructions thereto, but for the avoidance of doubt in no event prior to the Second Effective Time, (i) Parent shall cause (A) the Paying Agent to pay to each Stockholder the cash amount payable to such holder at the Closing pursuant to Section 2.1(a), in each case, as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude such holder’s contribution to the Holdback Amount as set forth on the Allocation Schedule), and (B) the Paying Agent, in its capacity as Parent’s transfer agent, to issue to each Stockholder the number of shares of Parent Common Stock issuable to such holder at the Closing pursuant to Section 2.1(a), as applicable, as set forth opposite such holder’s name on the Allocation Schedule, (ii) Parent shall cause (A) the Company to pay to each Company Vested Optionholder, on the next regularly scheduled payroll date after the Closing Date, the cash portion of the Total Merger Consideration payable to such holder pursuant to Section 2.1(b) as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude any applicable withholding Taxes and such holder’s contribution to the Holdback Amount as set forth on the Allocation Schedule), and (B) the Paying Agent, in its capacity as Parent’s transfer agent, to issue to the Company Vested Optionholders the number of shares of Parent Common Stock issuable to such holder pursuant to Section 2.1(b), as set forth opposite such holder’s name in the Allocation Schedule, and (iii) Parent shall cause (A) the Paying Agent to pay to the Company Warrantholders the cash amount payable to such holder pursuant to Section 2.1(c), as set forth opposite such holder’s name in the Allocation Schedule (such amount, for the avoidance of doubt, to exclude such holder’s contribution to the Holdback Amount as set forth on the Allocation Schedule), and (B) the Paying Agent, in its capacity as Parent’s transfer agent, to issue to the Company Warrantholders the number of shares of Parent Common Stock issuable to such holder pursuant to Section 2.1(c), as set forth opposite such holder’s name in the Allocation Schedule. (c) At any time following the date that is one (1) year following the Second Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent (or its designated successor or assign) all cash amounts that have been deposited with the Paying Agent pursuant to Section 2.2, and not disbursed to the Securityholders pursuant to this Section 2.3 (as well as any and all interest thereon or other income or proceeds thereof), and thereafter the Securityholders shall be entitled to look only to Parent as general creditors thereof with respect to any and all cash amounts that may be payable to such holders pursuant to Section 2.3(b) upon the due surrender of duly executed Exchange Documents in the manner set forth in Section 2.3(b). No interest shall be payable to the Securityholders for the cash amounts delivered to Parent pursuant to the provisions of this Section 2.3(c) and which are subsequently delivered to the Securityholders. (d) Notwithstanding anything to the contrary in this Section 2.3, none of Parent, the Paying Agent, the Surviving Corporation, or the Surviving LLC shall be liable to any Person for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Total Merger Consideration that remains unclaimed immediately prior to the date on which it would otherwise become subject to any abandoned property, escheat or similar Law shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. (e) Notwithstanding anything to the contrary in this Agreement, in the event that there are more than thirty-five (35) Stockholders who are not Accredited Investors based on their

9 completed Investor Questionnaire (an “Unaccredited Investor”), the Company shall update the Allocation Schedule prior to the Closing Date such that (i) either (A) each Unaccredited Investor or (B) a list of Unaccredited Investors mutually agreed by the Company and Parent (provided that the Stockholders not included on such list will not include greater than thirty-five (35) Unaccredited Investors), shall receive an additional portion of the Cash Consideration in lieu of the shares of Parent Common Stock otherwise payable to such Unaccredited Investor pursuant to the terms hereof and the shares of Parent Common Stock otherwise payable to such Unaccredited Investor shall be re-allocated to the other Securityholders, (ii) the portion of the Cash Consideration otherwise payable to each Securityholder that is an Accredited Investor shall be, proportionally, decreased and (iii) the number of shares of Parent Common Stock otherwise payable to each Securityholder that is an Accredited Investor shall be, proportionally, increased to account for the adjustments in clause (i). The Company and Parent shall reasonably agree in good faith on the foregoing adjustments to the Cash Consideration and number of shares of Parent Common Stock issued in the Mergers to account for the Unaccredited Investors as contemplated by this Section 2.3(e). For the avoidance of doubt, any adjustment pursuant to this Section 2.3(e) shall not change the Total Merger Consideration, the Cash Consideration or the Aggregate Parent Stock Value payable by Parent to the Securityholders hereunder. Section 2.4 Dissenting Shares. (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock that are issued and outstanding immediately prior to the First Effective Time and with respect to which the Stockholder thereof has properly demanded appraisal rights in accordance with Section 262 of the DGCL, and who has not effectively waived, withdrawn or lost such holder’s appraisal rights under the DGCL (collectively, the “Dissenting Shares”), shall not be converted into or represent the right to receive the payments set forth in Section 2.1, but such Stockholder shall only be entitled to such rights as are provided by the DGCL. From and after the First Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights of a stockholder of the Surviving Corporation. Notwithstanding the provisions of this Section 2.4, if any holder of Dissenting Shares shall effectively waive, withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under the DGCL, then, as of the later of the First Effective Time and the occurrence of such event, such holder’s shares shall automatically be cancelled and converted into and represent only the right to receive such Stockholder’s portion of the Total Merger Consideration for its Company Capital Stock, as applicable, set forth in Section 2.1, without interest thereon, and subject to the Holdback Amount provisions set forth in Section 2.1, upon the delivery of duly executed Exchange Documents in the manner set forth in Section 2.3(b). (b) The Company shall give Parent (i) prompt notice of any written demand (or any oral demand that the Company becomes aware of) for appraisal or dissenters’ rights received by the Company pursuant to the applicable provisions of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any Stockholder with respect to such demands shall be submitted to Parent in advance and shall not be presented to any Stockholder prior to the Company receiving Parent’s prior written consent.

10 Section 2.5 Further Assurances. If at any time after the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation or the Surviving LLC with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub 1, Merger Sub 2, and the officers, directors and managers (as applicable) of the Company, Parent, Merger Sub 1 and Merger Sub 2 are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action. Section 2.6 Post-Closing Reconciliation. (a) At least five (5) Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a statement (the “Estimated Closing Statement”) that shall set forth its good faith calculation of (i) the estimated Closing Indebtedness, (ii) the estimated Closing Cash Amount, (iii) the estimated Closing Transaction Expenses, (iv) the Total Merger Consideration calculated based on such estimated amounts (the “Estimated Total Merger Consideration”) (including the component pieces thereof), and (v) a schedule setting forth (A) each Securityholder, (B) the Per Share Capital Stock Stock Consideration, Per Share Capital Stock Cash Consideration, Per Share Option Stock Consideration, Per Share Option Cash Consideration, Per Share Warrant Stock Consideration and Per Share Warrant Cash Consideration, as applicable, to which each Securityholder is entitled under this Agreement, (C) the Per Share Holdback Amount, and (D) the Pro Rata Share of each Securityholder (such schedule as contemplated by this clause (v), the “Allocation Schedule”), in each case, accompanied by reasonably detailed back-up for such calculations. The Company shall prepare the Estimated Closing Statement in accordance with the applicable definitions in this Agreement. The Allocation Schedule shall be prepared in accordance with the Certificate of Incorporation, the Company Equity Plan, the Company Warrant Agreements and any other Contract of the Company. The Company shall make available to Parent and its Representatives the books and records used in preparing the Estimated Closing Statement and reasonable access to employees of the Company involved in the preparation of the Estimated Closing Statement, as Parent may reasonably request in connection with its review of the Estimated Closing Statement. The Company shall cooperate in good faith to facilitate Parent’s and its Representatives’ review of the Estimated Closing Statement and shall consider in good faith reasonable comments provided by Parent with respect to the Estimated Closing Statement. The Company may (but is not required to) revise the Estimated Closing Statement prior to the Closing to reflect any comments from Parent and to make any other changes thereto required to update or correct the information set forth therein. Notwithstanding the foregoing, in no event will any of Parent’s rights be considered waived, impaired or otherwise limited as a result of Parent not making an objection prior to the Closing or Parent making an objection that is not fully implemented in a revised Estimated Closing Statement, as applicable. The Parties agree that the Paying Agent, Parent, the Surviving Corporation and the Surviving LLC shall be entitled to rely on information set forth on the Allocation Schedule in making or causing to be made payments under this Article II and none of the Paying Agent, Parent, the Surviving Corporation nor the Surviving LLC shall be responsible or liable for the calculations or the determinations regarding such calculations set forth therein. (b) As soon as reasonably practicable after the Closing Date, and in any event within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Holder

11 Representative a statement (the “Post-Closing Statement”) that shall set forth its calculation of (i) the Closing Indebtedness, (ii) the Closing Cash Amount, (iii) the Closing Transaction Expenses and (iv) the Total Merger Consideration calculated based on such amounts (including the component prices thereof), in each case, accompanied by reasonably detailed back-up documentation for such calculations. Parent shall prepare the Post-Closing Statement in accordance with the applicable definitions in this Agreement. The Holder Representative shall notify Parent in writing (the “Notice of Adjustment Disagreement”) within thirty (30) days of the Holder Representative’s receipt of the Post-Closing Statement (the “Adjustment Review Period”) if the Holder Representative disagrees with any portion of the Post-Closing Statement. During the Adjustment Review Period, Parent will make available to the Holder Representative and its Representatives copies of Parent’s working papers and the working papers of Parent’s independent accountants, if any, relating to the preparation of the Post-Closing Statement and the calculations set forth therein after signing a customary confidentiality and non-reliance agreement relating to such access to working papers in form and substance reasonably acceptable to Parent’s independent accountants, as well as the relevant books and records of the Company, and Parent shall cause the Surviving Corporation, the Surviving LLC and their respective Representatives to use commercially reasonable efforts to assist the Holder Representative and its Representatives in their reasonable review of the Post-Closing Statement. The Notice of Adjustment Disagreement shall set forth in reasonable detail the basis for such disagreement, the amounts involved and the Holder Representative’s proposed adjustments to the Post-Closing Statement with reasonably detailed supporting documentation. If a Notice of Adjustment Disagreement is not delivered by the Holder Representative to Parent on or prior to the expiration date of the Adjustment Review Period, then the Post-Closing Statement and all amounts set forth therein shall be deemed to have been accepted by the Holder Representative and shall become final and binding upon the Parties and the Securityholders for all purposes under this Agreement. If the Notice of Adjustment Disagreement is timely delivered by the Holder Representative to Parent on or prior to the expiration of the Adjustment Review Period, then any component of the Post-Closing Statement which is not disputed in such Notice of Adjustment Disagreement shall become final and binding upon the Parties and the Securityholders for all purposes under this Agreement. During the thirty (30) days immediately following the delivery of a Notice of Adjustment Disagreement (the “Adjustment Resolution Period”), if any, the Holder Representative and Parent shall seek in good faith to resolve any disagreement that they may have with respect to the matters specified in the Notice of Adjustment Disagreement. Any items agreed to by the Holder Representative and Parent in a written agreement executed and delivered by each of the Holder Representative and Parent, together with any items not disputed or objected to by the Holder Representative in the Notice of Adjustment Disagreement, are collectively referred to herein as the “Resolved Matters.” If at the end of the Adjustment Resolution Period, the Parties have been unable to resolve any differences they may have with respect to the matters specified in the Notice of Adjustment Disagreement, the Holder Representative and Parent, or either of them, shall refer all matters in the Notice of Adjustment Disagreement other than the Resolved Matters (the “Unresolved Matters”) to an independent accounting firm of national reputation in the United States jointly selected by the Holder Representative and Parent, each acting reasonably and in good faith (such jointly selected accounting firm, the “Independent Accountant”). Within thirty (30) days after the submission of such matters to the Independent Accountant, the Independent Accountant, acting as an expert and not as an arbitrator, will make a final determination, binding on the Parties for all purposes

12 under this Agreement, of the appropriate amount of each of the Unresolved Matters. All submissions to the Independent Accountant shall be in writing, with a copy to the Company or the Holder Representative, as applicable, with no oral or ex parte submissions permitted. With respect to each Unresolved Matter, such determination, if not in accordance with the position of either the Holder Representative or Parent, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by the Holder Representative in the Notice of Adjustment Disagreement or Parent in the Post-Closing Statement with respect to such Unresolved Matter. For the avoidance of doubt, the Independent Accountant shall not review any line items in the Post-Closing Statement or make any determination with respect to any matter other than the Unresolved Matters. During the review by the Independent Accountant, Parent and the Holder Representative shall each make available to the Independent Accountant such individuals and such information, books, records and work papers, as may be reasonably required by the Independent Accountant to fulfill its obligations under this Section 2.6(b); provided, that the independent accountants of Parent or the Company shall not be obligated to make any working papers available to the Independent Accountant unless and until the Independent Accountant has signed a customary confidentiality and indemnification agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. The terms of appointment and engagement of the Independent Accountant shall be as reasonably agreed upon between Parent and the Holder Representative, and any fees and expenses of the Independent Accountant shall initially be borne fifty percent (50%) by Parent and fifty percent (50%) by the Holder Representative (on behalf of the Securityholders); provided, that such fees and expenses of the Independent Accountant shall ultimately be borne by Parent and the Holder Representative (on behalf of the Securityholders) based on the inverse of the percentage that the Independent Accountant’s resolution of the disputed items covered by such Notice of Adjustment Disagreement (before such allocation) bears to the total amount of such disputed items as originally submitted to the Independent Accountant (for example, if the total amount of such disputed items as originally submitted to the Independent Accountant equals $1,000 and the Independent Accountant awards $600 in favor of the Holder Representative’s position, 60% of the fees and expenses of the Independent Accountant would be borne by Parent and 40% of the fees and expenses of the Independent Accountant would be borne by the Holder Representative (on behalf of the Securityholders)). (c) The “Final Closing Statement” shall be (i) in the event that no Notice of Adjustment Disagreement is delivered by the Holder Representative to Parent prior to the expiration of the Adjustment Review Period, the Post-Closing Statement delivered by Parent to the Holder Representative pursuant to Section 2.6(b), (ii) in the event that a Notice of Adjustment Disagreement is delivered by the Holder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Holder Representative are able to agree on all matters set forth in such Notice of Adjustment Disagreement, the Post-Closing Statement delivered by Parent to the Holder Representative pursuant to Section 2.6(b) as adjusted pursuant to the written agreement executed and delivered by Parent and the Holder Representative or (iii) in the event that a Notice of Adjustment Disagreement is delivered by the Holder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Holder Representative are unable to agree on all matters set forth in such Notice of Adjustment Disagreement, the Post-Closing Statement delivered by Parent to the Holder Representative pursuant to Section 2.6(b) as adjusted by the Independent Accountant to be consistent with the Resolved Matters and the final determination of the Independent Accountant

13 of the Unresolved Matters in accordance with Section 2.6(b). The date on which the Final Closing Statement is finally determined in accordance with this Section 2.6(c) is hereinafter referred to as the “Determination Date.” The Final Closing Statement and all amounts set forth therein shall be final and binding upon the Parties and the Securityholders for all purposes under this Agreement. (d) If the Total Merger Consideration set forth in the Final Closing Statement (as finally determined in accordance with this Section 2.6) is less than the Estimated Total Merger Consideration set forth in the Estimated Closing Statement (after giving effect to any revisions thereto in accordance with Section 2.6(a)) (such difference, the “Post-Closing Deficit Amount”), then Parent shall promptly (but in all events within five (5) Business Days after the Determination Date), transfer, by wire transfer of immediately available funds, an aggregate amount equal to the Holdback Amount minus the absolute value of the Post-Closing Deficit Amount, if any, to the Paying Agent for further distribution to the Securityholders pursuant to Section 2.1(a), Section 2.1(b) and Section 2.1(c), as applicable; provided, that as a condition to Parent’s and Paying Agent’s obligation to make such distributions, the Holder Representative shall first deliver to Parent an updated Allocation Schedule setting forth the portion of the remaining Holdback Amount to be distributed to each Securityholder. Notwithstanding any other term of this Agreement, in no event shall the Securityholders have any liability for the Post- Closing Deficit Amount in excess of the Holdback Amount, even if the Estimated Total Merger Consideration exceeds the Total Merger Consideration by an amount that is greater than the Holdback Amount, and Parent’s sole recourse for any Post-Closing Deficit shall be to retain all or the relevant portion of the Holdback Amount. (e) If the Total Merger Consideration set forth in the Final Closing Statement (as finally determined in accordance with this Section 2.6) is greater than or equal to the Estimated Total Merger Consideration set forth in the Estimated Closing Statement (after giving effect to any revisions thereto in accordance with Section 2.6(a)) (such difference, if any, the “Post- Closing Excess Amount”), then Parent shall promptly (but in all events within five (5) Business Days after the Determination Date) pay an amount equal to (i) the Post-Closing Excess Amount (if any) plus (ii) the Holdback Amount in cash to the Paying Agent for further distribution to the Securityholders, pursuant to Section 2.1(a), Section 2.1(b) and Section 2.1(c), as applicable; provided, that as a condition to Parent’s and Paying Agent’s obligation to make such payments, the Holder Representative shall first deliver to Parent an updated Allocation Schedule setting forth the portion of the Post-Closing Excess Amount payable to each Securityholder. Notwithstanding any other term of this Agreement, in no event shall Parent be obligated to pay, with respect to the Post-Closing Excess Amount, an aggregate amount in excess of the Holdback Amount, even if the Total Merger Consideration exceeds the Estimated Total Merger Consideration by an amount that is greater than the Holdback Amount, and neither the Securityholders nor the Holder Representative shall have any recourse against Parent, the Surviving Corporation, the Surviving LLC or any other Person to recover such amount that is greater than the amount of the Holdback Amount. (f) Parent, the Surviving Corporation, the Surviving LLC and the Paying Agent shall be entitled to conclusively rely upon the updated Allocation Schedule delivered by the Holder Representative, including with respect to whether any individual Securityholder received the appropriate portion of any entitlement to the payments contemplated by this Article II or any

14 other distributions hereunder, and in no event will Parent, the Surviving Corporation, the Surviving LLC or any of their Affiliates have any liability to any Person on account of payments or distributions made in accordance with the updated Allocation Schedule delivered by the Holder Representative. (g) Any payment made pursuant to this Section 2.6, to the maximum extent permitted by applicable Law, shall be treated for all income and other applicable Tax purposes as an adjustment to the Total Merger Consideration. Section 2.7 Equitable Adjustments. If at any time during the Pre-Closing Period, any change in the outstanding shares of Parent Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, any number or amount contained in this Agreement which is based on the price of Parent Common Stock or the number of shares of Parent Common Stock shall be equitably adjusted to the extent necessary to provide the recipients the same economic effect with respect to the Parent Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or stock dividend thereon. Section 2.8 Withholding Taxes and Other Amounts. The Company, Parent, and their respective Affiliates and representatives, as applicable, and the Paying Agent and any other applicable withholding agent (each, a “Withholding Agent”), shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under any applicable Laws; provided, that Parent shall (x) notify the Company (if prior to the Closing) or the applicable payee(s) (if following the Closing), as applicable, in writing at least five (5) Business Days prior to any Withholding Agent making any such deduction or withholding (other than in the case of (i) any withholding on payments in the nature of compensation for services, or (ii) any withholding required due to (A) any Securityholder’s failure to provide a properly completed IRS Form W-9, or the appropriate version of IRS Form W-8, as applicable, with the Letter of Transmittal, or (B) the Company’s failure to deliver any document required by Section 6.1(b)(v)(G)) and (y) cooperate in good faith with such Person to minimize or eliminate such withheld amounts to the extent permitted under applicable Law. To the extent such amounts are so deducted or withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Section 2.9 Parent Common Stock. (a) The shares of Parent Common Stock issuable pursuant to this Agreement are intended to be issued pursuant to one or more exemptions from registration under the Securities Act, including those under Regulation D under the Securities Act (“Regulation D”) and/or Regulation S under the Securities Act (“Regulation S”), and the exemption from qualification under applicable United States securities Laws. The Company shall assist Parent as reasonably requested by Parent to comply with applicable United States securities Laws relating to the Transactions.

15 (b) To the extent that any Stockholder that may receive Parent Common Stock pursuant to this Agreement is an Unaccredited Investor or otherwise does not have such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the prospective investment in Parent Common Stock (as contemplated by Rule 506(b)(2)(ii) under the Securities Act), the Company shall retain, as promptly as practicable and in any event within two (2) Business Days following the date hereof, a Person to act as a Purchaser Representative (as defined in Rule 501(a) of the Securities Act) (the “Purchaser Representative”) for such Stockholder such that such Stockholder, together with the Purchaser Representative, is capable of evaluating the merits and risks of the prospective investment in Parent Common Stock. The Company shall obtain an executed Purchaser Representative Agreement in substantially the form attached hereto as Exhibit C (the “Purchaser Representative Agreement”) and such other written consent of any such Stockholder to the effect that such Purchaser Representative (that, with such Stockholder, would allow such Stockholder to have such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the prospective investment in Parent Common Stock) shall act as the Purchaser Representative for such Stockholder. Prior to the Closing, the Company shall provide each Stockholder that is an Unaccredited Investor the opportunity to consult with the Purchaser Representative and, with respect to Stockholders that are Unaccredited Investors, such opportunity shall be prior to the execution and delivery of the Letter of Transmittal or any other agreement to acquire Parent Common Stock, such that the requirements for a valid private placement under Regulation D shall be met. (c) Each book-entry entitlement representing Parent Common Stock (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) issued or issuable to or held by the Securityholders in accordance with the terms hereof shall bear the following legend (in addition to any other legends required by applicable Law or Parent’s organizational documents): THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR ENCUMBERED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR OTHER ENCUMBRANCE IS IN COMPLIANCE THEREWITH. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to such exceptions as are disclosed in the section, subsection or subclause of the disclosure schedule supplied by the Company to Parent on the date hereof (the “Disclosure Schedule”) corresponding to the specifically identified section, subsection or subclause of the representations and warranties contained in this Article III (or any other section, subsection or subclause of this Article III solely if and to the extent that it is reasonably apparent on the face of such disclosure that it applies to such other section, subsection or subclause of this Article III

16 without reference to the documents referenced therein), the Company hereby represents and warrants to Parent and Merger Subs as follows: Section 3.1 Organization and Good Standing. (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power, authority and qualifications to own, lease and operate its assets and properties and to carry on its business as currently conducted. The Company is and has been duly qualified, licensed or registered to do business and is in good standing (or the equivalent) as a foreign company in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification, license or good standing necessary to the Company’s business as currently conducted, except where the failure to be so qualified, licensed, registered or in good standing has not been, and would not reasonably be expected to be, material to the Company. The Company has made available true and correct copies of its certificate of incorporation (the “Certificate of Incorporation”), bylaws, Amended and Restated Investors’ Rights Agreement, Amended and Restated First Refusal and Co-Sale Agreement and Amended and Restated Voting Agreement, and any side letters with Securityholders or other similar Contracts relating to the organization, governance or economic rights with respect to the Company, in each case as amended prior to the date hereof and validly adopted and approved and in full force and effect as of the date hereof (collectively, the “Governing Documents”). The Company Board has not approved any amendment to any of the Governing Documents that is not yet effected. The Company is not in violation of any of the provisions of its Governing Documents. (b) The Company neither has any Subsidiaries, nor does the Company own any voting or equity interests in any Person. Section 3.2 Authority and Enforceability. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Transactions, subject, in the case of the consummation of the Merger, to receipt of the Written Consent. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate or other action is required on the part of the Company to authorize this Agreement and any Related Agreements to which the Company is a party or to consummate the Transactions, subject, in the case of the consummation of the Merger, to receipt of the Written Consent. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (x) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, the relief of debtors and enforcement of creditors’ rights in general and (y) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity (collectively, the “Enforceability Limitations”). Other than obtaining the affirmative vote of (i) the holders of not less than a majority of the then outstanding shares of Company Common Stock and, on an as-converted to Company Common Stock basis, Company

17 Preferred Stock (voting together as a single class) and (ii) the holders of not less than 70% of the Company Preferred Stock (voting together as a single class) ((i) and (ii) collectively, the “Required Stockholder Vote”), no vote of the Securityholders is required under the Governing Documents or the DGCL, in each case, in connection with the execution or delivery by the Company of this Agreement or the Related Agreements to which it is (or will be) a party, the performance of its obligations hereunder or thereunder or the consummation of the Mergers and the other Transactions. The Written Consent (i) shall not be executed by any Person that is an Unaccredited Investor, (ii) shall effect the adoption of this Agreement and approval of the Mergers and other Transactions by the Stockholders in accordance with the DGCL and (iii) shall constitute the Required Stockholder Vote and, when effective, shall fully satisfy any and all requirements for consents, votes or approvals by the holders of any classes or series of Company Capital Stock or any other equity or voting interests of the Company that are necessary for the Company to execute and deliver this Agreement or the other Related Agreements to which it is (or will be) a party, to perform its obligations hereunder and thereunder and to consummate the Mergers and the other Transactions. The consummation of the Mergers shall constitute a “Liquidation Event” (as defined in the Certificate of Incorporation) pursuant to which each holder of Preferred Stock shall be deemed to have converted such holder’s Preferred Stock to Common Stock immediately prior to the Mergers as contemplated by Article IV(B)(2)(c) of the Certificate of Incorporation. The Company, the Company Board and the Stockholders have taken all actions such that the restrictive provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder” or other similar anti-takeover statute or regulation, and any anti-takeover provision in the Governing Documents shall not be applicable to any of Parent, the Company, the Surviving Corporation or the Surviving LLC or to the execution, delivery or performance of the Transactions, including the consummation of the Merger. Section 3.3 Governmental Approvals and Consents. No consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the Transactions, except for (a) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) consents, approvals, orders, authorizations, actions, registrations, declarations or filings in connection with Company Authorizations, which are the subject of Section 3.17, (c) in connection with or in compliance with the Hart-Scott-Rodino Act of 1976 (the “HSR Act”), and (d) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made have not been, and would not be reasonably be expected to be, material to the Company, or to prevent or materially impede or delay the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Related Agreements to which the Company is a party. Section 3.4 No Conflicts. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the Transactions, including the Merger, will not conflict with or result in any breach, violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or loss of any

18 benefit under, or require any notice, consent, waiver, or approval under (a) any provision of the Governing Documents, (b) any Contract, or (c) provided that HSR Approval been obtained, any Law or Order applicable to the Company or any of its properties or assets (whether tangible or intangible), other than in the case of clauses (b) and (c), (x) as have not been, and would not be reasonably expected to be, individually or in the aggregate, material to the Company or (y) as would not reasonably be expected to prevent or materially impede or delay the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Related Agreements to which the Company is a party. Section 3.5 Company Capital Structure. (a) The authorized capital shares of the Company consist of (i) 55,000,000 shares of Company Common Stock and (ii) 35,197,410 shares of Company Preferred Stock, of which the Company has the following authorized designated series: (A) 13,147,393 shares of Company Series A Preferred Stock and (B) 22,050,017 shares of Company Series B Preferred Stock. As of the date hereof, there are a total of (x) 10,372,536 shares of Company Common Stock issued and outstanding and (y) 34,883,454 shares of Company Preferred Stock issued and outstanding, of which: (1) 13,147,393 shares of Company Series A Preferred Stock are issued and outstanding and (2) 21,736,061 shares of Company Series B Preferred Stock are issued and outstanding. As of the date hereof, the Company Capital Stock are held by the Persons and in the amounts set forth in Section 3.5(a) of the Disclosure Schedule which further sets forth for each such Person the number of shares held. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to any Liens, outstanding subscriptions, “put” or “call” rights or preemptive rights created by Law, the Governing Documents or any Contract to which the Company is a party or by which it is bound. (b) All outstanding Company Securities have been allotted and issued or repurchased in compliance with the Governing Documents, Company Equity Plan, Company Warrant Agreements or any other Contract of the Company and all applicable Laws, and were issued, transferred and repurchased in accordance with any applicable right of first refusal, preemptive right or similar right or limitation. There are no declared or accrued but unpaid dividends with respect to any Company Capital Stock. The Company has no other capital shares authorized, allotted, issued or outstanding as of the date hereof. No holder of Company Capital Stock that is outstanding and unexercised prior to the Closing will be entitled, upon the consummation of the Transactions, to consideration in respect of such Company Capital Stock in excess of the amount determined in accordance with this Agreement. (c) As of the date hereof, there are 8,745,315 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Options granted under the Company Equity Plan, and 446,667 shares of Company Common Stock reserved and available for grants under the Company Equity Plan. Other than the Company Equity Plan, the award agreements issued thereunder the Company has never adopted, sponsored or maintained any share option plan or any other plan or Contract providing for equity-related compensation to any person (whether payable in shares, cash or otherwise). (d) Each Company Option was granted in accordance with the terms of the Company Equity Plan and in compliance with all applicable Laws, and no Company Option is subject to

19 Section 409A of the Code. All Company Options have an exercise price per share of Company Common Stock that may be purchased thereunder that was not less than the “fair market value” of such Company Common Stock on the date of grant, as determined in accordance with the terms of the Company Equity Plan and, to the extent applicable, Sections 409A and 422 of the Code. (e) As of the date hereof, there are no outstanding loans or Indebtedness to or from, on the one hand, the Company and on the other hand, any of the Stockholders or any other holders of Company Securities. True and correct copies of all Contracts relating to or issued in connection with the Company Options have been made available and such Contracts have not been amended, modified or supplemented, and there are no agreements or understandings in effect to amend, modify or supplement such Contracts from the forms thereof made available. (f) As of the date hereof, there are 183,515 shares of Company Series B Preferred Stock that are subject to outstanding Company Warrants. Section 3.5(f) of the Disclosure Schedule sets forth, as of the date hereof, a true and correct list of the following information with respect to each outstanding Company Warrant: the number (and type or series) of shares of Company Capital Stock subject to such Company Warrant; the date of issuance; and the term and exercise price per share of such Company Warrant. True and correct copies of each Company Warrant (including executed copies of all Contracts relating to each Company Warrant and the Company Preferred Stock purchased under such Company Warrant) (collectively, the “Company Warrant Agreements”) as of the date hereof have been provided to Parent, and such Company Warrants and Contracts have not, as of the date hereof, been amended, modified or supplemented since being provided to Parent, and, as of the date hereof, there are no agreements, understandings or commitments to amend, modify or supplement such Company Warrants or Contracts in any case from those provided to Parent. All Company Warrants granted by the Company were granted in compliance with all applicable Laws and all requirements set forth in the Governing Documents. (g) As of the date hereof, there are outstanding the Company SAFEs set forth on Section 3.5(g) of the Disclosure Schedule. True and correct copies of each Company SAFE as of the date hereof have been provided to Parent, and such Company SAFEs have not, as of the date hereof, been amended, modified or supplemented since being provided to Parent, and, as of the date hereof, there are no agreements, understandings or commitments to amend, modify or supplement such Company SAFEs. All Company SAFEs were entered into by the Company in compliance with all applicable Laws and the Governing Documents. (h) Except for the Company Options, the Company Warrants, and the Company SAFEs, as of the date hereof, there are no options, warrants, calls, rights, derivatives, convertible securities, convertible indebtedness, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any capital stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, derivative, convertible security, convertible indebtedness, commitment or agreement for capital stock. There are no outstanding or authorized share appreciation, phantom share, profit participation, or other similar rights with respect to the Company (whether payable

20 in shares, cash or otherwise). Except as contemplated by the Governing Documents, (i) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting share of the Company to which the Company is a party, and (ii) there are no agreements relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale/“tag- along” rights or “drag-along” rights) of any Company Capital Stock to which the Company is a party. (i) Section 3.5(i) of the Disclosure Schedule sets forth all Indebtedness of the type set forth in clauses (i) through (iv) of the definition thereof of the as of the date hereof, including the amount of such Indebtedness, and the Person to whom such Indebtedness is owed. The Company has made available a true and correct copy of each Contract or other instrument evidencing such Indebtedness, in each case, as of the date hereof. With respect to each such item of Indebtedness, the Company is not in default and no payments are past due. (j) Other than this Agreement, the Company Options, Company Warrants, or Company SAFEs, or as set forth in the Governing Documents, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption, registration, sale or repayment of, or the grant to a person of the right (whether exercisable now or in the future and whether contingent or not) to require the allotment, issue, transfer, redemption, registration, sale or repayment of, a share or loan capital or any other security giving rise to a right over, or an interest in, the capital of the Company (including an option or right of pre-emption or conversion). (k) Section 3.5(k) of the Disclosure Schedule sets forth, as of the date hereof, the Company’s good faith estimate of the Pro Rata Share for each holder of Company Capital Stock, Vested Company Options and Company Warrants as of the date hereof, calculated as if the Closing occurred on the date hereof, in accordance with the Company’s Governing Documents, and assuming that each holder of Vested Company Options and Company Warrants exercises such Vested Company Options and Company Warrants, respectively, to the fullest extent permitted. Section 3.6 Company Financial Statements; Internal Financial Controls. (a) Section 3.6(a) of the Disclosure Schedule sets forth the Company’s (i) (A) audited balance sheet as of December 31, 2023 and December 31, 2024 and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the twelve (12) month periods then ended (the “Year-End Financials”) and (ii) unaudited balance sheet as of September 30, 2025 (the “Balance Sheet Date”), and the related unaudited statements of operations and comprehensive loss, changes in stockholders’ equity, cash flows for the nine (9) months then ended (the “Current Balance Sheet” and, together with the Year-End Financials, the “Financials”). The Financials have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated (except that any unaudited Financials need not contain footnotes and other presentation items that may be required by GAAP which if presented would not materially alter the financial condition or operating results of the Company). The Financials present fairly in all material respects the Company’s financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Current Balance Sheet to normal year-end adjustments, which

21 are not material individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with applicable Laws and accounting requirements and the Financials are consistent in all material respects with such books and records. (b) The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Financials), in accordance with GAAP. Neither the Company nor any Employee, auditor or accountant engaged by the Company has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other Employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any complaint, assertion, claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that could materially and adversely affect the Company’s ability to record, process, summarize and report financial data. There has been no material change in the Company’s accounting policies since January 1, 2023, except as described in the Financials Section 3.7 No Undisclosed Liabilities. The Company does not have any Liability, except for those which (a) have been reflected in the Current Balance Sheet, (b) have arisen in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) are executory performance obligations arising under Contracts to which the Company is a party or otherwise bound, (d) are Closing Transaction Expenses or Closing Indebtedness or (e) are not, and would not reasonably be expected to be, material to the Company, individually or in the aggregate. Section 3.8 No Changes. Since January 1, 2025 through the date hereof, (a) no Company Material Adverse Effect has occurred, (b) the Company has been operated in the ordinary course of business consistent with past practice, and (c) the Company has not taken any action that, if taken as of or after the date hereof, would require the prior written consent of Parent pursuant to Section 5.1(b)(vi), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(xi), Section 5.1(b)(xv), Section 5.1(b)(xix), Section 5.1(b)(xx), and Section 5.1(b)(xxi) and, solely with respect to such foregoing clauses, Section 5.1(b)(xxii). Section 3.9 Tax Matters. (a) Tax Returns and Payments. Each income and other material Tax Return filed or required to be filed by, with respect to, or on behalf of the Company with any Governmental Entity under any applicable Law prior to the Closing Date has been completed and filed and is true, correct and complete in all material respects. All income Taxes and other material Taxes required to be paid (or collected and paid over) under any applicable Law (whether or not shown, or required to be shown, on any Tax Returns) by the Company have been timely paid in full (or collected and paid over, as applicable) or sufficiently provisioned for in the Financials and no unpaid penalties, fines, surcharges or interest have been incurred except as set forth on the Financials.

22 (b) Tax Agreements. The Company has not requested or obtained any private letter ruling or similar ruling from any Governmental Entity with respect to Taxes. (c) Accounts. The Company has established, in the ordinary course of business and consistent with its past practices, adequate reserves substantially in accordance with applicable Laws and accounting standards for the payment of all material Taxes for the period from the date of the Balance Sheet Date through and including the Closing Date. The Company has not incurred any material liability for Taxes since the Balance Sheet Date outside of the ordinary course of business, as adjusted for changes in ordinary course operating results. (d) Enquiries; Claims. No Tax Return of the Company has ever been examined or audited by any Governmental Entity that has not been finally resolved and no such examination or audit is currently proposed in writing by any Governmental Entity or is ongoing. The Company is not a party to any action or proceeding by any Governmental Entity for nonpayment of Taxes nor have they received written notice from such body of any claim for such non- payment of Taxes that has not been finally resolved. The Company has not received from any Governmental Entity any: (i) written notice indicating an intent to open a Tax audit or other similar review; or (ii) written notice of a Tax deficiency or proposed Tax adjustment which has not been finally resolved. No extension or waiver of the limitation period applicable to any Tax Returns of the Company has been granted by or requested from the Company which extension or waiver remains outstanding (other than any automatic extension obtained in the ordinary course of business for which approval of a Governmental Entity is not required). There are no Liens for Taxes upon any of the assets of the Company other than Liens for current Taxes not yet due and payable or for Taxes being contested in good faith through appropriate proceedings and for which proper reserves have been established in accordance with GAAP. The Company has complied in all material respects with its obligations under any abandoned or unclaimed property, escheat or similar laws, including with respect to material reporting and payment obligations pursuant to such Laws. (e) No Other Jurisdictions for Filing Tax Returns. No written claim has ever been made by a Governmental Entity in writing in a jurisdiction where the Company does not currently file a Tax Return of a certain type or pay Taxes of a certain type that the Company is or may be subject to Tax of such type by that jurisdiction. (f) Tax Incentives. The Company is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday, Tax ruling or other Tax reduction agreement or order (each, a “Tax Incentive”), and the consummation of the transactions contemplated by this Agreement would not reasonably be expected to have any material adverse effect on the continued validity and effectiveness of any such Tax Incentive. (g) Change in Accounting Methods; Closing Agreements; Etc. The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting made, or incorrect method of accounting employed, prior to the Closing; (ii) closing or similar written agreement entered into with any Tax authority executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received outside the ordinary course of business

23 prior to the Closing; or (v) any intercompany transactions or excess loss accounts described in U.S. Treasury Regulations under Section 1502 of the Code (or any similar provision of state, territorial, provincial, local or non-U.S. Tax Law) occurring or arising with respect to any transaction prior to the Closing. (h) Secondary Liabilities, Consolidated Groups and Indemnities. The Company has not ever been a member of an affiliated, combined, consolidated or similar group for Tax purposes (other than a group with respect to which the Company is the common parent). The Company is not, nor has it ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, cost sharing, Tax allocation agreement or similar Contract (in each case, other than any commercial Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes). The Company does not have any liability for the Taxes of any Person (other than the Company) under (i) U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of any tax Law), (ii) as a transferee or successor, by Contract (other than any commercial Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes) or (iii) by operation of Law. (i) U.S. Tax Classification. The Company (i) is a domestic entity and (ii) is, and has at all times been since the date of its formation, classified as a C corporation, in each case for U.S. federal income tax purposes. (j) Spin-Off. In the three (3) years prior to the date hereof, the Company has not distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code. (k) Reportable or Listed Transactions. The Company has not engaged in a “listed” transaction, as set forth in U.S. Treasury Regulations Section 1.6011-4(b) or any similar transaction requiring disclosure in accordance with a similar provision of applicable state, local or non-U.S. Law. (l) Withholding. The Company has complied in all material respects with all obligations under applicable Laws relating to the timely collection, payment and withholding of Taxes required to be timely collected, withheld from and paid over to the proper Governmental Entities in connection with payments to the Company’s employees, agents, contractors, nonresidents, equityholders, lenders and other Persons. The Company has complied in all material respects with its obligations pursuant to all requirements of applicable Laws relating to information reporting and other similar filing requirements. (m) U.S. Real Property Holding Corporation. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (n) Intended Tax Treatment. The Company has not taken, does not intend to take, or has not agreed to take any action, not contemplated by this Agreement, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Other than with respect to potential

24 fluctuations in the fair market value of Parent Common Stock following the date hereof until and including the Closing Date, to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Section 3.10 Real Property. (a) Owned and Leased Property. The Company does not own and has not ever owned any real property or is party to any agreement to purchase or sell any real property. Section 3.10(a) of the Disclosure Schedule sets forth, as of the date hereof, a true and correct list of: (i) all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”), and (ii) all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in the Leased Real Property, and all amendments, terminations, guarantees and modifications thereof, including all notices exercising any extension or expansion rights thereunder (the “Lease Agreements”). The Company has made available to Parent a true, correct and complete copy of each such Lease Agreement. Each Lease Agreement is in full force and effect. The Company has good and valid interests in their respective Leased Real Property. The Leased Real Property is in good operating condition and repair sufficient for its current use in all material respects, and no material repairs or alterations are currently required for the conduct of the Company’s current business operations. The Leased Real Property constitutes all of the real property used in connection with the business of the Company. There are no pending or threatened condemnation, eminent domain or similar proceedings affecting the Leased Real Property. (b) Occupation of Leased Property. The Company currently occupies each Leased Real Property, and has not otherwise granted to any third party the current right to occupy such Leased Real Property. (c) Compliance with Leases. The Company has neither sent nor received any notice of default or breach of any Lease Agreement that remains outstanding, and there are no material breaches of any of the Lease Agreements by the Company or, to the Knowledge of the Company, any other party thereto. In the three (3) years prior to the date hereof, the Company has not received any notice that its occupation of or operations on the Leased Real Property violate in any material respect any Law relating to such property or operations thereon. The Company has not received written notice from the applicable landlord that the Company, as tenant under the applicable Lease Agreement, will be required to expend more than $50,000 to remove at the expiration of the applicable Lease Agreement those tenant improvements installed by the Company. In the three (3) years prior to the date hereof, the Company has not received any claim or notice that it has failed to perform in any material respect any of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and no material contingent liability has accrued with respect to such terminated real property leases. The Company is not party to any agreement to pay, nor has the Company received any written demand or claim that the Company is required to pay, any unpaid real estate brokerage commission. The Company has not received any notice of the exercise of any termination of any Lease Agreements. The Company (i) has provided any security deposit or letter of credit that it is required to provide by under the applicable Lease Agreement, (ii) has not

25 received notice that the holder or beneficiary thereof has drawn upon or otherwise applied the proceeds thereof (except to the extent that such draw or proceeds have been replaced) and (iii) has not been notified that any letter of credit held by a landlord under any Lease Agreement has expired or otherwise terminated. (d) Encumbrances. The Company’s interest in the Leased Real Property is not subject to any Liens. (e) Environmental Laws. No Action is pending or, to the Knowledge of the Company, threatened, that alleges a material breach, violation or Liability under Environmental Laws or that relates to the presence, release or exposure to Hazardous Materials in material violation of Environmental Laws, and, to the Company’s Knowledge, there are no current facts or circumstances that are reasonably expected to give rise to material Liability of the Company under Environmental Law. In the past three (3) years, the Company has not manufactured, distributed, disposed of, arranged for the disposal of, transported, released, or exposed any Person to, any Hazardous Material in a manner that is reasonably expected to result in a material Liability pursuant to Environmental Law, and the Company has not caused the release of Hazardous Materials at any real property in a manner that would reasonably be expected to result in a material Liability pursuant to Environmental Law. The Company has made available to Parent all environmental reports, studies or audits in its possession or reasonable control identifying material environmental, health or safety liabilities (to the extent pertaining to Hazardous Materials) with respect to the Company. (f) Notices. Except as it has not been, and would not reasonably be expected to be, material to the Company, the Company has not received any written notice of any (i) outstanding actions, disputes, claims or demands between the Company and any third party (including any landlord or superior landlord) in relation to any of the Leased Real Property; or (ii) outstanding enforcement notice, breach of condition notice, statutory notice or informal notice issued by a government or statutory authority relating to any of the Leased Real Property. Section 3.11 Tangible Property. The Company has good and valid title to, or, in the case of leased or licensed properties and assets, valid leasehold interests or license rights in, all properties and assets, real, personal and mixed, used or held for use by the Company in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet or as would not be, and would not be reasonably be expected to be, individually or in the aggregate, material to the Company. All such items of property are (a) adequate in all material respects for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted and (b) in good operating condition in all material respects, subject to normal wear and tear. Section 3.12 Intellectual Property and Data Privacy. (a) Disclosures. (i) Section 3.12(a)(i) of the Disclosure Schedule sets forth, as of the date hereof, a true and correct list of: (A) each item of Registered IP owned or purported to be owned by, or exclusively licensed to, the Company (“Registered Company IP”); (B) the record owner,

26 and if different, the legal owner and beneficial owner, of such item of Registered Company IP; (C) the jurisdiction in which such item of Registered Company IP has been registered or filed; (D) the applicable application, registration or serial number; (E) the applicable application or filing dates and issuance or registration dates; (F) the status of such item of Registered Company IP; and (G) for each domain name registration, the applicable domain name registrar, the expiration date for the registration, and name of the registrant. (ii) Section 3.12(a)(ii) of the Disclosure Schedule sets forth, as of the date hereof, a true and correct list of each Inbound License, other than: (A) Contracts entered into on Standard Form IP Contracts without material modification; (B) non-exclusive licenses to generally commercially available unmodified software (including licenses to such software so made available on a SaaS basis) on standard, commercially reasonable terms; (C) licenses to Open Source Software; (D) Contracts where the only licenses granted are (1) ancillary licenses or grants of rights with respect to feedback or suggestions that the counterparty provides to the Company with respect to Company Product or (2) ancillary licenses or grants of rights with respect to trademark(s) of the counterparty for inclusion on the Company’s published customer lists (or the Company’s similar promotional purposes) and (E) non-disclosure agreements that do not contain express license grants, covenants not to sue, or other similar rights with respect to Intellectual Property Rights. (iii) Section 3.12(a)(iii) of the Disclosure Schedule sets forth, as of the date hereof, a true and correct list of each Outbound License, other than: (A) Contracts entered into on Standard Form IP Contracts without material modification; (B) Contracts where the only rights with respect to Intellectual Property Rights granted are non-exclusive licenses to customers of the Company to use Company Products purchased from the Company on substantially similar terms to the applicable Standard Form IP Contracts; (C) Contracts where the only licenses granted are (1) grants of rights to feedback or suggestions that the Company provides to the counterparty with respect to the counterparty’s product or service, (2) ancillary licenses or grants of rights with respect to trademark(s) of the Company for inclusion on the counterparty’s published customer lists (or similar promotional purposes), or (3) non-exclusive licenses or grants of rights to vendors and suppliers of the Company that are incidental to the transaction contemplated in such Contract solely to enable the applicable supplier to perform its obligations under such Contract for the benefit of the Company; and (D) non-disclosure agreements that do not contain express license grants, covenants not to sue, or other similar rights with respect to Intellectual Property Rights. (b) Standard Form IP Contracts. The Company has made available to Parent a true and correct copy of each Standard Form IP Contract. (c) Ownership Free and Clear. Except as set forth in Section 3.12(c) of the Disclosure Schedule, the Company solely and exclusively owns all right, title and interest to and in all Company Owned IP, free and clear of all Liens. Without limiting the generality of the foregoing: (i) each Employee or other service provider of the Company that has been involved in the authorship, invention, creation, conception or other development of any material Company Product or material Intellectual Property Rights or material Technology for or on

27 behalf of the Company has entered into an enforceable written non-disclosure and invention assignment Contract with the Company that effectively and validly assigns to the Company, to the fullest extent permitted by applicable Law, all Intellectual Property Rights and Technology authored, invented, created, conceived, or otherwise developed by such Employee or other service provider in the scope of his, her or its employment or engagement with or otherwise for or on behalf of the Company (an “Invention Assignment Agreement”) to the extent not automatically owned by the Company by operation of Law. The Company has fulfilled all of its remuneration obligations concerning employee inventions and designs with respect to such Intellectual Property Rights and Technology; (ii) except as set forth in Section 3.12(c)(ii) of the Disclosure Schedule, no funding, facilities, personnel or resources of any Governmental Entity, university, college, or other educational institution or research organization was used in any development of any Company IP or Company Products. No Governmental Entity, university, college, or other educational institution or research organization has any claim or right in or to, or other encumbrance on, any material Company IP or Company Products, other than the same standard commercial rights as are granted by the Company to commercial end users of Company Products; (iii) the Company has taken commercially reasonable steps designed to maintain the confidentiality of all proprietary information held, or purported to be held, as a trade secret by the Company, including any proprietary Source Code of the Company that is held as confidential information or trade secrets provided to the Company by any Person under an obligation of confidentiality, and no such proprietary information has been authorized to be disclosed or, to the Knowledge of the Company, has actually been disclosed to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use of such proprietary information. The Company has and enforces a policy requiring each Employee or other Person that has access to any trade secrets and other confidential information of the Company, or any trade secrets and other confidential information provided or made accessible to the Company by any Person under an obligation of confidentiality, to execute, as applicable, the Company’s confidentiality or nondisclosure agreement in the form of a Standard Form IP Contract (copies of which have been made available to Parent), and all such Employees and such other Persons have executed and are in compliance with such or substantially similar agreements; (iv) the Company has not made any written, or to the Knowledge of the Company, oral commitments, promise, submission, suggestions, statements or declarations, including any membership commitments, to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) that require or obligate the Company to grant or offer to any other Person any license or right to any Company IP, and no patent or patent application included in the Company IP has been identified by the Company or, to the Knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization; and (v) all Company Owned IP will be fully transferable and alienable by the Company at the Closing without consent of, or any payment of any kind to, any Person.

28 (d) Valid and Enforceable. With respect to each material item of Registered Company IP, all necessary registration, maintenance and renewal fees due have been paid, and all necessary documents and certificates have been filed with the relevant Governmental Entity, as the case may be, for the purposes of registering, maintaining and renewing, as applicable, such Registered Company IP. There is no pending and, in the past three (3) years, there has not been, any Action as to which the Company received notice, challenging the use, ownership, validity, enforceability or registrability of any Company Owned Intellectual Property Rights or exclusively licensed Company IP, excluding office actions received in the ordinary course of prosecution. All of the Registered Company IP is subsisting, and, to the Knowledge of the Company, not invalid or unenforceable (other than pending applications thereof), and to the Knowledge of the Company, there are no facts, circumstances, or information that would, or would reasonably be expected to, render any of the Registered Company IP invalid or unenforceable, other than as a consequence of the expiration of the statutory protection period. (e) Effects of the Transactions; Sufficiency. All Intellectual Property Rights used in or necessary for the conduct of the business of the Company as currently conducted, and, to the Knowledge of the Company, as currently contemplated to be conducted, are either included in the Company Owned Intellectual Property Rights or are used or held for use by the Company pursuant to a valid license Contract or other valid and enforceable right, in each case, except as would not be reasonably expected to be material to the Company. Neither the execution, delivery or performance of this Agreement or any Related Agreement nor the consummation of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare, under any Contract to which the Company is bound: (i) a loss of, or Lien on, any material Company Owned IP; (ii) the release, disclosure or delivery of any material Source Code that constitutes Company IP by or to any escrow agent or other Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Owned Intellectual Property Rights or any other material Company IP or any Intellectual Property Rights owned by, or licensed to, Parent or any of Parent’s Affiliates; (iv) payment of any royalties or other license fees with respect to Intellectual Property Rights of any other Person in excess of those payable by the Company in the absence of this Agreement or the Transactions; or (v) any non-compete or other material restriction or limitation on the operation of the business of the Company, Parent or any of its Affiliates. (f) No Third Party Infringement of Company IP. To the Knowledge of the Company, no Person has in the past three (3) years infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP in any material respect. In the three (3) years prior to the date hereof, neither the Company nor any of its Representatives has sent or received any notices or other communications relating to any actual, alleged or suspected infringement, misappropriation or violation of any Company IP. In the past three (3) years, the Company has not brought any Actions against any Person with respect to any Company IP. (g) No Infringement of Third Party IP Rights. (i) The operation of the business of the Company (including the design, development, use, import, branding, advertising, promotion, marketing, manufacture,

29 distribution, hosting, provision, delivery, sale and licensing of any Company Product or Company IP), as previously conducted and currently conducted has not in the past three (3) years infringed, misappropriated, or otherwise violated, and does not infringe, misappropriate or otherwise violate any Intellectual Property Right of any other Person, in each case, except as would not be expected to be material to the Company. (ii) The Company has not in the past three (3) years received any notice from any Person (A) alleging any infringement, misappropriation, misuse, dilution, violation, or unauthorized use or disclosure of any Intellectual Property Rights or Technology or unfair competition or (B) inviting the Company to take a license under any Intellectual Property Rights or consider the applicability of any Intellectual Property Rights to any Company IP, Company Products or the conduct of the business of the Company. (h) Compliance with Warranties. All Company Products currently offered for sale, license, lease or distribution by the Company and all services currently provided by or through the Company: (i) conform in all material respects to applicable contractual commitments, express and implied warranties, service level commitments, product specifications and product documentation and to any representations made by the Company; and (ii) to the Knowledge of the Company, are free from material defects in design, specifications, processing, manufacture, material or workmanship, and suitable for the purpose for which they were sold. (i) Contaminants; Vulnerabilities; Spyware or Malware. None of the Company Products or IT Systems contains any Contaminants that could adversely affect their availability, performance, security, or integrity in any material respect. The Company uses commercially reasonable, but no less than industry standard, measures designed to prevent the introduction of Contaminants into the Company Products or IT Systems. None of the Company Products or IT Systems performs the following functions, without the knowledge (which for purposes of this Section 3.12(i) shall be deemed to include actions necessary for the operation and protection of the Company Product in accordance with its public documentation or other documentation made available to the applicable owner or user of an affected system, network or device) and, to the extent required by applicable Law, consent of the owner or user of an affected system, network, or device: (i) collects data stored on or transmitted by the system, network, or device; (ii) interferes with the owner’s or an authorized user’s control of the system, network, or device; (iii) changes or interferes with settings or preferences of, or commands installed or stored on, the system, network, or device without the knowledge of the owner or an authorized user of the system, network, or device; (iv) changes or interferes with data that is stored on or transmitted by the system, network, or device in a manner that obstructs, interrupts or interferes with lawful access to or use of that data by the owner or an authorized user of the system, network, or device; (v) causes the system or device to communicate with a third-party system or device without the authorization of the owner or an authorized user of the system or device; or (vi) installs a computer program or code that may be activated without the knowledge of the owner or an authorized user of the system, network, or device. (j) Use of Open Source Software. (i) Except as would not be reasonably expected to be material to the Company, no Open Source Software is or has been embedded in, linked to, or combined with

30 any Company Product or any proprietary Software of the Company, in each case, in a manner that (A) subjects any Company IP to any Copyleft License, (B) creates obligations (other than the requirements pertaining to attribution and copyright notices conditions contained in the licenses governing the Open Source Software) for the Company with respect to Company Owned Intellectual Property Rights or Source Code that constitutes material Company IP or grants to any Person any rights or immunities under Company Owned Intellectual Property Rights or Source Code that constitutes material Company IP or (C) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Products or Company IP (other than the requirements pertaining to attribution and copyright notices conditions contained in the licenses governing the Open Source Software). (ii) The Company has complied with all of the terms and conditions of each applicable license for Open Source Software, including all requirements pertaining to attribution and copyright notices, in each case, except as would not be reasonably expected to be material to the Company. (iii) Source Code. Except as set forth in Section 3.12(j)(iii) of the Disclosure Schedule, (A) no material Source Code for any Company Product has been delivered, licensed or made available, including under any license for Open Source Software, (B) the Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the Source Code for any Company IP and (C) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any material Source Code for any Company Product, in each case (A) through (C) to any escrow agent or other Person (other than to any Employee bound by written confidentiality obligations to the Company to use for the sole benefit of the Company). (k) Sufficiency of IT Systems. The IT Systems operate and perform in all material respects as is necessary for the operation of the business of the Company as currently conducted and as currently contemplated to be conducted. To the Knowledge of the Company, (i) there has been no material failure of IT Systems in the past three (3) years which has not been fully resolved and (ii) no Person has gained unauthorized access to the IT Systems. The IT Systems will be owned, licensed to, or available for use by the Company as of immediately following the Closing on terms and conditions identical to those under which the Company owned, licensed or used the IT Systems immediately prior to the Closing and as of the date hereof without the payment of any additional amounts or consideration, in each case, except as would not be reasonably expected to be material to the Company. (l) Artificial Intelligence. The Company does not use in their business or incorporate into the Company Products in any way Technology in the deep learning, machine learning or other artificial intelligence fields, including any Software or systems that make use of neural networks, or statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering, and large language models). (m) Policies. No Privacy and Data Processing Policy is in material violation of any Privacy and Data Processing Requirement.

31 (n) Compliance. The Company, and to the Knowledge of the Company, all third parties performing services for the Company (in the case of such third parties, to the extent relating to the Company), comply, and have at all times complied, with all Privacy and Data Processing Requirements in all material respects. The Company Products, and use of the Company Products for their intended purposes, complies, and at all times has complied in all material respects, with all Privacy and Data Processing Requirements. (o) No Unsatisfied Requests. As of the date hereof, there are no unsatisfied written requests to the Company seeking to exercise any right under any Privacy and Data Processing Requirement. (p) No Action. As of the date hereof, there is no, and has been no, written inquiry or Action from any Governmental Entity or any Person against or to the Company relating to (i) the Processing of Company Data, privacy, data protection, or security, (ii) the confidentiality, availability, or integrity of the IT Systems, Company Product, or Company Data, or (iii) any alleged material violation of any Privacy and Data Processing Requirement. The Company has not entered into or is subject to any Order or settlement relating to the Processing of Company Data, or compliance with Privacy and Data Processing Requirement. (q) Security. The Company has implemented, maintained, and monitored plans, policies, and measures consistent with industry standards for companies with similar types of Systems and Company Products, and that process similar types of Company Data, in the Company’s industry designed to preserve and protect the confidentiality, availability, security, and integrity of the IT Systems, Company Products, and, as relevant, Company Data. The Company has implemented and maintained industry standard disaster recovery and business continuity plans, procedures, and facilities for the IT Systems and Company Products. To the Knowledge of the Company, the IT Systems do not contain any material faults, viruses or hardware components designed to permit unauthorized access to or to disable or otherwise harm the Systems. The Company has remediated all material critical and high-risk security risks, threats, issues, deficiencies, and vulnerabilities affecting any IT Systems, Company Product, or Company Data identified by security vulnerability testing conducted by or on behalf of the Company. (r) No Security Incidents. Except as set forth in Section 3.12(r) of the Disclosure Schedule, there is no, and has been no, material (i) security incident, breach, or ransomware, hacking, intrusion, or similar event affecting any IT System, Company Product, or Company Data, nor (ii) accidental, unlawful, or unauthorized access to, or Processing of, Company Data (each, in the case of (i) and (ii), a “Security Incident”). The Company has not notified, nor has been required to notify, any Governmental Entity or other Person of any Security Incident. Section 3.13 Material Contracts. (a) Section 3.13(a) of the Disclosure Schedule lists, as of the date hereof, in each subpart that corresponds to the subsection listed below, any Contract (excluding any Company Employee Plan), (x) to which the Company is a party, (y) by which the Company or any of its or their assets are legally bound or subject or (z) under which the Company has any right or interest:

32 (i) pursuant to which the Company has granted, or is required to grant, a right of first refusal, right of first negotiation, or other similar term to or for the benefit of another Person; (ii) relating to the development of any Technology (A) independently or jointly, by the Company for any other Person, or (B) for the Company by any other Person, other than Contracts with Employees entered into on a Standard Form IP Contract without material deviations; (iii) that contains most favored customer pricing or similar provisions or restricts the Company from, or following the consummation of the Transactions would or would purport to restrict in any material respect Parent or any of its Affiliates (including, following the Closing, the Company) from (1) participating or competing in any line of business, market or geographic area; (2) acquiring any product, property or other asset (tangible or intangible), or any services, from any other Person (including any “take or pay,” “sole source” or “requirements” obligations, any minimum order obligations, minimum order quantities, and similar minimum purchase obligations); (3) selling any product or other asset to, performing any services for any other Person or transacting any business or deal in any other manner with any other Person; or (4) developing or distributing any product or technology; (iv) set forth or required to be set forth in Section 3.12(a)(ii) and Section 3.12(a)(iii) of the Disclosure Schedule; (v) that is with any Top Customer; (vi) that is with any Top Supplier; (vii) providing for or constituting capital expenditures and requiring future payments to or from the Company in excess of $100,000 individually or $250,000 in the aggregate; (viii) providing for, relating to or constituting the settlement of any Action and pursuant to which the Company has material continuing obligations; (ix) providing for, relating to or constituting (A) the disposition or acquisition of material assets or any voting or equity interest in any Person or business enterprise or (B) the acquisition, issuance or transfer of any securities, in each case (x) pursuant to which the Company has material continuing obligations and (y) excluding Contracts with customers in the ordinary course of business; (x) providing for, relating to or constituting any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness of the type set forth in clause (i) through (iv) of the definition thereof; (xi) creating, providing for, relating to or constituting any partnership, joint venture or strategic alliance or any sharing of revenues, profits, losses, costs or liabilities; or

33 (xii) that contemplates or provides for, relates to or constitutes: (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate; or (B) the performance of services having a value in excess of $250,000 in the aggregate. (b) Each Contract (x) set forth in Section 3.13(a) of the Disclosure Schedule or (y) required to be set forth in Section 3.13(a) of the Disclosure Schedule (or that would have been required to be set forth in the Disclosure Schedule had such Contract been entered into prior to the date hereof) is referred to herein as a “Material Contract.” The Company has made available true, correct and complete copies of all Material Contracts as of the date hereof (including any amendments, supplements or waivers thereto). Each Material Contract is valid and in full force and effect and is enforceable by the Company in accordance with its terms, except as would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, and subject to the Enforceability Limitations. The Company has not violated or breached, or committed any default under, any Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any such Material Contract. Except as would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; or (iii) give any Person the right to accelerate the maturity or performance of any Material Contract. The Company has not received any written or oral notice regarding any actual violation or breach of, or default under, any Material Contract, nor has the Company received from any Person any notice or threat (whether oral or in writing) to terminate or refuse to perform its obligations under any Material Contract. Section 3.14 Customers and Suppliers. (a) Section 3.14(a) of the Disclosure Schedule contains a true and correct list, as of the date hereof, of the top ten (10) customers, distributors, resellers, or licensees of Company Products, sorted by and listing revenues generated in connection with such Persons for the twelve (12)-month period ended November 1, 2025 (each such Person, a “Top Customer”). The Company has not received written oral notice, nor does the Company have Knowledge, that any Top Customer (i) has or intends to cancel, terminate, or otherwise materially and adversely modify its relationship with the Company, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably expected to become, otherwise unable to purchase or pay for Company Products from the Company in quantities and manner consistent with past practice. (b) Section 3.14(b) of the Disclosure Schedule contains a true and correct list, as of the date hereof, of the top ten (10) suppliers or vendors of the, whether of products, services, Intellectual Property Rights or Technology or otherwise, sorted by and listing dollar volume of sales and purchases, respectively, for the twelve (12)-month period ended November 1, 2025 (each such Person, a “Top Supplier”). The Company has not received any written or oral, notice, nor does the Company have Knowledge, that any Top Supplier (i) has or intends to cancel, terminate or otherwise materially and adversely modify its relationship with the Company, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably expected to become, otherwise

34 unable to supply or support products or services to or for the Company in quantities and manner consistent with past practice. Section 3.15 Employee Benefit Plans. (a) Company Employee Plans. Section 3.15(a) of the Disclosure Schedule contains a true and correct list, as of the date hereof, of each material Company Employee Plan (excluding offer letters for “at-will” employment that follow a form previously provided to Parent and do not contain severance). (b) Documents. The Company has made available true, correct and current copies of all documents embodying each material Company Employee Plan and if applicable, (i) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (ii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iii) the most recent summary plan description together with the summary(ies) of all modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (iv) all written Contracts relating to each such Company Employee Plan, including administrative service agreements and group insurance contracts, (v) all correspondence to or from any Governmental Entity relating to any Company Employee Plan received within the prior three (3) years and (vi) the most recent IRS determination, opinion, notification or advisory letters issued with respect to each Company Employee Plan. (c) Company Employee Plan Compliance. Except as set forth in Section 3.15(c) of the Disclosure Schedule, the Company has, in all material respects, performed all obligations required to be performed under any Company Employee Plan, and each Company Employee Plan has been established, administered and maintained, in all material respects, in accordance with its terms and in compliance with all applicable Laws. With respect to each Company Employee Plan, all material reports, returns, notices and other documentation that are required to have been filed with or furnished to any Governmental Entity, or to the participants or beneficiaries of such Company Employee Plan, have been filed or furnished on a timely basis. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Second Effective Time in accordance with its terms, without liability to Parent or the Company (other than de minimis termination fees, ordinary administration expenses or with respect to benefits that were previously earned, vested or accrued under Company Employee Plans prior to the Second Effective Time or any employment, severance or similar agreement where termination would trigger payments). Neither the Company nor any ERISA Affiliate has made any binding plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan (except to the extent required by applicable Laws or to conform any such Company Employee Plan to the requirements of any Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan, except in the ordinary course of business. No Company Employee Plan has unfunded liabilities that, as of the Closing, will not be substantially offset by insurance or fully accrued. No material suit, administrative proceeding, action, audit, investigation, litigation or claim is pending or reasonably anticipated, or to the Knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan or against the assets of any

35 Company Employee Plan, including any audit or inquiry by any Governmental Entity. Each Company Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the Company Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code (or such Company Employee Plan is a prototype plan that is entitled to rely on an opinion letter issued by the IRS to the prototype plan sponsor regarding qualification of the form of the prototype plan) and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification. (d) No Foreign Plans. The Company does not sponsor or maintain any Foreign Plan. (e) No Pension Plan; Self-Insured Plans. Neither the Company nor any ERISA Affiliate has maintained, established, sponsored, participated in or contributed to, in the past six (6) years, any “defined benefit plan” (as defined in Section 3(35) of ERISA), whether or not subject to ERISA. The Company has not maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees (including any such plan pursuant to which a stop-loss policy or contract applies). (f) No Multiemployer and Multiple-Employer Plan, Funded Welfare Plans and MEWAs. In the past six (6) years, neither the Company nor any ERISA Affiliate has contributed to or been obligated to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA). None of the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code, a “funded welfare plan” within the meaning of Section 419 of the Code, or a “multiple employer welfare arrangement,” as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA). (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, post-termination or retiree or post-employment life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by Laws. (h) Effect of Transaction. Neither the execution and delivery of this Agreement nor the consummation of the Transactions (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith will result in (i) any payment or benefit (including severance, termination, retention, bonus, distribution, increase in benefits or otherwise) becoming due to any Employee, (ii) any forgiveness of indebtedness to any Employee, (iii) an increase in any benefits otherwise payable by the Company to any Employee, (iv) the acceleration of the time of payment or vesting of any such benefits applicable to any Employee or (v) otherwise result in any payment that could, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), in each case pursuant to any Company Employee Plan. The Company is not party to, and does not have any obligation under, any Company Employee Plan or otherwise to compensation, gross-up or indemnify any person for Taxes, including those payable pursuant to Section 409A or 4999 of the Code.

36 Section 3.16 Employment Matters. (a) Compliance with Employment Laws. Except as set forth in Section 3.16(a) of the Disclosure Schedule, the Company is and, in the past three (3) years, has been in compliance in all material respects with all Labor Laws. The Company has a Form I-9 on file for all current employees of the Company. (b) Labor. Except as set forth in Section 3.16(b) of the Disclosure Schedule, no strike, labor dispute, slowdown, concerted refusal to work overtime, work stoppage or labor strike against the Company is pending or to the Knowledge of the Company, threatened. The Company has no Knowledge of any activities or proceedings of any labor union to organize any employees of the Company. The Company is not presently, nor has been a party to, or bound by, any collective bargaining agreement, works council, union or similar Contract with respect to employees of the Company, and no such agreement is being negotiated by the Company. The Company has not received an application for recognition nor entered into any union membership, security of employment, redundancy, recognition or other collective agreement with a trade union, works counsel, staff association or other organization or body of employees. (c) No Interference or Conflict. To the Knowledge of the Company, no Employee is in violation of, or has been alleged to be in violation of, any material term of any employment contract, non-disclosure, non-competition, non-solicitation or confidentiality agreement with the Company or any third party as a result of such person’s employment with the Company and activities associated therewith. (d) No Action. There is no Action pending or, to the Knowledge of the Company, threatened between the Company or and any Employees relating to applicable labor or employment Laws, including, but not limited to any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability or any other category protected by applicable Law or any claims related to wages and hours, labor relations, breach of contract or wrongful termination. To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment, misconduct, discrimination or retaliation have been made against any Employee. (e) WARN Obligations. The Company has not incurred any Liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state, local or foreign Law that remains unsatisfied (collectively, “WARN”). Within the last three (3) months, there has not been any plant closing or mass layoff (as defined under WARN). (f) Service Provider Lists. Section 3.16(f)(i) of the Disclosure Schedule sets forth a true and correct list of all Company employees as of the date hereof, indicating each such individual’s: (i) name or identification number; (ii) title or position; (iii) full time, part time or temporary status; (iv) hire date; (v) service date used for crediting length of service for purposes of the Company Employee Plans; (vi) work location; (vii) classification as exempt or non- exempt; (viii) hourly rate of pay or base annual salary; (ix) commission, incentive or discretionary bonus amounts for the prior fiscal year and the current year’s target opportunities; and (x) status if on leave and when eligible to return to work under the Company’s policies,

37 specifying the type of leave (such as, family and medical leave, medical leave, military leave or short-term disability or pregnancy leave, approved or unapproved) and the anticipated return date from such leave. Section 3.16(f)(ii) of the Disclosure Schedule sets forth a true and correct list of all individual consultants and individual independent contractors who provide services to the Company as of the date hereof, including each individual’s (A) name and job title, (B) work location, (C) current compensation and (D) start date. Section 3.17 Governmental Authorizations. Each consent, license, permit, grant or other authorization which is required for the operation of the Company’s business as currently conducted (collectively, “Company Authorizations”) has been issued or granted to the Company. Except as would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business as currently conducted or hold any interest in its properties or assets. The Company in the past five (5) years has been and is in compliance with the terms and conditions of the Company Authorizations in all material respects. To the Knowledge of the Company, excluding rulemakings of general applicability, there has been no order, decision, or proposed decision of any Governmental Entity adopted since the effective date of the first Company Authorization that, individually or in combination with other orders, would have or has had a material adverse effect on the Company. There are no pending investigations by a relevant Governmental Entity or other enforcement proceeding concerning the Company Authorizations or the Company’s operations pursuant to the Company Authorizations, except as set forth in Section 3.21(a) of the Disclosure Schedule. The Company has timely paid all fees and assessments relating to the Company Authorizations due on or before the date of this Agreement, and is not subject to any bar under the rules or policies of any regulator that would prevent processing of applications required pursuant to Section 3.3. Section 3.18 Litigation. (a) As of the date hereof there is not any, and in the five (5) years prior to the date hereof there has not been any, Action of any nature pending or threatened against the Company, any of its directors, officers or Employees (in their capacities as such) or with respect to the business, properties or assets of the Company, in each case, which (a) would be or would reasonably be expected to be, individually or in the aggregate, material to the Company or (b) would not reasonably be expected to prevent or materially impede or delay the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Related Agreements to which the Company is a party. There exists no circumstance or condition that (with or without notice or lapse of time) would reasonably be expected to result in or form the basis of any such Action. (b) The Company does not have any Action of any nature pending against any other Person, nor have there been any such Actions in the five (5) years prior to the date hereof. Section 3.19 Insurance. Section 3.19 of the Disclosure Schedule lists, as of the date hereof, all current insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies (such

38 policies, collectively, “Insurance Policies”), each of which is in full force and effect. There is no material claim by the Company pending under any of such Insurance Policies. All premiums due and payable under all Insurance Policies have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date), and the Company is otherwise in material compliance with the terms of such Insurance Policies. The Company has not ever maintained, established, sponsored, participated in or contributed to any self-insurance plan. Section 3.20 Compliance with Laws. The Company is, and in the five (5) years prior to the date hereof has been, in material compliance with applicable Law. The Company has not, during the five (5) years prior to the date hereof, received any written or oral notice of suspected, potential or actual material violation with respect to, any applicable Law. The Company is not under any investigation with respect to the violation in any material respect of any applicable Laws. Section 3.21 Export Control and Economic Sanctions Laws. Except as set forth in Section 3.21(a) of the Disclosure Schedule, the Company has in the past four (4) years conducted its international business transactions in accordance in all respects with all applicable provisions of export control and economic sanctions Laws, including the U.S. Export Control Reform Act and implementing Export Administration Regulations, the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, the trade and economic sanctions regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Controls, export and sanctions Laws of the United Kingdom, and European Union, and similar laws and regulations or other jurisdictions in which the Company does business (collectively, “International Trade Laws”). The Company does not engage and has not engaged in the past four (4) years in business activities, directly or indirectly, with persons in Belarus, Cuba, Iran, Russia, Syria, North Korea or the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Kherson, Zaporizhzhia, or the Crimea Region of Ukraine in violation of International Trade Laws. The Company does not and has not in the past five (5) years engaged in business with persons covered by any list of sanctioned or restricted persons pursuant to International Trade Laws and issued by a U.S., U.K., or EU governmental agency or the United Nations, in each case in violation of International Trade Laws. There are no pending or, to the Knowledge of the Company, threatened Actions against the Company with respect to International Trade Laws, and, to the Knowledge of the Company, there are no actions, conditions, or circumstances pertaining to export and related transactions by the Company that would reasonably be expected to give rise to any future inquiries, investigations, enforcement actions, voluntary disclosures, or other claims under International Trade Laws. Section 3.21(b) of the Disclosure Schedule sets forth the true, complete, and accurate export classifications applicable to the Company’s satellites and other key products and technology that the Company has exported. Section 3.22 Interested Party Transactions. No officer or director or, to the Knowledge of the Company, any Securityholder (nor, to the Knowledge of the Company, any affiliate or immediate family member of any of such Persons) (each, an “Interested Party”), is a party to any Contract to which the Company is also a party (other than employment contracts or employment related contracts entered into in the ordinary course of business of the Company). All Contracts and transactions between an Interested Party, on the one hand, and the Company,

39 on the other hand, are on an arms’-length basis on terms no less favorable in any material respect to the Company than would be available from a non-Interested Party. Section 3.23 Brokers’ and Finders’ Fees. Other than with respect to Needham & Company, LLC (“Needham”), the Company has not incurred, nor will the Company incur or be responsible for, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or the Related Agreements, nor shall Parent or the Company incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company. The Company has, prior to the execution of this Agreement, made available to Parent a true, correct and complete copy of its engagement letter with Needham with respect to the transactions contemplated by this Agreement, including the Merger. Section 3.24 U.S. Security Clearances. The Company possesses all facility security clearances, and their respective employees possess all personnel security clearances, necessary to conduct its business as presently conducted and required to perform each Active Government Contract. Within the past six (6) years, the Company has complied in all material respects with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, 32 C.F.R. Part 117. To the Knowledge of the Company, there is no proposed or threatened termination or revocation of any facility security clearance or personnel security clearance. Section 3.25 Government Contracts. (a) Section 3.25(a) of the Disclosure Schedule contains a true and correct list as of the date hereof of (i) each Government Contract that provides for the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 for which the period of performance has not expired or been terminated, final payment has not been received, or which remains open to final audit (each an “Active Government Contract”), and (ii) each Government Bid that remains outstanding (each an “Active Government Bid”). The Company has made available to Parent true and correct copies of each Active Government Contract and each Active Government Bid to the extent disclosure is not prohibited by applicable Law. To the Company’s Knowledge, each Active Government Contract was legally awarded and is currently in full force and effect and binding on the parties thereto. (b) The Company is, and within the past six (6) years has been, in compliance with: (i) all Laws applicable to each Government Contract and Government Bid, including the Federal Acquisition Regulation and any agency supplement thereto (collectively, the “FAR”); and (ii) all terms and conditions of each Government Contract whether incorporated expressly, by reference, or by operation of Law. (c) With respect to each Government Contract and Government Bid, during the past six (6) years: (i) neither the Company nor any of its directors, officers, principals, or, to the Knowledge of the Company, current employees is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsive from holding, performing or bidding on any Government Contract, and no such proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or threatened; (ii)

40 no Governmental Entity, nor any prime contractor or subcontractor, has notified the Company in writing of any breach or violation of any applicable Law; (iii) the Company has not received any written notice of termination for default or cause, cure notice, or show cause notice; (iv) the Company has not received any written notice of any audits or investigations by any Governmental Entity; (v) the Company has not been notified of any other material claim or other material dispute relating to any Government Contract; (vi) the Company has not conducted an internal investigation nor made any voluntary or mandatory disclosure to any Governmental Entity with respect to any irregularity, misstatement, significant overpayment, or actual, alleged or potential violation of Law; and (vii) the Company has complied, in all material respects, with all Laws applicable to Government Contracts and the terms and conditions of (including all representations and certifications relating to) each Government Contract. (d) The Company’s accounting systems and procurement systems with respect to the Government Contracts are in material compliance with applicable regulations and legal requirements. (e) For the past six (6) years, each representation and certification made by the Company regarding small business status or any other preferential status programs was current, accurate, and complete as of the date given. To the Knowledge of the Company, no Government Contract in the past six (6) years was dependent on any inaccurate representation regarding size status or other preferential status of the Company. (f) The Company is not using Intellectual Property Rights developed under any Government Contract for purposes outside of the scope of such Government Contract without having obtained the necessary and appropriate prior permission of the relevant Governmental Entity or other authorized party to the extent such permission is required. The Company has timely disclosed and elected title to all subject inventions, timely listed all technical data and computer software to be furnished with less than unlimited rights in any required assertions table, and included the proper and required restrictive legends on all copies of any technical data, computer software, computer software documentation, and other Intellectual Property Rights delivered under any Government Contract to the extent required by such Government Contract. All such markings and rights were properly asserted and justified under the relevant Government Contract, and no Governmental Entity, prime contractor, or higher-tier subcontractor has challenged or, to the Company’s Knowledge, has any basis for challenging, the markings and rights asserted by the Company. Except as set forth in Section 3.25(f) of the Disclosure Schedule, the Company has not provided technical data, computer software, computer software documentation, inventions or other Intellectual Property Rights to a Governmental Entity or third party in connection with a Government Contract or Government Bid in any manner that gives such Governmental Entity or third party any rights in or to such technical data, computer software, computer software documentation, inventions and other Intellectual Property Rights greater than or different from “restricted rights” or “limited rights,” as such terms are defined in the FAR or applicable agency FAR supplement, in each case, except it has not been, and as would not be reasonably expected to be, material to the Company. Section 3.26 Information Statement. The Information Statement when delivered to holders of shares of Company Common Stock pursuant to Section 5.2, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or

41 necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Section 3.27 Allocation Schedule. The Allocation Schedule shall (a) comply with Section 5.9 and (b) be prepared consistent with the Governing Documents, Company Equity Plan, Company Warrant Agreements and any other Contract of the Company and (c) is otherwise true, complete and correct in all respects. Section 3.28 Regulation D. The Company acknowledges that the Parent Common Stock to be issued pursuant to the Mergers shall constitute “restricted securities” within the meaning of the Securities Act. At no time was any Stockholder solicited by the Company by means of general advertising or general solicitation in violation of Regulation D under the Securities Act in connection with this Agreement or the Transactions. Section 3.29 No Other Representations or Warranties. (a) Notwithstanding the delivery or disclosure to Parent or its officers, directors, employees, Agents or Representatives of any documentation or other information (including any financial projections, confidential information memoranda, management presentations or other supplemental data), except for the representations and warranties made by the Company in Article III (as qualified by the Disclosure Schedule) or in the certificate delivered pursuant to Section 6.1(b)(v)(C), none of the Company or any other Person makes any other express or implied representation or warranty, and expressly disclaim any other representations or warranties of any kind or nature, express or implied, with respect to the Company, the Company Securities, or the Company’s assets or business, or otherwise in connection with the Transaction, and specifically disclaim any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to such assets, any part thereof, the workmanship thereof, and the absence of any defects therein, whether latent or patent, it being understood that, except as otherwise expressly set forth in this Article III (as qualified by the Disclosure Schedule) or in the certificate delivered pursuant to Section 6.1(b)(v)(C), such assets are being acquired “as-is, where is” on the Closing Date, and in their present condition. Without limiting the generality of the foregoing, except for the representations and warranties made by the Company in Article III (as qualified by the Disclosure Schedule) or in the certificate delivered pursuant to Section 6.1(b)(v)(C), none of the Company or any other Person makes or has made any express or implied representation or warranty to Parent, Merger Subs or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or its business or (b) any oral, written, video, electronic or other information presented to Parent, Merger Subs or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. (b) In making its decision to enter into this Agreement and to consummate the Transactions, the Company has not relied on and hereby disclaims, any representation or warranty, whether express or implied, made by any Person, other than the representations and warranties expressly made by Parent and Merger Sub in Article IV or in the certificate delivered pursuant to Section 6.1(c)(iv)(C).

42 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS Except as disclosed in any of the Parent SEC Documents filed prior to the date hereof; provided, that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are cautionary, predictive or forward looking in nature that are included in any part of any Parent SEC Document (other than historical facts) be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of Parent or the Merger Subs contained in this Agreement, each of Parent and the Merger Subs hereby represents and warrants, jointly and severally, to the Company as follows: Section 4.1 Organization and Standing. Each of Parent and Merger Sub 1 is a corporation duly organized and validly existing under the laws of the State of Delaware. Merger Sub 2 is a limited liability company duly incorporated, validly existing and in good standing under the laws of Delaware. Parent has the requisite corporate power, authority and qualifications to own, lease and operate its assets and properties and to carry on its business as currently conducted. Parent is and has been duly qualified, licensed or registered to do business and is in good standing (or the equivalent) as a foreign company in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification, license or good standing necessary to Parent’s business as currently conducted, except where the failure to be so qualified, licensed, registered or in good standing has not had and would not reasonably be expected to be material to Parent or its Subsidiaries, taken as a whole. Parent directly owns beneficially and of record all outstanding capital stock and other equity interests of the Merger Subs, and no other Person holds any capital stock and other equity interests of the Merger Subs nor has any rights to acquire any interest in the Merger Subs. Merger Sub 2 is an entity disregarded as separate from its owner for U.S. federal income Tax purposes, and no election has been, or shall be, made to treat Merger Sub 2 as anything other than an entity disregarded as separate from its owner for U.S. federal income Tax purposes. Section 4.2 Parent Capital Structure. (a) The authorized capital shares of Parent consist of (i) 675,000,000 shares of Parent Common Stock and (ii) 20,000,000 shares of Parent Preferred Stock. As of January 2, 2026, there are a total of (x) 358,741,605 shares of Parent Common Stock issued and outstanding and (y) no shares of Parent Preferred Stock issued and outstanding. All outstanding Parent Capital Stock is duly authorized, validly issued, fully paid and non-assessable and are not subject to any Liens or any preemptive rights created by Law, the certificate of incorporation and bylaws of Parent or any Contract to which Parent is a party or by which it is bound. As of the date hereof, there are no shares of Parent Capital Stock issued and outstanding other than the Parent Common Stock and the Parent Preferred Stock. (b) As of the date hereof, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver, sell, repurchase or redeem,

43 or cause to be issued, delivered, sold, repurchased or redeemed, any Parent Capital Stock or obligating Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement for Parent Capital Stock. There are no outstanding or authorized share appreciation, phantom share, profit participation, or other similar rights with respect to Parent (whether payable in shares, cash or otherwise). Section 4.3 Interim Operations of Merger Subs. Each of the Merger Subs was formed solely for the purpose of engaging in the Mergers and the other transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Section 4.4 Authority and Enforceability. Parent and each Merger Sub has all requisite corporate or limited liability company power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Transactions. The execution and delivery of this Agreement and any Related Agreements to which Parent or the Merger Subs are a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and the Merger Subs, as applicable, and no further corporate or other action is required on the part of Parent or the Merger Subs to authorize this Agreement and any Related Agreements to which Parent or the Merger Subs are a party or to consummate the Transactions. This Agreement and any Related Agreements to which Parent or the Merger Subs are a party have been duly executed and delivered by Parent and the Merger Subs and constitute the valid and binding obligations of each of Parent and the Merger Subs, enforceable against Parent and the Merger Subs in accordance with their terms, subject to the Enforceability Limitations. Section 4.5 Governmental Approvals and Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or the Merger Subs in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or the Merger Subs are a party or the consummation of the Transactions, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings, which, if not obtained or made, would not impair Parent’s or the Merger Subs’ ability to consummate the Merger and perform their respective obligations hereunder or otherwise be material to Parent and its Subsidiaries, taken as a whole. Section 4.6 Valid Issuance. The Parent Common Stock, when newly issued and delivered to the Securityholders in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under (a) this Agreement and the Related Agreements and (b) applicable securities Laws. No vote of the holders of any class or series of Parent Capital Stock is necessary to approve the issuance and delivery of Parent Common Stock to the Securityholders in accordance with this Agreement. Section 4.7 SEC Reports and Financial Statements.

44 (a) A true and correct copy of each registration statement, report, schedule, form and all other documents filed by Parent with the SEC (the “Parent SEC Documents”) since January 1, 2024 is available on the website maintained by the SEC at http://www.sec.gov, other than portions in respect of which confidential treatment was granted by the SEC. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. (b) The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under the rules and regulations of the SEC) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments, and any other adjustments described therein permitted by the rules and regulations of the SEC). Section 4.8 Compliance with Laws. Parent and its Subsidiaries are and have been in material compliance with, and has not violated, any applicable Law, other than as would not reasonably be expected to be material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole. Parent and its Subsidiaries have not received written any notices of suspected, potential or actual violation with respect to, any applicable Law, other than as would not be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole. Section 4.9 No Changes. Since January 1, 2025 through the date hereof, no Parent Material Adverse Effect has occurred. Section 4.10 Tax Matters. None of the Parent nor its Affiliates has taken, intends to take, or has agreed to take any action, not contemplated by this Agreement, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Other than with respect to potential fluctuations in the fair market value of Parent Common Stock following the date hereof until and including the Closing Date, to the knowledge of Parent, no facts or circumstances exist that would reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Section 4.11 No Other Representations or Warranties. (a) Except for the representations and warranties made by Parent and the Merger Subs in Article IV or in the certificate delivered pursuant to Section 6.1(c)(iv)(C), none of Parent

45 and the Merger Subs, any of their Subsidiaries or any other Person makes any other express or implied representation or warranty with respect to Parent, the Merger Subs, or any of their respective Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding Parent, the Merger Subs and their Subsidiaries, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties made by Parent and the Merger Subs in Article IV or in the certificate delivered pursuant to Section 6.1(c)(iv)(C), none of Parent and the Merger Subs, any of their Subsidiaries or any other Person makes or has made any express or implied representation or warranty to the Company or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, the Merger Subs, any of their Subsidiaries or their respective businesses or (b) any oral, written, video, electronic or other information presented to the Company or any of its Representatives in the course of their due diligence investigation of Parent and the Merger Subs, the negotiation of this Agreement or the course of the Transactions. (b) In making its decision to enter into this Agreement and to consummate the Transactions, neither Parent nor either Merger Sub has relied on, and each of them hereby disclaims, any representation or warranty, whether express or implied, made by any Person, other than the representations and warranties expressly made by the Company in Article III or in the certificate delivered pursuant to Section 6.1(b)(v)(C). ARTICLE V CERTAIN AGREEMENTS OF THE PARTIES Section 5.1 Conduct of Company Business. (a) During the period from the date hereof and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing (the “Pre-Closing Period”), except to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned, or delayed), as expressly contemplated by this Agreement, as provided on Section 5.1 of the Disclosure Schedule or as required by applicable Law, the Company shall use reasonable best efforts to (i) conduct, in all material respects, its business in the ordinary course consistent with past practice, (ii) preserve intact the present business organizations of the Company, (iii) keep available the services of the current employees or independent contractors of the Company and (iv) preserve the ongoing relationships of the Company with customers, licensors, licensees and other counterparties. (b) Without limiting the generality of Section 5.1(a), during the Pre-Closing Period, except to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned, or delayed), as expressly contemplated by this Agreement, as provided on Section 5.1 of the Disclosure Schedule or as required by applicable Law, the Company shall not:

46 (i) cause or permit any modifications, amendments or changes to the Governing Documents; (ii) merge or consolidate with any other person or propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company; (iii) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, shares or property) in respect of any Company Capital Stock or other equity or voting interest of the Company, or split, combine or reclassify any Company Capital Stock or other equity or voting interest of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Company Capital Stock, or directly or indirectly repurchase, redeem or otherwise acquire any Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable for Company Capital Stock or other equity or voting interest of the Company); (iv) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or other equity or voting interests of the Company or equity-based awards (whether payable in cash, Company Securities or otherwise) or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other Contracts or commitments of any character obligating any of them to issue or purchase any such shares or other convertible securities, or amend, accelerate the vesting of, adjust or modify any Company Securities, other than the issuance of Company Capital Stock pursuant to the exercise or conversion of Company Options or Company Warrants; (v) form, or enter into any commitment to form, a Subsidiary, or acquire, or enter into any commitment to acquire, any voting or equity interest in any Person or any portion of the assets thereof; (vi) make or agree to make any capital expenditure; (vii) acquire or dispose of any assets of any Person (including the Company), other than acquisitions of equipment, supplies or similar assets in the ordinary course of business consistent with past practice; (viii) (A) sell, divest, license, grant or assign to any Person or otherwise dispose of, or enter into any Contract to sell, divest, license, grant or assign to any Person or otherwise dispose of, any rights to any Company IP (other than non-exclusive licenses substantially in the form of a Standard Form IP Contract entered into in the ordinary course of business consistent with past practice); (B) buy or license any Technology or Intellectual Property Right of any third party (other than Open Source Software or generally commercially available software in unmodified, executable code form for a cost of $100,000 or less in the aggregate that is licensed in the ordinary course of the Company’s business consistent with past practices); (C) license any Company IP to third parties (other than non-exclusive licenses substantially in the form of a Standard Form IP

47 Contract entered into in the ordinary course of business consistent with past practice); or (D) disclose any Source Code or trade secret included in the Company IP to, or deposit in escrow any such Source Code with, any third party other than its Employees who are bound by written confidentiality obligations to the Company with respect thereto (it being understood that nothing in this clause (viii) shall restrict the sale of Company Products in the ordinary course of business); (ix) allow any Registered Company IP to lapse or expire (other than expiration at the end of its final, non-renewable statutory term), or fail to renew or make any filing or payment or otherwise take any action necessary in connection with the prosecution or maintenance of any Registered Company IP; (x) (A) incur any Indebtedness of the type set forth in clause (i) of the definition thereof, including by the issuance or sale of any debt securities, (B) create or permit the creation of any Lien over any intangible or material asset (including any Company IP) of the Company, or (C) amend the terms of any outstanding loan agreement or other Contract evidencing Indebtedness of the type set forth in clause (i) of the definition thereof; (xi) make any loan to any Person (except for advances to employees for reasonable business travel and expenses in the ordinary course of business consistent with past practice), purchase debt securities of any Person or guarantee any Indebtedness of any Person; (xii) settle any Action or threat of any Action by or against the Company or relating to any of its business, properties or assets (whether tangible or intangible); (xiii) release or waive any claims, rights or liabilities; (xiv) adopt or change accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP; (xv) make (other than in accordance with past practice) or change any election in respect of income or other material Taxes, adopt or change any accounting method in respect of Taxes (except as required by a change in applicable Law or GAAP), enter into any closing agreement or private letter ruling in respect of income or other material Taxes, knowingly and voluntarily waive any right to an income Tax or other material Tax refund or credit, settle any claim or assessment in respect of income or other material Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of income or other material Taxes, enter into any Tax sharing or similar Contract (excluding for clarity, any customary Contracts), amend any income or other material Tax Return, or fail to pay any income or other material Tax when due (taking into account any applicable extensions); (xvi) except as required by any Company Employee Plan in effect as of the date hereof, (A) adopt, modify, amend, suspend, terminate or increase the coverage or benefits available under any Company Employee Plan, (B) amend the terms of any outstanding

48 Company Options, (C) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan or (D) grant or forgive any loans to any Employee; (xvii) except as required by any Company Employee Plan in effect as of the date hereof, (A) increase the compensation or benefits payable or to become payable by the Company to any Employee, (B) grant or increase any long-term incentive awards or equity or equity-based awards to any Employee or any severance, termination, retention, change-in-control or similar payments to any Employee, (C) hire or terminate (other than for cause) any Employee or (D) enter into, recognize or enter into discussions with, any labor union, works council or employee representative group with respect to any collective bargaining agreement, representation of any employees of the Company other labor related matters; (xviii) affirmatively take any action to cancel, amend or otherwise modify any insurance policies (other than in connection with the addition of customers, distributors, resellers, licensees, suppliers, or vendors to such insurance policies from time to time in the ordinary course of business consistent with past practices); (xix) (A) terminate, amend or modify any Material Contract, or (B) enter into any Contract which would be a Material Contract had such Contract been entered into on or prior to the date hereof; (xx) enter into any new line of business; (xxi) (A) enter into any Contract to purchase or sell any interest in real property, grant any security interest in any real property, (B) enter into any lease, sublease, license or other occupancy Contract with respect to any real property or (C) alter, amend, modify, exercise any extension or expansion right under, violate or terminate any of the terms of any Lease Agreements, in each case, other than immaterial amendments or modifications that are entered into in the ordinary course of business; (xxii) take, commit, or agree in writing or otherwise to take or make, any of the actions described clause (i) through (xxi) of this Section 5.1(b). Section 5.2 Written Consent; Notice to the Stockholders. (a) Immediately following the execution of this Agreement, in lieu of calling a meeting of the Company’s Stockholders, the Company shall submit to, and seek and obtain from, the Approving Stockholders the Written Consent by no later than twenty-four (24) hours after the execution and delivery of this Agreement. Promptly following receipt of the Written Consent, duly executed by the Approving Stockholders, and by no later than twenty-four (24) hours after the execution and delivery of this Agreement, the Company shall provide to Parent a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with Section 228 of the DGCL and the Governing Documents.

49 (b) As soon as practicable following the date hereof (and in any event no later than three (3) Business Days after the date hereof), the Company shall deliver notice to all holders of shares of Company Common Stock pursuant to and in accordance with the applicable provisions of the DGCL and the Governing Documents, which notice shall include (i) a copy of the notice required pursuant to applicable provisions of the DGCL informing such holder that appraisal rights are available with respect to his, her or its shares of Company Capital Stock pursuant to applicable provisions of the DGCL, (ii) the Company Board Recommendation, (iii) an information statement regarding the Company, Parent, the terms of this Agreement, the Related Agreements and the Transactions and (iv) such other information as required under applicable Law (the “Information Statement”). The Information Statement shall comply with applicable Laws, including the applicable information requirements of Rule 502 of Regulation D. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Information Statement prior to any dissemination thereof to the Company stockholders, and shall consider in good faith any comments on such document that are reasonably proposed by Parent. Section 5.3 Non-Solicitation. (a) The Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated any such existing negotiations and discussions with third parties (other than Parent and its Representatives) regarding (i) any acquisition, sale or transfer of all or any material portion of the business, properties, assets or technologies of the Company, or any amount of Company Securities, whether or not outstanding, in any case whether by merger, consolidation, purchase of assets or stock, tender or exchange offer, license or any other similar or dissimilar transfer (other than the sale of Company Products in the ordinary course of business consistent with past practice or the licensing of Intellectual Property Rights in connection therewith), (ii) any joint venture or other strategic investment in or involving the Company (other than an ongoing commercial or strategic relationship in the ordinary course of business consistent with past practice), including any new debt, equity, or other financing or investment, or recapitalization of the Company, or (iii) any similar transaction (each of the transactions described in the preceding clauses (i), (ii) and (iii), an “Alternative Transaction”). (b) The Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, seek, encourage, promote or support, any inquiry, proposal or offer from, furnish any information regarding the Company to, or participate in any discussions or negotiations with, any third party regarding, or in a manner intended or reasonably likely to facilitate, any Alternative Transaction; (ii) disclose any information to any person concerning the business, properties, assets or technologies of the Company, or afford to any Person access to its properties, assets, technologies, books or records, in connection with an Alternative Transaction; (iii) assist or cooperate with any person to make any inquiry, offer, proposal or indication of interest regarding any Alternative Transaction; or (iv) enter into any Contract with any person providing for an Alternative Transaction. (c) In the event that the Company or any of its Affiliates or Representatives shall receive, prior to the Closing or the termination of this Agreement in accordance with Section 7.1, any inquiry, offer, proposal or indication of interest regarding a potential Alternative Transaction, or any request for disclosure of information or access of the type referenced in

50 Section 5.3(b)(ii), the Company or such Representative shall promptly (and in any event within forty-eight (48) hours) notify Parent thereof, which notice shall include the identity of the party making any such inquiry, offer, proposal, indication of interest or request, and the specific terms of such inquiry, offer, proposal, indication or request, as the case may be (including a copy of any written material and electronic communications received from such third party), and such other information related thereto as Parent may reasonably request. (d) It is understood that any action or omission in contravention of the covenants and agreements in this Section 5.3 concerning any Representatives of the Company shall be deemed to be a breach of this Agreement by the Company. Section 5.4 Securityholder Matters. On the date of the initial public announcement by Parent of the Mergers and the other Transactions, the Company shall deliver to each Stockholder the Investor Questionnaire. The Company shall use its reasonable best efforts to cause each Stockholder to deliver to the Company a duly executed Investor Questionnaire no more than three (3) Business Days after the date of this Agreement. If any such Stockholder is an Unaccredited Investor, the Company shall use reasonable best efforts to cause each such Stockholder to deliver to Parent a duly executed and completed Purchaser Representative Agreement as promptly as practicable, and in any event no more than five (5) Business Days, after the execution and delivery of this Agreement. Section 5.5 Access to Information. During the Pre-Closing Period, the Company shall afford Parent and its Representatives reasonable access, during normal business hours and upon reasonable request, to (i) all of the assets, properties, personnel, books and records and Contracts of the Company, (ii) all other information concerning the business, assets, properties and personnel of the Company as Parent may reasonably request and (iii) Employees of the Company; provided that nothing herein shall require the Company to provide access to, or to disclose any information to, Parent or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, on advice of counsel, (x) would waive any legal privilege or similar protection or (y) would be in violation of applicable Law (provided, that in the case of clauses (x) and (y), the Company shall use commercially reasonable efforts to provide such access or disclosure and to implement such procedures as are necessary to permit such access or disclosure in a manner consistent with applicable Law and which does not result in the loss of the applicable legal privilege or similar protection or violation of applicable Law). During the Pre-Closing Period, upon reasonable request by Parent, the Company shall use commercially reasonable efforts to facilitate meetings between Parent and customers, licensors, licensees or other business relations of the Company. Section 5.6 Employee Matters. (a) For one (1) year following the Closing Date (or, if earlier, the termination date of the applicable employee), Parent or its Subsidiaries shall provide, or cause to be provided, to each Continuing Employee (i) an annual base salary or base wage rate, as applicable, that is no less favorable than those provided to such employee as of immediately prior to the First Effective Time, (ii) annual target cash incentive opportunities (excluding any long-term incentive, retention, change in control and equity or equity-based compensation), if any, that are no less favorable in the aggregate than those provided to such employee immediately prior to the

51 First Effective Time and (iii) employee benefits (excluding defined benefit pension, deferred compensation, retiree medical, severance, long-term incentive, retention, change in control and equity or equity-based incentives, and without regard to applicable monthly premiums) that are substantially comparable in the aggregate to the employee benefits provided to such employee immediately prior to the Closing. (b) Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Subsidiaries to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee who is currently enrolled in a Company-provided health plan a one-time stipend, which shall be delivered, to the extent administratively practicable, through a health reimbursement arrangement account, equal to Parent’s current plan year’s deductibles for the medical and dental plan (in aggregate) that each participant elects during open enrollment for the period between the Closing and June 30, 2026, to offset plan deductibles under any group health plans of Parent or its Subsidiaries for the period from Closing through the end of the Parent plan year in which the Closing occurs and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Employee Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of vesting, benefit accrual and eligibility to participate (but not for benefit accrual purposes under any defined benefit pension plan or retirement eligibility) under each applicable benefit plan of Parent or its Subsidiaries, as if such service had been performed with Parent or its Subsidiaries. (c) Neither this Section 5.6 nor any other provision of this Agreement is intended, or shall be interpreted, to provide nor create any third party beneficiary rights or any other rights of any kind or nature whatsoever in any shareholder, Employee or any other Person, including any rights of employment or engagement for any specified period and/or any employee or other benefits, in favor of any Person, other than the Parties and their respective successors and permitted assigns, and all provisions hereof will be personal solely among the Parties. For the avoidance of doubt, nothing contained herein, express or implied, will (i) be construed to establish, amend or modify any Company Employee Plan or any other benefit plan, program, agreement or arrangement or (ii) prevent the amendment, modification or termination of any Company Employee Plan in accordance with its terms after the Closing. (d) If requested by Parent in a written notice delivered to the Company not less than five (5) days prior to the Closing Date, the Company shall terminate any and all Company Employee Plans (or participation therein) intended to include a Code Section 401(k) arrangement effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Second Effective Time (each, a “Company 401(k) Plan”). If Parent provides such written request to the Company, no later than three (3) days prior to the Closing Date, the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company Board or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to the reasonable review of Parent. If the Company 401(k) Plan is terminated, as provided herein, effective not later than the Closing Date, Parent shall have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and a related trust exempt from tax under Section 501(a)

52 of the Code) (as applicable, the “Parent 401(k) Plan”). Each Continuing Employee participating in a Company 401(k) Plan immediately prior to the Closing Date shall become a participant in the corresponding Parent 401(k) Plan as soon as reasonably practicable following the Closing Date. Parent agrees to cause the Parent 401(k) Plan to allow each Continuing Employee to make a “direct rollover” to the Parent 401(k) Plan of the account balances of such Continuing Employee (including promissory notes evidencing any outstanding loans) under the Company 401(k) Plan in which such Continuing Employee participated prior to the Closing if such Parent 401(k) Plan permits such a direct rollover and if such direct rollover is elected in accordance with applicable Law by such Continuing Employee. The rollovers described herein shall comply with applicable Law, and each relevant party shall make all filings and take any actions required of such party under applicable Law in connection therewith. (e) If reasonably requested by Parent in a written notice delivered to the Company within five (5) days prior to the Closing Date, the Company shall update the list of then-current Company employees set forth on Section 3.16(f)(i) of the Disclosure Schedule and the list of then-current individual consultants and independent contractors set forth on Section 3.16(f)(ii) of the Disclosure Schedule. (f) For a period of 90 days following the Closing Date, Parent shall not take, and shall cause its Subsidiaries (including, following the Second Effective Time, the Surviving LLC) not to take, any action with respect to Employees that would result in any liability to the Securityholders under WARN. Section 5.7 280G Stockholder Approval. Prior to the Closing, the Company shall use reasonable best efforts to obtain and deliver to Parent a parachute payment waiver, in a form approved by the Parent (the “Parachute Payment Waiver”), executed by each “disqualified individual” (within the meaning of Section 280G of the Code). Parent acknowledges that this Section 5.7 shall not be construed to require the Company to compel any Person to waive any existing legally-binding rights under any contract or agreement that such Person has with the Company and in no event shall the Company be deemed in breach of this Section 5.7 if, despite the Company’s reasonable best efforts to obtain a waiver from each such Person, any such Person refuses to waive any such rights. Promptly following the delivery of the Parachute Payment Waivers to Parent (prior to the Closing), the Company shall submit to the Stockholders for approval, by such Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may, separately or in the aggregate, constitute “parachute payments” pursuant to Section 280G of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and comment by Parent with any such comments timely made by Parent to be taken into account in good faith by the Company), and prior to the Closing, the Company shall deliver to Parent notification and documentation (and which documentation shall be subject to Parent’s advanced review and comments, with any such comments timely made by Parent to be taken into account in good faith by the Company) that (i) a vote of the holders of Company Common Stock was solicited in accordance with Section 280G of the Code and the regulations promulgated thereunder and the requisite approval was obtained with respect to any payments and/or benefits that were subject to the vote (the “280G Stockholder Approval”) or (ii) that the 280G Stockholder Approval was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the

53 Parachute Payment Waivers that were executed by the affected individuals prior to the solicitation of the vote of the holders of Company Common Stock pursuant to this Section 5.7. The Parties acknowledge that this Section 5.7 shall not apply to any agreement, contract, arrangement or plan entered into by and between Parent or any of its Affiliates (as of the date hereof) and an employee of the Company after the date hereof (collectively, “Parent Arrangements”), unless such Parent Arrangements have been disclosed to the Company at least seven (7) Business Days prior to the Closing. To the extent any Parent Arrangement is not disclosed to the Company at least seven (7) Business Days prior to the Closing, compliance with this Section 5.7 shall be determined as if such Parent Arrangement had not been entered into. Section 5.8 Third-Party Consents. During the Pre-Closing Period, Parent and the Company shall cooperate with each other and use reasonable best efforts to send all notices to and obtain all consents, waivers and approvals of any third party to any Contract set forth in Section 5.8 of the Disclosure Schedule. Such notices, consents, waivers and approvals shall be in form and substance reasonably acceptable to Parent. Neither Parent nor the Company shall be obligated to make any payment or commercial concession to any third party, or incur any Liability, as a condition to (or in connection with) effecting such consent. Section 5.9 Allocation Schedule. (a) The Company shall prepare and deliver to Parent the Allocation Schedule at least three (3) Business Days prior to the anticipated Closing Date, which Allocation Schedule shall be dated as of the Closing Date. The Company has made available to Parent, prior to the date of this Agreement, a form of Allocation Schedule that includes illustrative calculations of the Closing payments as if the Closing occurred on January 5, 2026, which illustrative Allocation Schedule (and calculations contained therein) were prepared by the Company reasonably and in good faith. For the avoidance of doubt, such form of Allocation Schedule and the illustrative calculations therein shall be for informational purposes only and shall not be determinative of any amounts or calculations included therein. (b) The Company will provide reasonably detailed back-up documentation for the calculations contained therein that is reasonably requested by Parent. The Company shall make available to Parent and its Representatives the work papers (subject to the execution of customary work paper access letters, if requested) and other books and records used in preparing the Allocation Schedule and reasonable access to the Company’s service providers or Representatives of the Company as Parent may reasonably request in connection with its review of the Allocation Schedule, and will otherwise cooperate in good faith with Parent’s and its Representatives review and shall consider in good faith any comments of Parent on the Allocation Schedule. The Company shall ensure that the Allocation Schedule complies with any applicable Laws, the Governing Documents, the Company Equity Plan, the Company Warrant Agreements and any other Contract of the Company. It is expressly acknowledged and agreed that (i) Parent and its Representatives shall be entitled to rely on the Allocation Schedule without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith and (ii) neither Parent nor any of its Representatives shall have any Liability to any Securityholder or any other Person with respect to any claims relating to any alleged inaccuracy, incompleteness or miscalculations in, or otherwise relating to, the preparation of the Allocation Schedule and any information set forth therein or payments made by any Person in accordance

54 therewith. Notwithstanding the foregoing, in no event will any of Parent’s rights be considered waived, impaired or otherwise limited as a result of Parent not making an objection prior to the Closing or its making an objection that is not fully implemented in a revised Allocation Schedule, as applicable. Section 5.10 Payoff Letters; Company SAFEs. (a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent, from each holder of the Indebtedness set forth in Section 5.10(a) of the Disclosure Schedule (the “Existing Debt Facilities”), customary payoff letters, together with all documentation relating to the release of all Liens with respect to the Existing Debt Facilities, in each case, in form and substance reasonably satisfactory to Parent, which such payoff letters will (i) set forth the amounts required to pay off in full all such Indebtedness owed to such holder (the “Payoff Amount”) and wire transfer information for such payment and (ii) state that all obligations in respect of the Existing Debt Facilities and all Liens securing such Indebtedness have been terminated and released or that they will be so terminated and released upon receipt of the Payoff Amount on the Closing Date by the holders of such Indebtedness (or the agents or trustees authorized to act on their behalf) (each, a “Payoff Letter”). At the Closing, Parent shall pay, or cause to be paid, the applicable Payoff Amounts to such holders as set forth in the applicable Payoff Letters. (b) Each Company SAFE that is outstanding immediately prior to the First Effective Time shall, at the Second Effective Time, by virtue of the Mergers and without any action on the part of Parent, the Merger Subs, the Company or the holders of the Company SAFEs, be cancelled and extinguished and shall be converted, in accordance with the terms of such Company SAFE and the applicable Company SAFE Cancellation Agreement, at the Closing, into (i) an amount of cash (without interest thereon) equal to (A) the applicable Company SAFE Purchase Amount, multiplied by (B) the Company SAFE Cash Consideration Ratio (such amount, the “Company SAFE Cash Consideration Amount”) and (ii) a number of shares of Parent Common Stock equal to (A) (x) the applicable Company SAFE Purchase Amount, multiplied by (y) the Company SAFE Stock Consideration Ratio divided by (B) the Parent Stock Price (such amount, the “Company SAFE Stock Consideration Amount”). (c) At least three (3) Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent, from each holder of the Company SAFEs, a duly executed Company SAFE Cancellation Agreement with respect to the applicable Company SAFE. Section 5.11 Transaction Expenses; Invoices. Except as otherwise set forth herein, each Party shall be responsible for its own expenses and costs that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements to which such Party is a party. The Company shall use all available cash to pay down Closing Transaction Expenses prior to the Closing. To the extent any such Closing Transaction Expenses are not expected to be paid down prior to the Closing, at least three (3) Business Days prior to the anticipated Closing Date, the Company shall use reasonable best efforts to deliver to Parent from each financial advisor, counsel, accountant, or other advisor or professional service provider owed Closing Transaction Expenses, a final invoice or other final statement indicating that such amounts reflected thereon are all amounts owed to such Person in respect of Closing

55 Transaction Expenses, setting forth the amounts required to pay off in full the Closing Transaction Expenses owing to such Person and wire transfer information for such payment, and attaching validly completed copies of any necessary Tax forms, including United States IRS Form W-9 or W-8, as applicable. Section 5.12 Public Disclosure. The initial announcement with respect to the Transactions shall be made by Parent and consented to in advance by the Company (such consent not to be unreasonably withheld, conditioned or delayed). Other than such initial announcement, no Party nor any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement in respect of this Agreement or the Transactions without the prior written consent of each of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or stock exchange rules, in which case the Party required to publish such press release or public announcement shall use reasonable efforts to provide the other Parties a reasonable opportunity to comment on such press release or public announcement in advance of such publication and shall consider such comments in good faith; provided, that the foregoing shall not apply to any press release or public announcement so long as any statements contained therein concerning the transactions contemplated by this Agreement are consistent with previous releases or announcements made in compliance with the provisions of this Section 5.12. Parent and the Company will consult with each other concerning the means by which the employees, customers and partners of the Company and other Persons having dealings with the Company will be informed of the transactions contemplated by this Agreement. Section 5.13 Stock Exchange Listing. Parent shall, as promptly as reasonably practicable following the date hereof with respect to the shares of Parent Common Stock to be issued as part of the Total Merger Consideration, prepare and submit to The New York Stock Exchange, a listing application covering such shares of Parent Common Stock, and shall use its reasonable best efforts to obtain, prior to the Closing, approval for the listing of such shares of Parent Common Stock on The New York Stock Exchange, subject to official notice of issuance to The New York Stock Exchange. The Company shall reasonably cooperate with Parent and The New York Stock Exchange with respect to such listing. Section 5.14 Confidentiality. Each of the Parties (other than the Holder Representative) hereby agrees that the information obtained in any investigation pursuant to Section 5.5, or otherwise pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement, dated July 30, 2025 (the “Confidentiality Agreement”), by and between the Company and Parent. Without limiting the generality of the foregoing, the Company agrees that this Agreement and any Related Agreements and the terms and conditions hereof and thereof and discussions and negotiations in connection herewith and therewith, including any proceedings pursuant to Section 10.11, shall be kept confidential by the Company; provided, however, the Company may disclose such information or terms (a) if required to do so by applicable Law; provided, that the Company promptly notifies Parent (in advance, to the extent reasonably practicable) of disclosing such information and takes reasonable steps to minimize the extent of any such required disclosure; (b) following any public announcement of the Mergers and the other Transactions by Parent, the Company may disclose the terms of this Agreement that are disclosed by Parent in such public announcement; (c) to its Securityholders,

56 which such Securityholders shall be permitted to provide ordinary course communications regarding this Agreement and the Transactions to their Representatives for purposes of evaluating the Agreement and the Transactions and to existing or prospective general and limited partners, equity holders, members, managers and investors, in each case, who are subject to customary confidentiality restrictions; (d) to enforce its rights under this Agreement and (e) to the extent they become generally available to the public other than by virtue of a breach of this provision by the Company or its Affiliates or Representatives. The Holder Representative shall hold in confidence all documents and information furnished to it in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, following Closing, the Holder Representative shall be permitted to disclose information as required by Law or to advisors and Representatives of the Holder Representative and to the Securityholders, in each case who have a need to know such information, provided, that such Persons are subject to confidentiality obligations with respect thereto. Section 5.15 Reasonable Best Efforts to Close; Regulatory Matters. (a) Subject to Section 5.15(d), each of the Parties agrees to use its reasonable best efforts, and to cooperate with each other Party, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary as they relate to such Party’s obligations in this Agreement, to consummate and make effective the Merger, including by using reasonable best efforts (i) to make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions and (ii) to obtain each consent, approval, or expiration or termination of any applicable waiting period (if any) required to be obtained (pursuant to any applicable Law, Contract or otherwise) by such Party in connection with the Transactions. Each of the Parties, at the request of another Party, agrees to execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger. Notwithstanding anything to the contrary herein, no Party shall be required to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments) to obtain any consent of any Person (including any Governmental Entity) under any Contract. Notwithstanding anything to the contrary herein, no Party shall be required to take any action or make any agreement required by any Governmental Entity under any Law unless such action or agreement is conditioned on the consummation of the Transactions. (b) Each of the Company and Parent shall use reasonable best efforts to file (and to request early termination of any applicable waiting period), as soon as practicable, and no later than ten (10) Business Days, after the date hereof (other than, with respect to filings and submissions required under the HSR Act, which were filed by the Parties prior to the date hereof), all filings, submissions, notices, reports and other documents required to be filed by such Party with any Governmental Entity, or that Parent may reasonably request, with respect to the Transactions and to submit promptly any additional information requested by any such Governmental Entity. (c) To the extent permitted by applicable Law, each of the Company and Parent shall promptly inform the other of any material communication between the Company or Parent (as applicable) and any Governmental Entity regarding the Transactions either (x) before delivering

57 any material communication to a Governmental Entity or (y) promptly after receiving any material communication from a Governmental Entity (and if in writing, furnish the other Party with a copy of such communication, excluding, as applicable, any attachments, materials, or information deemed sensitive by the submitting Party). If the Company or Parent or any Affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the Transactions, then the Company or Parent (as applicable) shall comply in a timely manner with any request, as soon as reasonably practicable. To the extent permitted by applicable Law and except as may be prohibited by any Governmental Entity, the Parties (other than the Holder Representative) shall (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Approval or any other applicable Law, and (ii) provide advance notice of and permit authorized representatives of the other Party to be present at each meeting or conference with any Governmental Entity, to the extent reasonably practicable and unless prohibited by the Governmental Entity; provided, however, nothing herein will preclude Parent or the Company from participating in impromptu discussions with a Governmental Entity without participation by the other Party where the discussions are initiated by the Governmental Entity or in connection with communications the Company initiates with its government customers and regulators in the ordinary course of Company’s business regarding routine matters, such as licenses or authorizations required under relevant regulations or contract performance and bids, that fall into categories agreed with Parent (such Party shall promptly inform the other of any such material communication between the Governmental Entity and the Company or Parent). Each of Parent and Company may, as they deem necessary, designate any sensitive materials to be exchanged in connection with this Section 5.15(c) as “outside counsel only.” Any such materials, as well as the information contained therein, shall be provided only to a receiving Party’s outside counsel (and mutually acknowledged outside consultants) and not disclosed by such outside counsel (or consultants) to any Employees, officers, or directors of the receiving Party without the advance written consent of the Party supplying such materials or information. After good faith consultation with the Company, Parent shall be entitled to make strategic and tactical decisions as to the manner in which to obtain from any Governmental Entity under any applicable Laws, any actions or non-actions, consents, approvals, authorizations, clearances or Orders required to be obtained by Parent, the Company or any of their respective subsidiaries in connection with the consummation of the Transactions, including as to any litigation or potential litigation matters, pertaining to the HSR Approval or any other applicable Laws. Neither Parent nor the Company will, nor will they permit any of their respective Representatives to, make any proposals relating to, or enter into, any understanding, undertaking or agreement (including any timing or similar agreement) with, any Governmental Entity relating to the Transactions without the other’s prior review; provided, that the final determination as to the appropriate course of action or proposal shall be made by Parent. (d) Notwithstanding the foregoing or anything else contained in this Agreement, (i) neither Parent nor the Company (nor any of their respective Affiliates) shall be required to (A) sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, (B) agree to any restriction or condition with respect to their business, or agree to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, (C) enter into

58 or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement or to agree to any restriction or condition, in each case, with respect to the assets, operations or conduct of their business (or, following the Closing, the combined business) in a specified manner, (D) permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Affiliates (provided, that the Company shall agree to take (and shall take) any such action in foregoing clauses (A) through (D) with respect to the Company to the extent (x) the Company is requested in writing to do so by Parent and (y) such action is only binding on or otherwise applicable to the Company from and after the Second Effective Time and in the event that the Closing occurs) or (E) litigate, defend, or contest any Action, whether judicial or administrative, challenging or seeking to restrain or prohibit the consummation of the Transactions (provided, that the Company shall agree to take (and shall take) any such action in this clause (E) with respect to the Company to the extent (x) the Company is requested in writing to do so by Parent and (y) Parent agrees in writing to indemnify the Company for its reasonable attorneys’ fees and other out-of-pocket expenses related thereto). The Company shall not communicate to any Governmental Authority its willingness to consider, offer to take, or to agree to, any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Mergers and the other Transactions without the prior written consent of Parent (which may be withheld in Parent’s sole discretion). Section 5.16 Company Director and Officer Indemnification. (a) During the period commencing as of the Closing and ending on the sixth (6th) anniversary of the Closing, to the fullest extent permitted by applicable law, Parent shall cause the Company to fulfill and honor the obligations of the Company pursuant to (i) each indemnification agreement in effect between the Company and any Company Indemnified Party as of the date hereof and set forth on Section 5.16(a) of the Disclosure Schedule and (ii) all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions contained in the Governing Documents (as in effect on the date hereof). (b) For a period of six (6) years following the Closing, Parent shall cause the Governing Documents of the Company to contain provisions with respect to exculpation and indemnification and advancement of expenses that are at least as favorable to the Company Indemnified Parties as those contained in the Governing Documents (as in effect on the date hereof), which provisions will not be amended, repealed or otherwise modified in any matter that would adversely affect the rights thereunder of Company Indemnified Parties. (c) Prior to the Closing, the Company shall purchase for the benefit of the Company Indemnified Parties, a directors’ and officers’ liability insurance policy (any such insurance policy, the “D&O Policy”) providing coverage for six (6) years following the Closing with terms and coverage limits no less favorable than those in effect prior to the Closing. In no event shall Parent take any action that would cause such D&O Policy to cease to be effective and Parent shall take all commercially reasonable actions (other than paying additional premiums) to maintain in effect such D&O Policy for the benefit of such Company Indemnified Parties. The cost and expense of the D&O Policy shall be a Closing Transaction Expense.

59 (d) For the avoidance of doubt, and notwithstanding anything herein to the contrary, Parent shall be under no obligation to maintain the existence of the Company for any specified period following the Closing; provided, that, if the Company or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in this Section 5.16. (e) This Section 5.16 shall survive the Closing, shall not be terminated or modified in such a manner as to materially and adversely affect any Company Indemnified Party without the consent of such affected Company Indemnified Party, is intended to benefit and may be enforced by the Company Indemnified Parties and their respective heirs, successors and assigns and shall be binding on Parent and its Subsidiaries and their respective successors and assigns. Section 5.17 Tax Matters. (a) Following the Closing, Holder Representative agrees to use commercially reasonable efforts to furnish or cause to be furnished to Parent, upon request, as promptly as practicable, such information in its possession and reasonable assistance relating to Taxes, including access to books and records, as is reasonably necessary for the filing of all Tax Returns by Parent, the making of any election relating to Taxes (subject to Section 5.17(d)), the preparation for any audit by any Tax authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. (b) In the case of any Tax with respect to the Company that is assessed with respect to a Straddle Period, (i) the amount of such Taxes based on or measured by income, sales, use, receipts or similar items (other than property and ad valorem Taxes) for the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and (ii) the amount of any other Taxes and any exemptions, allowances or deductions determined for the entire Straddle Period, that in each case relates to the portion of the Straddle Period ending on and including the Closing Date shall equal the amount of such Tax, exemption, allowance, or deduction for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period. Notwithstanding anything to the contrary in the foregoing, the Parties agree that for all purposes of this Agreement, all Transaction Tax Deductions will be claimed in and/or allocated to the Pre-Closing Tax Period. (c) All Transfer Taxes incurred as a result of the transactions contemplated by this Agreement shall be borne 50% by the Securityholders (based on their respective Pro Rata Share), on the one hand, and 50% by Parent, on the other hand. The Person that is legally obligated to do so shall, at its own expense, properly prepare and timely file all Tax Returns with respect to such Taxes, and if required by applicable Law, the other Parties (other than the Holder Representative) shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation and cooperate in the preparation thereof; provided, that at least three (3) Business Days prior to the due date of any such Tax Return, the non-filing Person shall pay to the filing Person an amount equal to 50% of such Taxes.

60 (d) Any of the following actions taken by Parent or any of its Affiliates (including, after the Closing, the Surviving Corporation or the Surviving LLC) after the Closing shall be disregarded for purposes of determining the Taxes included in Closing Indebtedness or Closing Transaction Expenses: (i) the amendment, re-filing or other modification of any Tax Return relating in whole or in part to the Company with respect to any Pre-Closing Tax Period; (ii) the making of any Tax election that has retroactive effect to, or the change in any method of accounting for, any Pre-Closing Tax Period; (iii) the filing of any ruling or request with any Tax authority that relates to Taxes or Tax Returns of the Company for any Pre-Closing Tax Period; (iv) any actions by or at the direction of Parent or any of its Affiliates on the Closing Date after the Closing that is outside the ordinary course of business; (v) filing any Tax Return with respect to the Company for any Pre-Closing Tax Period in a jurisdiction in which the Company has not previously filed Tax Returns; or (vi) the entering into of any voluntary disclosure with any Tax authority regarding any Tax or Tax Returns of the Company for any Pre-Closing Tax Period (including any voluntary disclosure with a Tax authority with respect to filing Tax Returns or paying Taxes for any Pre-Closing Tax Period in a jurisdiction that the Company did not previously file a Tax Return or pay Taxes). Notwithstanding anything herein to the contrary, Parent and its Affiliates (including on or after the Closing Date, the Company) will not make any election under Section 336 or Section 338 of the Code (or any similar provisions under state, local, or non-U.S. Law) with respect to the transactions contemplated under this Agreement. (e) The Parties hereto intend that, for U.S. federal income Tax purposes, (i) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations promulgated thereunder, and (ii) this Agreement to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) (the foregoing Sections 5.17(e)(i) and 5.17(e)(ii), collectively, the “Intended Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by Law or a determination within the meaning of Section 1313(a) of the Code. Each of the Parties hereto agrees to (x) promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Entity, and (y) cooperate with each other and their respective counsel to document and provide factual support for the Intended Tax Treatment. (f) Notwithstanding anything to the contrary, each Party acknowledges and agrees that its obligations to effect the transactions contemplated by this Agreement are not subject to any condition with respect to the Mergers qualifying for the Intended Tax Treatment. Section 5.18 Resignations. To the extent requested by Parent at least three (3) Business Days prior to Closing, the Company shall use reasonable best efforts to cause to be delivered to Parent duly executed resignation letters from each director of the Company, which shall include customary waiver, release and discharge provisions, in form and substance reasonably acceptable to Parent.

61 Section 5.19 Conduct of Business by Parent and Merger Subs. During the Pre- Closing Period, except to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned, or delayed), as expressly contemplated by this Agreement or as required by applicable Law, Parent and the Merger Subs shall not: (a) cause or permit any modifications, amendments or changes to the organizational documents of Parent or the Merger Subs in a manner that would reasonably be expected to (A) adversely affect recipients of Total Merger Consideration relative to any other stockholders of Parent or (B) prevent or materially impede or delay the consummation of the Mergers and the other transactions contemplated by this Agreement and the other Related Agreements to which the Parent is a party; (b) adopt a plan of complete or partial liquidation, dissolution or restructuring of Parent, or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Merger Subs; (c) take, commit, or agree in writing or otherwise to take or make, any of the actions described in clauses (a) or (b) of this Section 5.19. Section 5.20 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or either Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the First Effective Time. Prior to the First Effective Time, each of Parent, Merger Sub 1, Merger Sub 2 and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations. Section 5.21 R&W Insurance. On or before the date hereof, Parent has taken reasonably necessary steps required under the terms of the R&W Policy and the related binder agreement in order to bind the applicable insurer(s) as of the date hereof and any other actions reasonably necessary to cause the R&W Policy to incept as of the date hereof. Parent acknowledges and agrees that the R&W Policy shall at all times (a) provide that the insurer shall have no, and shall waive and not pursue, directly or indirectly, any and all, subrogation or contribution rights against the Securityholders, their Affiliates, and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, and representatives, and their heirs, successors, and permitted assigns, each in their capacity as such (collectively, the “Securityholder Parties”) (except in the case of Fraud and solely against the Securityholder Party who committed such Fraud), (b) contain an express agreement from the applicable insurer(s) that Parent and its Affiliates shall have no obligation to pursue any claim against any Securityholder Party in connection with any Liability related thereto, and (c) grant to the Securityholder Parties third party beneficiary rights to directly enforce the foregoing against the applicable insurer(s). Parent covenants and agrees that it will not agree to or permit any amendment to, or repeal or modification of, the provisions of the R&W Policy that is in any manner adverse in any material respect to the Securityholder Parties without the prior written consent of the Company (if before Closing) or the Holder Representative (if after Closing). Parent shall be responsible for the cost of obtaining the R&W Policy. Parent acknowledges and agrees that any failure by Parent to obtain the R&W Policy by the date of this Agreement or to maintain the R&W Policy in full

62 force and effect shall not in any manner increase the Liability of the Securityholder Parties. Parent shall, promptly following issuance and in any event within a reasonable period after the Closing, deliver to the Holder Representative a true, correct, and complete copy of the final issued R&W Policy. Section 5.22 Resale Registration Statement. Parent shall use commercially reasonable efforts to provide that a registration statement on Form S-3, registering the resale of the shares of Parent Common Stock issuable under this Agreement as part of the Total Merger Consideration, shall be filed with the U.S. Securities and Exchange Commission and effective within three (3) Business Days following the Closing Date. Prior to the Closing, the parties shall enter into the Registration Rights Agreement. Section 5.23 Consents. Prior to the Closing, the Company shall, upon Parent’s request and using forms reasonably acceptable to Parent, use commercially reasonable efforts to obtain prior to the Closing, the consents, waivers and approvals listed on Section 3.4 of the Disclosure Schedule or under any Contract entered into after the date hereof that would have been required to be listed or described on Section 3.4 of the Disclosure Schedule if entered into prior to the date hereof, and the Company shall deliver copies of such consents, waivers and approvals to Parent promptly following the Company’s receipt thereof. Notwithstanding anything to the contrary herein, none of Parent, its Subsidiaries or the Company shall be required to pay any consent or other similar fee, payment, or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third-party consents, waiver or approvals (except, in the case of the Company, if requested by Parent). Section 5.24 Employee Documentation. During the Pre-Closing Period, the Company shall cooperate and work with Parent to assist Parent in providing an offer of employment, in the case of each Key Employee, in the form of a Key Employee Agreement, and for each other employee, in the form of a Letter of Understanding, with D-Wave Commercial Inc. (“D-Wave Commercial”) or such other legal entity designated by Parent to the employees of the Company. With respect to such employees, the Company shall use reasonable best efforts to assist Parent with its efforts to enter into the Key Employee Agreements with the Key Employees and to offer the Letters of Understanding to each other employee. D-Wave Commercial shall make such offers to each employee of the Company (other than the Key Employees) as soon as reasonably practicable following the date hereof; provided that, in Parent’s sole discretion, Parent may elect not to provide a Letter of Understanding to certain employees (and for the avoidance of doubt, in such case, such employee shall not be taken into account for the purposes of determining satisfaction of the condition set forth in Section 6.1(b)(v)(A)). ARTICLE VI CLOSING AND CLOSING CONDITIONS Section 6.1 Closing Conditions. The obligations of Parent and the Company to consummate the Closing are subject to the satisfaction or waiver by Parent and the Company of each of the following conditions on or prior to the Closing Date:

63 (a) Mutual Conditions to Close. (i) No Law or Order (whether temporary, preliminary or permanent) shall have been enacted or issued after the date hereof and remain in effect which has the effect of making the Transactions illegal or otherwise prohibiting or preventing the consummation of the Transactions in accordance with the terms hereof. (ii) Any waiting period (or any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated (the “HSR Approval”). (iii) The shares of Parent Common Stock issuable under this Agreement as part of the Total Merger Consideration shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance. (b) The obligations of Parent to consummate the Closing are subject to the satisfaction or waiver by Parent of each of the following conditions on or prior to the Closing Date: (i) (w) Each of the representations and warranties of the Company set forth in this Agreement (other than as set forth in subsections (x), (y) and (z) below), without giving effect to any materiality or Company Material Adverse Effect or similar qualification contained therein, shall have been true and correct in all respects on the date hereof and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, which shall be true and correct in all respects as of such date), in each case except to the extent that the failure of such representations and warranties to be true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) each of the representations and warranties of the Company contained in Section 3.1 (Organization and Good Standing), and Section 3.2 (Authority and Enforceability), without giving effect to any materiality or Company Material Adverse Effect or similar qualification contained therein, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, which shall be true and correct in all material respects as of such date), (y) the representations and warranties of the Company set forth in Section 3.5 (Company Capital Structure), without giving effect to any materiality or Company Material Adverse Effect or similar qualification contained therein, shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing Date, in each case other than in any de minimis respect, as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Company made only as of a specified date, which shall be true and correct in all respects as of such date), and (z) the representations and warranties of the Company set forth in Section 3.8(a) (No Changes) shall have been true and correct in all respects as of the date hereof and shall be

64 true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date. (ii) The Company shall have performed and complied in all material respects with each of its covenants and obligations under this Agreement required to be performed and complied with by the Company prior to the Closing. (iii) No Company Material Adverse Effect shall have occurred since the date hereof. (iv) The following Contracts shall be, as of the Closing, in full force and effect: (A) each of the Key Employee Agreements; (B) each of the Lock-Up Agreements; (C) each of the Company SAFE Cancellation Agreements; and (D) the Yale Letter Agreement; (v) Prior to or concurrently with the Closing, the Company shall have delivered to Parent the following: (A) Written confirmation that no more than 10% of the employees of the Company (excluding the Key Employees) as of the date of this Agreement that received a Letter of Understanding from Parent in accordance with the terms as described in Section 5.24 shall have resigned or been terminated by the Company from their employment with the Company or delivered written notice to the Company of their intent to resign. (B) a certificate executed by the Chief Executive Officer of the Company for and on behalf of the Company certifying as accurate and complete the information set forth in the Allocation Schedule in connection with the Closing Date (the “Financial Certificate”); (C) a certificate executed by the Chief Executive Officer of the Company for and on behalf of the Company certifying that, as of the Closing, the conditions set forth in Sections 6.1(b)(i), 6.1(b)(ii) and 6.1(b)(iii) have been satisfied; (D) the Payoff Letters, duly executed by the applicable lenders; (E) the Registration Rights Agreement, duly executed by each of the Securityholders receiving Parent Common Stock as consideration under this Agreement;

65 (F) the Purchaser Representative Agreement, duly executed by each Unaccredited Investor that is receiving Parent Common Stock; and (G) a properly executed statement in accordance with the requirements of Treasury Regulations Section 1.1445-2(c)(3), together with a notice to the IRS, in accordance with the requirements of Treasury Regulations Section 1.897- 2(h)(2); provided, that Parent’s sole remedy for a failure to deliver such documentation shall be to withhold pursuant to Section 2.8 such amounts as are required to be withheld under Section 1445 of the Code, and such failure will not be deemed to be a failure of the condition set forth in this Section 6.1(b)(v)(G) to have been met. (c) The obligations of the Company to consummate the Closing are subject to the satisfaction or waiver by the Company of each of the following conditions on or prior to the Closing Date: (i) (x) Each of the representations and warranties of Parent set forth in this Agreement other than the representations and warranties set forth in Section 4.1 (Organization and Standing), Section 4.4 (Authority and Enforceability), Section 4.6 (Valid Issuance) and Section 4.9 (No Changes) shall have been true and correct (without giving effect to any materiality or Parent Material Adverse Effect or similar qualification contained therein) in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of Parent made only as of a specified date, which shall be true and correct in all respects as of such date), except where any failure of any such representations and warranties to be true and correct would not be a Parent Material Adverse Effect, (y) the representations and warranties of Parent set forth in Section 4.1 (Organization and Standing) and Section 4.4 (Authority and Enforceability), without giving effect to any materiality or Parent Material Adverse Effect or similar qualification contained therein, shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing Date, in each case other than in any de minimis respect, as though such representations and warranties were made on and as of such date (other than the representations and warranties of Parent made only as of a specified date, which shall be true and correct in all respects as of such date), and (z) the representations and warranties of Parent set forth in Section 4.6 (Valid Issuance) and Section 4.9 (No Changes) shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date. (ii) Parent shall have performed and complied in all material respects with each of its covenants and obligations under this Agreement required to be performed and complied with by it prior to the Closing. (iii) No Parent Material Adverse Effect shall have occurred since the date of the Agreement.

66 (iv) Prior to or concurrently with the Closing, Parent shall have delivered to the Company the following (which remain or will be in full force and effect as of the Closing, as applicable): (A) the Registration Rights Agreement, duly executed by Parent; (B) the Paying Agent Agreement, duly executed by Parent and the Paying Agent; and (C) a certificate executed by a duly authorized officer of Parent for and on behalf of Parent (but not in their personal capacity) certifying that, as of the Closing, the conditions set forth in Sections 6.1(c)(i), 6.1(c)(ii) and 6.1(c)(iii) have been satisfied. ARTICLE VII TERMINATION Section 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing Date only: (a) by mutual written agreement of the Company and Parent; (b) by Parent or the Company, by written notice to the other, if the Closing shall not have occurred on or prior to April 6, 2026 (the “End Date”); provided, however, the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date; (c) by Parent or the Company, by written notice to the other, if any Law or final and non-appealable Order shall be in effect which has the effect of making the Transactions illegal or otherwise prohibits the consummation of the Transactions; (d) by Parent, by written notice to the Company, if Parent is not then in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 6.1(b)(i) or 6.1(b)(ii) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) days after written notice thereof to the Company; provided, however, no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured, or (ii) if any of the conditions to Closing in Sections 6.1(b)(i) and 6.1(b)(ii) for the benefit of Parent are incapable of being satisfied on or before the End Date; (e) by the Company, by written notice to Parent, if the Company is not then in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Sections 6.1(c)(i) or 6.1(c)(ii) would not be

67 satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) days after written notice thereof to Parent; provided, however, no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Sections 6.1(c)(i) and 6.1(c)(ii) for the benefit of the Company are incapable of being satisfied on or before the End Date; or (f) by Parent, if the Written Consent of the Approving Stockholders is not delivered by the Company to Parent within 24 hours of the execution of this Agreement. Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith expire and there shall be no liability or obligation on the part of Parent, the Merger Subs, the Company or their respective Representatives, if applicable; provided, however, each Party shall remain liable for Fraud or Willful Breach of this Agreement, any of the Related Agreements, or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, that, the first sentence of Section 5.11 (Transaction Expenses) and the provisions of Section 5.12 (Public Disclosure), Section 5.14 (Confidentiality), Article X (General Provisions) and this Section 7.2 (in each case including the respective meanings ascribed to the capitalized terms used in such Sections as defined in this Agreement) shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VII. ARTICLE VIII SURVIVAL Section 8.1 Survival. The representations, warranties, covenants and agreements of the Parties contained in this Agreement (or, except as expressly provided therein, any Related Agreement), or in any certificate or other instrument delivered in connection herewith, in each case, that by their terms are to be performed or complied with prior to the Closing or the termination of this Agreement, shall terminate at Closing, and thereafter none of the Parties or any of their respective Affiliates or any of their respective managers, officers, directors, employees, advisors, consultants, agents, stockholders, partners or representatives shall have any Liability whatsoever with respect to any such representation, warranty, covenant, or agreement. Any other covenants and agreements that are to be complied with or performed, in whole or in part, at or after the Closing shall survive in accordance with their terms. Notwithstanding anything herein to the contrary, nothing in this Agreement or any Related Agreement shall preclude or limit a claim by any person for Fraud; provided however, that any claim for Fraud may only be brought against the Person who actually committed such Fraud. The provisions of this Section 8.1 shall not prevent or limit (i) a cause of action to obtain an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof or (ii) Parent or any of its Affiliates from making any claim under the R&W Policy. Except for Fraud, the sole and exclusive remedy of Parent and its Affiliates for any breach of any representation or warranty shall be to make a claim under the R&W Policy, and in no event shall any Securityholder have any Liability for any such breach.

68 ARTICLE IX HOLDER REPRESENTATIVE Section 9.1 Holder Representative. (a) By virtue of the approval of the Mergers and this Agreement by the Securityholders, and by receiving the benefits thereof, including any consideration payable hereunder, and without any further action of any of the Securityholders or the Company, with effect as of the Closing, Shareholder Representative Services LLC is hereby appointed as the true, lawful and exclusive representative, agent, proxy, and attorney-in-fact (with full power of substitution) of the Securityholders for all purposes in connection with this Agreement or any other agreement ancillary hereto, including: (i) to give and receive notices and communications in respect of all Relevant Matters; (ii) to authorize or object to any claims hereunder; (iii) to agree to, negotiate, enter into settlements and compromises of, commence actions and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any Relevant Matter; (iv) to make any and all determinations with respect to, and acting for the Securityholders with respect to any and all matters pertaining to, any potential post-closing adjustments pursuant to Section 2.6; (v) to consent or agree to any amendment to this Agreement at any time; (vi) to grant any extension or waiver under or in connection with this Agreement; and (vii) to take all other actions that are either (A) necessary or appropriate in the judgment of the Holder Representative for the accomplishment of the foregoing or in connection with this Agreement, any other Related Agreement or any engagement agreement with the Holder Representative, or (B) specifically mandated, permitted, or contemplated by the terms of this Agreement, in each case of clauses (i) through (iv), without having to seek or obtain the consent of any Person under any circumstance. The Person serving as the Holder Representative may be replaced from time to time by a vote of the Persons then holding a Pro Rata Share greater than two-thirds (2/3) of the aggregate of all Pro Rata Shares. The Holder Representative may resign at any time in accordance with the terms of the Holder Representative’s engagement agreement. (b) Upon the Closing, the Company will wire $100,000 (the “Expense Fund Amount”) to the Holder Representative, which shall be used for the purposes of paying directly, or reimbursing the Holder Representative for, any third party expenses pursuant to this Agreement and any other agreement ancillary hereto. The Securityholders and Parent will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Holder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Holder Representative shall hold the funds in the Expense Fund separate from its corporate funds, shall not use these funds for its operating expenses or any other corporate purposes and shall not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Holder Representative’s responsibilities, the Holder Representative shall cause the disbursement of any remaining balance of the Expense Fund to the Paying Agent for further distribution to the Securityholders in accordance with the Allocation Schedule. For Tax purposes, the Expense Fund shall be treated as having been paid by Parent to the Securityholders and voluntarily set aside by the Securityholders at the time of Closing. The Parties agree that the Holder Representative is not acting as a withholding agent or in any similar capacity, and is not responsible for any tax reporting or withholding, in connection with the Expense Fund or the distribution thereof.

69 (c) The Holder Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Holder Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Securityholders shall indemnify the Holder Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any other agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Holder Representative, the Holder Representative will reimburse the Securityholders for the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Holder Representative from (i) the funds in the Expense Fund and (ii) any other funds that become payable to the Securityholders under this Agreement at such time as such amounts would otherwise be distributable to the Securityholders; provided, that while the Holder Representative may be paid from the aforementioned sources of funds, this does not relieve the Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred. The Holder Representative may, upon receipt of a claim notice or similar that is reasonably likely to give rise to a Representative Loss (as determined in good faith by the Holder Representative), withhold from any distribution of the Expense Fund an amount as may be reasonably expected to cover such Representative Loss until such matter is resolved. In no event will the Holder Representative be required to advance its own funds on behalf of the Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-Parties otherwise applicable to, the Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Holder Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Holder Representative or the termination of this Agreement. For the avoidance of doubt, Parent shall have no obligation to indemnify the Holder Representative for any Representative Losses arising out of, or in connection with, this Agreement and the Related Agreements, and in no event shall the Holder Representative be liable to the Securityholders for liabilities, losses or expenses of any kind whatsoever, even if the Holder Representative has been advised of the likelihood of such liability, loss or expense. ARTICLE X GENERAL PROVISIONS Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via email (with acknowledgment of receipt (including automatically generated delivery or read receipts)) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email): (a) if to Parent, to:

70 D-Wave Quantum Inc. Attention: Legal Department Email: [***] with a copy (which shall not constitute notice) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Attention: Adam Givertz; Stan Richards Email: [***]; [***] (b) if to the Company prior to the Closing, to: Quantum Circuits, Inc. 25 Science Park Suite 203, New Haven, CT 06511 Attention: Raymond Smets, President & CEO Email: [***] with a copy (which shall not constitute notice) to: DLA Piper LLP (US) One Fountain Square 11911 Freedom Drive, Suite 300 Reston, VA 20190 Attention: Jeff Lehrer and Scott Cowan Email: [***]; [***] (c) if to the Holder Representative, to: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: [***] All such notices and other communications shall be deemed to have been duly given or sent (i) one (1) Business Day following the date mailed if sent by overnight commercial messenger or courier service or five (5) Business Days following the date mailed if sent by other mail service, or (ii) on the date on which they are actually received if delivered personally or by facsimile or email transmission, as the case may be, and addressed as aforesaid. Following the Closing, any notice to be given to any Securityholder shall be given to the Holder Representative. Section 10.2 Interpretation. When a reference is made in this Agreement to an Appendix, Exhibit or Schedule, such reference shall be to an Appendix, Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless

71 otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended, supplemented or replaced from time to time, including all rules and regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule. The phrases “provided to,” “delivered to,” “made available to” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a complete paper or electronic copy of the information or material referred to has been provided to the Party to whom such information or material is to be provided or delivered. Any such information or material uploaded to the virtual data room maintained by Datasite shall be deemed to have been made available to Parent if and only if it has been so uploaded at least one (1) Business Day prior to the date hereof (and Parent has continued to have access to such information and materials in such virtual dataroom through the date hereof). References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or to but not including, respectively. References to one gender include all genders. When used herein, references to “$” or “dollar” shall be deemed to be references to dollars of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 10.3 Entire Agreement. This Agreement, Annex A hereto, the Exhibits and Schedules hereto, the Disclosure Schedule, the Related Agreements, and the documents and instruments and other agreements among the Parties constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder; provided, that the provisions of Article II concerning payment of the Total Merger Consideration (including the premium reflected in the Total Merger Consideration, which was specifically negotiated by the Company on behalf of the Securityholders) shall, from and after the Second Effective Time, be for the express benefit of, and enforceable by, each Securityholder as of the Second Effective Time (each of whom is an express third party beneficiary thereof). Notwithstanding the foregoing, prior to the First Effective Time, any rights and remedies

72 conferred on the Securityholders may only be enforced by the Company acting as an agent on the behalf of the Securityholders in its sole and absolute discretion, and the Company may retain any amounts obtained in connection therewith. Section 10.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign their rights and delegate their obligations hereunder to any of its Subsidiaries as long as such Party remains ultimately liable for all of its obligations hereunder. Section 10.5 Amendment. This Agreement may be amended by the Parties at any time by written agreement of all of the Parties. Section 10.6 Extension; Waiver. Parent, on the one hand, and, prior to the Closing, the Company, and following the Closing, the Holder Representative, on the other hand, may, to the extent permitted under any applicable Law, (a) extend the time for the performance of any of the obligations of another Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. For purposes of this Section 10.6, the Securityholders agree that any extension or waiver signed by the Company or the Holder Representative shall be binding upon and effective against all Securityholders whether or not they have signed such extension or waiver; provided, however, no such extension or waiver shall materially and adversely affect any Securityholder’s rights or increase any Securityholder’s obligations without such Securityholder’s prior written consent. Section 10.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Section 10.8 Specific Performance and Other Remedies. (a) The Parties agree that, in the event of any breach or threatened breach by the other Parties hereto of any covenant, obligation or other agreement set forth in this Agreement, (i) each Party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no Party shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding.

73 (b) Any and all remedies herein expressly conferred herein upon a Party shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. (c) Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement shall be deemed a waiver by any Party of any right or remedy available at law or in equity in connection with a claim of Fraud, nor will any such provisions limit, or be deemed to limit (i) the amounts of recovery sought or awarded in connection with any such claim for Fraud, (ii) the time period during which a claim for any such Fraud may be brought, or (iii) the recourse which any such Party may seek against in connection with a claim of Fraud; provided that, (a) in no event will any Securityholder have any Liability under this Agreement in excess of the portion of the Total Merger Consideration actually received by such Securityholder and (b) the Securityholders’ Liability under this Agreement, if any, will be several and not joint. Section 10.9 Governing Law. This Agreement, and all actions, claims, matters, proceedings or counterclaims (whether based on contract, tort, or otherwise) arising out of, relating to, or be in connection with this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement hereof or any Related Agreement (the “Relevant Matters”), shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 10.9 shall not apply to any Relevant Matter to the extent a Related Agreement selects a different governing Law, in which case, such governing Law provision in such Related Agreement shall control. Section 10.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. Section 10.11 Jurisdiction; Service of Process. The Parties irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement, the Related Agreements or the Transactions. To the fullest extent that they may effectively do so under applicable Law, the Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such legal proceeding brought in any such court and any claim that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such legal proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 10.1 such service to become effective ten (10) days after such mailing.

74 Section 10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to another Party, it being understood that all Parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. [Remainder of Page Intentionally Left Blank]

[Signature Page to Merger Agreement] IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above. D-WAVE QUANTUM INC. By: /s/ Alan Baratz Name: Alan Baratz Title: President and Chief Executive Officer QUEST ACQUISITION MERGER SUB I, INC. By: /s/ Alan Baratz Name: Alan Baratz Title: President QUEST ACQUISITION MERGER SUB II, LLC By: /s/ Alan Baratz Name: Alan Baratz Title: President

[Signature Page to Merger Agreement] QUANTUM CIRCUITS, INC. By: /s/ Ray Smets Name: Ray Smets Title: Chief Executive Officer SHAREHOLDER REPRESENTATIVE SERVICES LLC By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director

A-1 ANNEX A DEFINED TERMS “Accredited Investor” means a securityholder that either (a) completes and delivers to the Company or Parent an Investor Questionnaire certifying that such securityholder is (A) an “accredited investor” as set forth therein or (B) outside the United States and not a U.S. person within the meaning of Regulation S, or (b) is determined by Parent in its sole discretion to be (X) an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act or (Y) outside the United States and not a U.S. person within the meaning of Regulation S, whether or not such securityholder completed and delivered an Investor Questionnaire. “Action” means any action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration or other similar dispute. “Additional Merger Consideration” means, as of any date that the Total Merger Consideration is finally determined in accordance with Section 2.6, without duplication, the sum of (i) cash disbursements of the Holdback Amount required to be made in accordance with Section 2.6(d), if any, and (ii) the cash disbursements required to be made in connection with the Post-Closing Excess Amount in accordance with Section 2.6(e), if any. “Affiliate” of any Person means another Person that directly or indirectly through one of more intermediaries controls, is controlled by or is under common control with, such first Person. “Aggregate Company SAFE Cash Consideration” means the aggregate Company SAFE Cash Consideration Amount payable in respect of each Company SAFE in accordance with the terms thereof and the applicable Company SAFE Cancellation Agreement. “Aggregate Company SAFE Stock Consideration” means the aggregate Company SAFE Stock Consideration Amount payable in respect of each Company SAFE in accordance with the terms thereof and the applicable Company SAFE Cancellation Agreement. “Aggregate Company SAFE Stock Consideration Value” means (i) the Aggregate Company SAFE Stock Consideration multiplied by (ii) the Parent Stock Price. “Aggregate Option Cash Consideration” means (a) (i) the Non-Cash Out Holder Per Share Option Cash Consideration multiplied by (ii) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Non-Cash Out Holders plus (b) (i) the Cash-Out Holder Per Share Option Cash Consideration multiplied by (ii) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Cash-Out Holders. “Aggregate Option Stock Consideration Value” means (a) (i) the Per Share Option Stock Consideration multiplied by (ii) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Non-Cash Out Holders, multiplied by (b) the Parent Stock Price.

A-2 “Aggregate Parent Stock Value” means $300,000,000 minus the Aggregate Company SAFE Stock Consideration Value, plus the Exercise Price Stock Adjustment Amount. “Aggregate Warrant Cash Consideration” means (a) the Per Share Warrant Cash Consideration multiplied by (b) the total number of Company Warrants. “Aggregate Warrant Stock Consideration Value” means (a) (i) the Per Share Warrant Stock Consideration multiplied by (ii) the total number of Company Warrants multiplied by (b) the Parent Stock Price. “Approving Stockholders” means the Persons listed on Section 1.1(a) of the Disclosure Schedule. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in New Haven, Connecticut, New York, New York or Palo Alto, California are authorized or obligated by law or executive order to close. “Cash Consideration” means an amount equal to (a) $250,000,000, plus (b) the Closing Cash Amount, minus (c) the Closing Indebtedness, minus (d) the Closing Transaction Expenses, minus (e) the Aggregate Company SAFE Cash Consideration, plus (f) the Exercise Price Cash Adjustment Amount, minus (g) the Expense Fund Amount. “Cash Out Holders” means the Company Vested Optionholders that are current employees of the Company, excluding the Key Employees and [***]. “Closing Cash Amount” means, without duplication, as of the Measurement Time (but determined as-if the Closing occurred at the Measurement Time), (a) the aggregate amount of all cash and cash equivalents held by the Company, whether on hand or in deposit, checking, brokerage or other accounts of, or in any safety deposit box or other physical storage device provided by, a financial institution, plus (b) to the extent not already reflected in cash and cash equivalents, the aggregate amount of all un-cleared deposits of the Company, minus (c) the aggregate amount of cash needed to fund checks, drafts, draws and any electronic disbursements written or ordered by the Company but not cleared minus (d) all restricted or fiduciary cash that is held for the benefit of a third party. “Closing Indebtedness” means, without duplication, the aggregate amount of all outstanding Indebtedness (including principal and accrued and unpaid interest) of the Company as of the Measurement Time (but determined as-if the Closing occurred at the Measurement Time). “Closing Transaction Expenses” means all costs, fees and expenses incurred, due, or payable by the Company (including those arising out of or resulting from the Closing) in connection with the Mergers and the other Transactions to the extent not paid prior to the Measurement Time (whether or not payable prior to, at or after the Closing), including (A) all legal, accounting, financial advisory, consulting, finders’ and all other fees and expenses of third parties incurred by or on behalf of or otherwise required to be paid by the Company in connection with the Mergers and the other Transactions or the negotiation and effectuation thereof, including the premium for the D&O Policy; and (B) any “single-trigger” change of

A-3 control or transaction bonus, severance, or similar payment obligations of the Company arising solely as a result of the Mergers (together with the employer portion of any payroll or similar Taxes incurred in connection therewith). “Code” means the Internal Revenue Code of 1986, as amended. “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock. “Company Common Stock” means the shares of common stock, par value $0.0001, of the Company. “Company Data” means all data and information subject to a duty of confidentiality, including Personal Data, Processed by or for the Company. “Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, change of control, retention, severance or other termination pay, employment, consulting, services, gross-up, relocation, death benefit, group insurance, deferred compensation, performance awards, cash or equity or equity- based bonus or incentive, health and welfare benefits (including all medical, dental, life, hospitalization, and disability benefits), retirement or post-retirement benefits, Code Section 125 “cafeteria” or “flexible” benefit, employee loan, fringe benefits, paid-time-off, vacation, sick leave or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, in each case, (i) under which any Employee (or any dependent thereof) has any present or future right to compensation or benefits, (ii) which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee (or any dependent thereof) or (iii) with respect to which the Company or any ERISA Affiliate has any Liability or obligation, whether contingent or otherwise. “Company Equity Plan” means the Company’s 2017 Equity Incentive Plan, as amended prior to the date hereof. “Company Indemnified Parties” means the current officers and directors of the Company and each other Person who is or was a director or officer of the Company at or at any time prior to the Closing. “Company IP” means, collectively, (i) Company Owned IP, (ii) any and all Intellectual Property Rights and Technology exclusively licensed to the Company, and (iii) material Intellectual Property Rights and Technology licensed to the Company by Yale University, including in each case any Registered Company IP. “Company Material Adverse Effect” means any Effect, individually or when taken together with all other Effects, that is or is would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, condition (financial or otherwise) or results of operations of the Company, other than any Effect resulting from (i) changes after the date hereof in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments after the date hereof in the industry in which the Company operates,

A-4 (iii) changes after the date hereof in any applicable Laws or GAAP, (iv) any natural disaster, pandemic, epidemic, act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event, or changes in political conditions; (v) any failure in and of itself by the Company to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect (except to the extent otherwise provided in this definition)); (vi) any public announcement of this Agreement and the transactions contemplated hereby (provided that this exception shall not apply with respect to any representation or warranty set forth in this Agreement that specifically relates to the effects of the Transactions); (vii) the negotiation, execution or performance of this Agreement or the consummation or pendency of the Transactions, including the impact thereof on relationships or potential relationships, contractual or otherwise, or the identity of, or any facts or circumstances relating to, Parent, the Merger Subs or any of their respective Affiliates (provided that this exception shall not apply with respect to any representation or warranty set forth in this definition that specifically relates to the effects of the Transactions); or (viii) any action taken by the Company that is required by this Agreement; provided that, in the case of the Effects referenced in clauses (i) through (iv), such Effects shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect only to the extent the Company is disproportionately affected as compared to other Persons operating in the industries or markets in which the Company operates (in which case only the disproportionate effect shall be taken into account). “Company Options” means all issued and outstanding options to purchase or otherwise acquire Company Common Stock (whether or not vested) granted pursuant to the Company Equity Plan. “Company Owned Intellectual Property Rights” means any and all Intellectual Property Rights that are owned by or purported to be owned by the Company. “Company Owned IP” means Company Owned Intellectual Property Rights and Company Owned Technology. “Company Owned Technology” means any Technology authored, invented, created, conceived or otherwise developed by or for the Company, and any Technology that embodies Company Owned Intellectual Property Rights, in each case that the Company owns or purports to own. “Company Preferred Stock” means Company Series A Preferred Stock and Company Series B Preferred Stock. “Company Product” means each product or service (including all websites, applications, and other online sources and services) owned, made, marketed, distributed, imported, licensed or sold by or on behalf of the Company. “Company SAFE Cancellation Agreement” means a Company SAFE Cancellation Agreement in the form attached hereto as Exhibit D. “Company SAFE Cash Consideration Ratio” means 0.4545.

A-5 “Company SAFE Purchase Amount” means (i) the “Purchase Amount” (as defined in the applicable Company SAFE) multiplied by (ii) two (2). “Company SAFE Stock Consideration Ratio” means 0.5455. “Company SAFEs” means the Simple Agreements for Future Equity issued by the Company as set forth on Section 3.5(g) of the Disclosure Schedule. “Company Securities” means the Company Capital Stock, the Company Options and the Company Warrants. “Company Series A Preferred Stock” means shares of Series A Preferred Stock, par value $0.0001 per share, of the Company. “Company Series B Preferred Stock” means shares of Series B Preferred Stock, par value $0.0001 per share, of the Company. “Company Vested Optionholder” means any Person holding any Vested Company Option that is outstanding immediately prior to the First Effective Time. “Company Warrantholders” means the holders of Company Warrants as of immediately prior to the First Effective Time. “Company Warrants” means all issued and outstanding warrants to purchase or otherwise acquire Company Common Stock. “Contaminant” means (a) any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “corruptant,” “worm,” “malware,” “spyware,” “ransomware,” or “trackware” (as such terms are commonly understood in the software industry) or any other code designed, intended to, or that does have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, any computer, tablet computer, handheld device or other device, or any Company Product or IT Systems, or (ii) damaging or destroying any data or file without a user’s consent and (b) any bug, vulnerability identified as a critical risk, defect, or error. “Continuing Employees” means the employees of the Company at the Closing who are employed by the Company, Parent or their respective Subsidiaries after the Closing. “Contract” means any contract, mortgage, indenture, lease, license, covenant, plan, insurance policy or other agreement, instrument, arrangement, understanding or commitment, permit, concession, franchise, license or obligation, whether written or oral, in each case that is legally binding. “Copyleft License” means any license of Technology that provides that, as a condition to the use, modification, distribution or hosting of such licensed Technology, that such licensed Intellectual Property Rights, or any other Intellectual Property Rights that are incorporated into, derived from, based on, linked to, or used or distributed with such licensed Intellectual Property Rights, be licensed, distributed, or otherwise made available: (i) in a form other than binary or

A-6 object code (e.g., in Source Code form); (ii) under terms that permit redistribution, reverse engineering, or creation of derivative works or other modification; or (iii) without a license fee. Copyleft License includes the following licenses: the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, and the Eclipse Public License. “Employee” means any current or former employee, individual consultant, individual independent contractor or director of the Company. “Environmental Law” means every applicable Law, regulation, code of practice and other similar control and advice (in each case, having force of Law) made or issued by national or local government or by any other regulatory body, relating to the protection of the environment (including the prevention of pollution of land, water or air due to the release, escape or other emission of any substance including radioactive substances or the production, transport, storage, treatment, recycling or disposal of waste or the making of noise) and the exposure of any Person to Hazardous Materials. “Equity Award Conversion Amount” means the quotient obtained by dividing the Per Share Consideration Amount by the Parent Stock Price. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any other Person under common control with the Company or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934. “Exercise Price Cash Adjustment Amount” means (x) the product of (a) (i) the Target Cash Ratio multiplied by (ii) the applicable per share exercise price with respect to each Vested Company Option held by a Non-Cash Out Holder multiplied by (b) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Non- Cash Out Holders, plus (y) the product of (a) the applicable per share exercise price with respect to each Vested Company Option held by Cash Out Holders multiplied by (b) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Cash Out Holders, plus (z) the product of (a) (i) the Target Cash Ratio multiplied by (ii) the applicable per share exercise price with respect to each Company Warrant multiplied by (b) the total number of shares of Company Common Stock issuable upon the exercise of the Company Warrants. “Exercise Price Stock Adjustment Amount” means (x) the product of (a) (i) the Target Stock Ratio multiplied by (ii) the applicable per share exercise price with respect to each Vested Company Option held by a Non-Cash Out Holder multiplied by (b) the total number of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by Non- Cash Out Holders, plus (y) the product of (a) (i) the Target Stock Ratio multiplied by (ii) the applicable per share exercise price with respect to each Company Warrant multiplied by (b) the

A-7 total number of shares of Company Common Stock issuable upon the exercise of the Company Warrants. “Foreign Plan” means any Company Employee Plan maintained outside the jurisdiction of the United States. “Fraud” means, with respect to the making of a representation or warranty set forth or contained in Article III or Article IV of this Agreement or any certificate delivered in connection with this Agreement, actual and intentional common law fraud committed by a Person pursuant to the laws of the State of Delaware; provided, that for avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud, fraud based on imputed or implied knowledge, or any torts based on negligence or recklessness. “GAAP” means the United States generally accepted accounting principles consistently applied. “Government Bid” means any bid, offer, proposal, or quote made by the Company that, if awarded or accepted, would result in a Government Contract. “Government Contract” means any Contract (including any prime contract, subcontract, teaming agreement, grant, federal assistance award, cooperative agreement, subaward, basic ordering agreement, blanket purchase agreement, other transaction agreement, purchase order, task order, delivery order, or any other instrument, and including all amendments, modifications, and options thereunder) between the Company and (a) a Governmental Entity, (b) any prime contractor or other higher-tier contractor, or (c) any direct subcontractor. “Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization, (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations), (d) government-owned or controlled entity (including state-owned or state- controlled businesses or quasi-government entities), or (e) public international organization (e.g., the World Bank or Red Cross). “Hazardous Material” means any chemical, waste, emission, material or substance defined or regulated under any Environmental Law as hazardous, radioactive, explosive, flammable, toxic, a pollutant or contaminant, or otherwise a danger to health, reproduction or the environment, or for which liability or standards of conduct may be imposed under any Environmental Law, including asbestos and petroleum or any derivative or byproduct thereof, radon, urea-formaldehyde, per- and polyfluoroalkyl substances, polychlorinated biphenyls or toxic mold. “Holdback Amount” means $2,000,000.

A-8 “Inbound License” means any Contract pursuant to which the Company has been granted any rights to access or use any Technology of another Person, or pursuant to which the Company is granted a license, covenant not to sue, or other rights with respect to any Person’s Intellectual Property Rights. “Indebtedness” of any Person means, as of a specified date, without duplication: (i) all liabilities of such Person for borrowed money, whether current or funded, secured or unsecured, and all obligations evidenced by bonds, debentures, notes or similar instruments; (ii) all liabilities of such Person for the deferred purchase price of property or services, which are required to be classified and accounted for under GAAP as liabilities; (iii) all liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property or other asset, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases; (iv) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii) or (iii) above to the extent of the obligation secured and such letter of credit, banker’s acceptance or similar credit transactions has been actually drawn upon; (v) all guarantees by such Person of any liabilities of a third party of obligations described in clauses (i), (ii), (iii) or (iv) above, to the extent of the obligation guaranteed; (vi) the Pre-Closing Income Tax Amount; (vii) all interest, fees, prepayment premiums, cancellation charges, fees, or penalties and other, charges, fees, penalties, or expenses owed with respect to the indebtedness referred to in clauses (i) through (vi) above; and (viii) all liabilities in respect of (x) any unfunded or unpaid benefit liability with respect to any defined benefit pension, retirement, retiree medical, deferred compensation or severance plan, program, agreement or arrangement; and (y) any accrued and unused vacation, paid time off or similar leave, and any accrued and unpaid bonuses or commissions, in each case for the foregoing (x) and (y), including the employer portion of any payroll, employment, social security, or other similar Taxes or similar obligations payable with respect thereto. “Intellectual Property Rights” means all intellectual property and proprietary rights, including all statutory, common law and other rights in, to, or arising under applicable Law in any jurisdiction out of, Technology (whether recorded or not and regardless of form or method of recording), which exist under the Laws of any jurisdiction in the world, including all rights the following types: (i) rights associated with works of authorship (including rights in Software), including copyrights, rights of attribution and integrity and other moral rights; (ii) rights in or arising out of logos, trademark, trade dress, business name, domain name and trade name rights and similar rights; (iii) rights associated with confidential information, including trade secret rights; (iv) patent and industrial design property rights, and equivalent or similar rights in, or arising out of, inventions (whether or not patentable), invention disclosures, improvements, modifications, methods or processes; (v) rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including rights of personality, privacy, and publicity; (vi) rights in, or arising out of, or associated with databases; and (vii) rights in or relating to applications, registrations, renewals, extensions, continuations, continuations-in-part, combinations, divisions, re-examinations, and reissues of, and right to apply for applications or the applications for, any of the rights referred to in clauses (i) through (vi) above. “Investor Questionnaire” means an investor questionnaire in substantially the form attached hereto as Exhibit E.

A-9 “IRS” means the Internal Revenue Service. “IT Systems” means computers, Software, databases, hardware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment (including communications equipment, terminals and hook-ups that interface with third party software or systems) owned, licensed, leased or otherwise used by the Company. “Key Employee Agreements” means the employment agreements or consulting agreement, as applicable, entered into by and between each of the Key Employees and Parent or a Subsidiary of Parent, which shall become effective as of, and conditioned upon, the Closing. “Key Employees” means the Persons set forth in Section 1.1(b) of the Disclosure Schedule. “Knowledge” means, with respect to the Company, the actual knowledge of each of Ray Smets, Rob Schoelkopf, Allen Dinh, and Ann Perry, after due inquiry of such Person’s direct reports. “Labor Laws” means any Laws relating to employment, employment standards and practices, employment of minors, employment discrimination, immigration, workplace health and safety, collective bargaining, labor relations, employment tax withholding, wages, hours, family and medical leave and other leave of absence, workplace safety and insurance or pay equity, and proper classification as an “exempt” vs. a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938) or as an employee vs. an independent contractor. “Law” means any applicable federal, state, local, international or other constitution, law, statute, ordinance, rule, directive, regulation, policy or principle of common law, or any Order, in any case issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity. “Letter of Transmittal” means a letter of transmittal in a customary form mutually agreed by Parent and the Paying Agent. “Letter of Understanding” means an offer letter or other notification or agreement related to an employee’s employment, at-will or otherwise, with D-Wave Commercial or another legal entity designated by Parent, other than the Key Employee Agreements, which shall become effective as of, and conditioned upon, the Closing. “Liability” means, with respect to any Person, any and all liabilities, obligations, claims, and deficiencies of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise) of such Person or any of the Company’s Affiliates, regardless of whether or not such liabilities, obligations, claims, and deficiencies are required to be reflected on a balance sheet in accordance with GAAP or other applicable generally accepted accounting principle.

A-10 “Lien” means any lien, pledge, mortgage, assessment, deed of trust, preemptive right, easement, right of way, servitude, transfer restriction, security interest or other encumbrance of any kind or character whatsoever other than (i) Liens for Taxes, assessments and other government charges not yet delinquent or which are being contested in good faith by appropriate proceedings and for which proper reserves have been established in accordance with GAAP, (ii) landlords’, mechanic’s, materialmen’s, and similar Liens for amounts not delinquent or which are being contested in good faith by appropriate proceedings and for which proper reserves have been established in accordance with GAAP, (iii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iv) workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens for amounts not delinquent, (v) such customary permitted imperfections or irregularities of title and other Liens that do not secure Indebtedness and would not, individually or in the aggregate, be reasonably expected to materially detract from the value of, or materially interfere with the use of, the affected property, (vi) zoning, planning, building and other similar limitations, restrictions and rights of any Governmental Entity to regulate property which are not violated in any material respects, (vii) Liens on the landlord’s interest in any Leased Real Property, (viii) any Lien to be released on or prior to the Closing, (ix) any Lien arising pursuant to, or as a result of the Transactions, (x) any non-monetary Lien properly recorded or filed in any land register or other public register, (xi) any Lien arising pursuant to or described in the Governing Documents or applicable securities Laws, and (xii) non-exclusive licenses, sublicenses or covenants with respect to Company IP granted by the Company in the ordinary course of business. “Lock-Up Agreements” means the lock-up agreements entered into by and between each of the Key Employees and Parent, which shall become effective as of, and conditioned upon, the Closing. “Measurement Time” means 11:59 p.m. Eastern Time on the day immediately prior to the Closing Date. “Non-Cash Out Holder” means any Company Vested Optionholder that is not a Cash Out Holder. “Open Source Software” means any Software or other Technology that is licensed, provided or distributed under any open source license (including any Copyleft License), including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license. “Order” means any order, judgment, injunction, ruling, edict, or other decree, whether temporary, preliminary or permanent enacted, issued, promulgated, enforced or entered by any Governmental Entity. “Outbound License” means any Contract pursuant to which any Person has been granted any rights to access or use any Company Products, or that contains any assignment or license of, or any covenant not to assert or enforce, any Company IP. “Parent Capital Stock” means all series and classes of capital stock of Parent.

A-11 “Parent Closing Stock Price” means the volume-weighted average sales price per share of Parent Common Stock on the New York Stock Exchange as reported by Bloomberg for the ten (10) consecutive trading days (with each trading day commencing at 9:30 a.m., New York time and ending at 4:00 p.m., New York time) ending on the third (3rd) trading day immediately preceding the Closing Date. “Parent Common Stock” means Parent’s common stock, par value $0.0001 per share. “Parent Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects, that is or is would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole, other than any Effect resulting from (i) changes after the date hereof in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments after the date hereof in the industry in which Parent and its Subsidiaries operate, (iii) changes after the date hereof in any applicable Laws or GAAP, (iv) any natural disaster, pandemic, epidemic, act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event, or changes in political conditions; (v) any change in the market price, credit rating or trading volume of the Parent Common Stock or other securities of Parent (it being understood that the underlying factors contributing to any such change may be taken into account in determining whether there has been an Parent Material Adverse Effect (except to the extent otherwise provided herein)); (vi) any failure in and of itself by Parent to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been an Parent Material Adverse Effect (except to the extent otherwise provided in this definition)); (vii) any public announcement of this Agreement and the transactions contemplated hereby (provided that this exception shall not apply with respect to any representation or warranty set forth in this Agreement that specifically relates to the effects of the Transactions); (viii) the negotiation, execution or performance of this Agreement or the consummation or pendency of the Transactions, including the impact thereof on relationships or potential relationships, contractual or otherwise, or the identity of, or any facts or circumstances relating to, the Company (provided that this exception shall not apply with respect to any representation or warranty set forth in this definition that specifically relates to the effects of the Transactions); or (ix) any action taken by Parent or any of its Subsidiaries that is required by this Agreement; provided that, in the case of such Effects referenced in clauses (i) through (iv), such Effects shall be taken into account in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect only to the extent Parent and its Subsidiaries are disproportionately affected as compared to other Persons operating in the industries or markets in which Parent and its Subsidiaries operate (in which case only the disproportionate effect shall be taken into account). “Parent Preferred Stock” means Parent’s preferred stock, par value $0.0001 per share. “Parent Stock Price” shall be the amount calculated as follows: (i) If the Parent Closing Stock Price is equal to or greater than $39.03, then the Parent Stock Price shall be $39.03.

A-12 (ii) If the Parent Closing Stock Price is less than $39.03 and greater than $22.30, then the Parent Stock Price shall be the Parent Closing Stock Price. (iii) If the Parent Closing Stock Price is equal to or less than $22.30, then the Parent Stock Price shall be $22.30. “Party” means each of the parties to this Agreement, individually, and “Parties” means all of the parties to this Agreement, collectively. “Paying Agent” means Equiniti Trust Company, LLC. “Paying Agent Agreement” means the paying agent agreement to be entered into between Parent and the Paying Agent in a form reasonably acceptable to the Holder Representative. “Per Share Capital Stock Cash Consideration” means an amount of cash equal to (a)(i) the Cash Consideration minus (ii) the Aggregate Option Cash Consideration minus (iii) the Aggregate Warrant Cash Consideration divided by (b) the aggregate number of shares of Company Capital Stock outstanding as of immediately prior to the First Effective Time. “Per Share Capital Stock Stock Consideration” means a number of shares of Parent Common Stock equal to (a)(i)(A) the Aggregate Parent Stock Value minus (B) the Aggregate Option Stock Consideration Value minus (C) the Aggregate Warrant Stock Consideration Value divided by (ii) the aggregate number of shares of Company Capital Stock outstanding immediately prior to the First Effective Time, divided by (b) the Parent Stock Price. “Per Share Cash Consideration Amount” means the quotient of (a) the Cash Consideration divided by (b) the Securityholder Share Number. “Per Share Consideration Amount” means an amount equal to (a) the Total Merger Consideration divided by (b) the Securityholder Share Number. “Per Share Holdback Amount” means, with respect to each share of Company Capital Stock outstanding immediately prior to the First Effective Time or issuable upon the exercise of the Vested Company Options or the Company Warrants outstanding immediately prior to the First Effective Time, an amount in cash equal to (i) the Holdback Amount divided by (ii) the Securityholder Share Number. “Per Share Option Cash Consideration” means, (A) with respect to each share of Company Common Stock issuable upon the exercise of Vested Company Options held by a Non- Cash Out Holder, an amount of cash equal to (a) the Per Share Cash Consideration Amount minus (b) the product of (i) the Target Cash Ratio multiplied by (ii) the per share exercise price with respect to each such Vested Company Option (the amount resulting from such calculation, the “Non-Cash Out Holder Per Share Option Cash Consideration”); and (B) with respect to each share of Company Common Stock issuable upon the exercise of Vested Company Options held by a Cash Out Holder, an amount of cash equal to the Per Share Option Consideration (the “Cash Out Holder Per Share Option Cash Consideration”); provided that, notwithstanding anything herein to the contrary, to the extent the aggregate Per Share Cash Consideration Amount payable to [***] is less than the sum of [***]’s applicable withholding

A-13 Taxes and contribution to the Holdback Amount, [***] shall receive additional Per Share Option Cash Consideration in lieu of a portion of the Per Share Option Stock Consideration otherwise payable to him pursuant to the terms hereof and the shares of Parent Common Stock otherwise payable to him shall be re-allocated to the other Securityholders. “Per Share Option Consideration” means, with respect to each share of Company Common Stock issuable upon the exercise of Vested Company Options an amount equal to (a) the Per Share Consideration Amount minus (b) the per share exercise price with respect to each Vested Company Option. “Per Share Option Stock Consideration” means, with respect to each share of Company Common Stock issuable upon the exercise of Vested Company Options held by a Non-Cash Out Holder, a number of shares of Parent Common Stock equal to (a)(i) the Per Share Option Consideration minus the (ii) Per Share Option Cash Consideration payable in respect of each share of Company Common Stock issuable upon the exercise of Vested Company Options held by a Non-Cash Out Holder, divided by (b) the Parent Stock Price. For the avoidance of doubt, Per Share Option Stock Consideration shall not be payable in respect of shares of Company Common Stock issuable upon the exercise of Vested Company Options held by any Cash-Out Holder. “Per Share Warrant Cash Consideration” means an amount of cash equal to (a) the Per Share Cash Consideration Amount minus (b) the product of (i) the Target Cash Ratio multiplied by (ii) the per share exercise price with respect to such Company Warrant. “Per Share Warrant Consideration” means, with respect to each share of Company Capital Stock (on an as-converted into Company Common Stock basis) issuable upon the exercise of Company Warrants an amount equal to (a) the Per Share Consideration Amount minus (b) the per share exercise price with respect to such Company Warrant. “Per Share Warrant Stock Consideration” means a number of shares of Parent Common Stock equal to (a)(i) the Per Share Warrant Consideration minus the (ii) Per Share Warrant Cash Consideration divided by (b) the Parent Stock Price. “Person” means an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint share company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof). “Personal Data” means any information that, alone or in combination with other information, is capable of identifying an individual natural person, or that is otherwise defined as “personal data”, “personal information”, “personally identifiable information”, or similar term under the applicable Privacy and Data Processing Requirements. “Pre-Closing Income Tax Amount” means the sum (which shall not be less than zero), on a jurisdiction by jurisdiction, entity by entity and period by period basis of the aggregate liability for current unpaid income Taxes of the Company attributable to any Tax Returns in respect of the Pre-Closing Tax Period that are first due (taking into account extensions) after the Closing Date, in each case determined (i) by applying the conventions of Section 5.17(b) for purposes of

A-14 determining the amount of any income Taxes allocable to a Pre-Closing Tax Period for any Straddle Period, (ii) treating any deferred revenue, advanced amounts or prepaid amounts received, arising or accrued in any such period that will not previously have been included in the taxable income of the Company on or prior to the Closing Date as subject to Tax in such period, (iii) including in taxable income all adjustments pursuant to any change in accounting method made prior to the Closing, including pursuant to Section 481 of the Code (or any analogous or similar provision of state, local or non-U.S. Law), (iv) taking into account the Transaction Tax Deductions in accordance with Section 5.17(b), (iv) taking into account any applicable income Tax refunds, prepayments or overpayments, in each case, to the extent such refunds, prepayments or overpayments would actually reduce Taxes attributable to any Pre-Closing Tax Period that would otherwise be taken into account in the Pre-Closing Income Tax Amount, (v) solely in respect of those jurisdictions in which the Company is currently filing Tax Returns with respect to income Taxes or commenced activities after the end of the last Tax period for which an income Tax Return was due, (vi) without duplication of any Taxes that are included in the calculation of Closing Transaction Expenses or Closing Indebtedness, (vii) in accordance with the conventions of Section 5.17(d), (viii) without taking into account any reserves for speculative or contingent liability for Taxes established under applicable GAAP methodologies, and (ix) by disregarding any deferred Tax assets or liabilities established for accounting purposes. “Pre-Closing Tax Period” means any taxable period or portion thereof that ends on or prior to the Closing Date, including the portion of any Straddle Period that ends on the Closing Date. “Privacy and Data Processing Policy” means each external statement, published policy, representation, or notice of the Company relating to the Company’s Processing of Personal Data, privacy, data protection, or security that is applicable to the Company. “Privacy and Data Processing Requirement” means any applicable (i) Law related to data protection, privacy or security, (ii) Privacy and Data Processing Policy, or (iii) other legally binding requirement of a self-regulatory organization, industry standard (including the Payment Card Industry Data Security Standard, as applicable) or Contract relating to the Processing of Personal Data, privacy, data protection, or security, including, in each case, in connection with direct marketing or the initiation, transmission, monitoring, interception, recording, or receipt of communications. “Pro Rata Share” means, with respect to a particular Securityholder, a fraction (a) whose numerator is the aggregate number of shares of the Securityholder Share Number held by such Securityholder as of immediately prior to the First Effective Time and (b) whose denominator is the Securityholder Share Number. For the avoidance of doubt, the total of all Pro Rata Shares shall equal one. “Process” means, with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, and retrieval, storage, structuring, transmission, and use of data.

A-15 “R&W Policy” means the buyer-side representation and warranty insurance policy issued to Parent in substantially the form provided to the Company on or before execution of this Agreement. “Registered IP” means all Intellectual Property Rights that are registered or filed with or by, or issued under the authority of, any Governmental Entity or Internet domain name registrar, including all patents, registered copyrights, and registered trademarks, business names, social media handles and domain names and all applications for any of the foregoing. “Registration Rights Agreement” means the Registration Rights Agreement in substantially the form attached hereto as Exhibit F, which shall be entered into at the Closing. “Related Agreements” means the Registration Rights Agreement, the Purchaser Representative Agreement, the Company SAFE Cancellation Agreements, the Paying Agent Agreement, the Confidentiality Agreement, the Yale Letter Agreement, the Lock-Up Agreements, the Key Employee Agreements and the Letters of Understanding. “Representatives” means, with respect to a Person, such Person’s Subsidiaries and the directors, managers, Stockholders, officers, employees, advisors, counsel, accountants, agents or other representatives of such Person and its Subsidiaries. “Securities Act” means the Securities Act of 1933. “Securityholder Share Number” means the number of shares equal to the (a) total number of shares of Company Capital Stock outstanding immediately prior to the First Effective Time (on an as-converted into Company Common Stock basis) (and excluding, for the avoidance of doubt, any Cancelled Shares and Dissenting Shares) plus (b) the total number of shares of Company Common Stock that would be issuable upon the exercise in full of the Vested Company Options, plus (c) the total number of shares of Company Capital Stock (on an as- converted into Company Common Stock basis) issuable upon the full exercise of the Company Warrants. “Securityholders” means, collectively, the Stockholders, Company Vested Optionholders and Company Warrantholders. “Software” means computer software, firmware, programs and databases, whether in object code, Source Code, or executable form, and documentation related thereto. “Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation. “Standard Form IP Contract” means each of the following standard forms of Contract used by the Company: (i) Invention Assignment Agreements; (ii) confidentiality or nondisclosure agreement; and (iii) non-exclusive licenses to Company Products to customers of the Company. “Stockholder” means any holder of any Company Capital Stock.

A-16 “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, each corporation, limited liability company, partnership, association, joint venture or other business entity of which such Person owns or has owned, directly or indirectly, more than 50% of the shares or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. “Target Cash Ratio” means 0.4545. “Target Stock Ratio” means 0.5455. “Tax” means (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital shares, tax on capital, inheritance tax, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty, charge, duty, impost, levy or other tax, governmental fee or other like assessment or charge of any kind in the nature of a tax (including apprenticeship levy), together with any interest, penalty, default surcharge, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (U.S. or non-U.S.), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being or having been a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, or otherwise by operation of law. “Tax Return” means any return (including any information return), report, statement, declaration, assessment, claim, disclaimer, registration, estimate, accounts, computations, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof or attachment thereto. “Technology” means algorithms, APIs, diagrams, formulae, inventions (whether or not patentable), invention disclosures, programmer’s notes, improvements, modifications, know- how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, confidential information, proprietary information, protocols, schematics, specifications, product designs, roadmaps, marketing strategies, Software (in any form, including Source Code and executable or object code), subroutines, techniques, user interfaces, domain name registrations, URLs, web sites, social media accounts, social media identifiers, systems, tools, databases, data collections, concepts,

A-17 data, coding, images, designs, documentation, books (including lab books), records, works of authorship (including written, audio and visual materials) and all other forms of technology. “Total Merger Consideration” means an amount equal to the sum of (a) the Cash Consideration plus (b) the Aggregate Parent Stock Value. “Transaction Tax Deductions” means to the extent deductible at a “more likely than not” or higher level of comfort in a Pre-Closing Tax Period, any Tax deductions (in each case, that are attributable to payments economically borne by the Stockholders under this Agreement, regardless of by whom paid and whether or not paid prior to, at or after the Closing) resulting from or relating to the transactions contemplated hereby, including (without limitation) any such Tax deductions arising in connection with (i) the Closing Transaction Expenses, (ii) any debt repayment costs and the payment of, or reduction for, Indebtedness (including, for this purpose, any interest, premium, prepayment costs and accelerated deferred or capitalized financing costs, including any unamortized deferred financing fees in connection with the Indebtedness), (iii) any portion of the Total Merger Consideration paid through payroll, and (iv) any social security, employment, payroll or similar Taxes with respect to the amounts set forth in the forgoing; provided that the calculation of “Transaction Tax Deductions” shall be made assuming the Company has made an election under Revenue Procedure 2011-29 to deduct seventy percent (70%) of any Transaction Tax Deductions that are success-based fees as defined in Treasury Regulations Section 1.263(a)-5(f). “Transfer Taxes” means any and all transfer, documentary, stamp, stamp duty, registration, recording and other similar Taxes (including any penalties, interest and additions thereto) incurred or imposed in respect of the Merger. “Underwater Company Option” means any Company Option with a per share exercise price that is equal to or greater than the Per Share Consideration Amount. “Unvested Company Option” means any Company Option that is not a Vested Company Option. “Vested Company Option” means any Company Option (i) that is not an Underwater Company Option and that is unexpired, outstanding and vested as of immediately prior to the First Effective Time or (ii) that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Merger. “Willful Breach” means with respect to any representation, warranty, covenant or agreement, any intentional or deliberate action or omission that constitutes a breach of such covenant and that the breaching Party actually knows is or would constitute a breach of such representation, warranty, covenant or agreement. “Yale Letter Agreement” means the letter agreement by and among Yale University, the Company and Parent, entered into prior to or simultaneously with the execution of this Agreement and shall be effective as of, and conditioned upon, the Closing.

TABLE OF OTHER DEFINED TERMS

Term	Section
280G Stockholder Approval	Section 5.7(a)
Active Government Bid	Section 3.25(a)
Active Government Contract	Section 3.25(a)
Adjustment Resolution Period	Section 2.6(b)
Adjustment Review Period	Section 2.6(b)
Agreement	Preamble
Allocation Schedule	Section 2.6(a)
Alternative Transaction	Section 5.3(a)
Balance Sheet Date	Section 3.6(a)
Cancelled Shares	Section 2.1(f)
Certificate of Incorporation	Section 3.1(a)
Closing	Section 1.5
Closing Date	Section 1.5
Company	Preamble
Company 401(k) Plan	Section 5.6(d)
Company Authorizations	Section 3.17
Company Board	Recitals
Company Board Recommendation	Recitals
Company SAFE Cash Consideration Amount	Section 5.10(b)
Company SAFE Stock Consideration Amount	Section 5.10(b)
Company Warrant Agreements	Section 3.5(f)
Confidentiality Agreement	Section 5.14
Current Balance Sheet	Section 3.6(a)
D&O Policy	Section 5.16(c)
Determination Date	Section 2.6(c)
DGCL	Recitals
Disclosure Schedule	Article III
Dissenting Shares	Section 2.4(a)
D-Wave Commercial	Section 5.24
End Date	Section 7.1(b)
Enforceability Limitations	Section 3.2
Estimated Closing Cash Amount	Section 2.6(a)
Estimated Closing Statement	Section 2.6(a)
Estimated Closing Transaction Expenses	Section 2.6(a)
Estimated Total Merger Consideration	Section 2.6(a)
Exchange Documents	Section 2.3(b)
Existing Debt Facilities	Section 5.10(a)
Expense Fund Amount	Section 9.1(b)
Final Closing Statement	Section 2.6(c)
Financial Certificate	Section 6.1(b)(v)(B)
Financials	Section 3.6(a)
First Certificate of Merger	Section 1.3(a)

A-18

A-19 Term Section First Effective Time ................................................................Section 1.3(a) Governing Documents ................................................................Section 3.1(a) Holder Representative ................................................................Preamble HSR Act ................................................................................................Section 3.3 HSR Approval ................................................................................................Section 6 1(a)(ii) Independent Accountant ................................................................Section 2.6(b) Information Statement ................................................................Section 5.2(b) Insurance Policies ................................................................................................Section 3 19 Interested Party ................................................................................................Section 3 22 International Trade Laws ................................................................Section 3.21 Invention Assignment Agreement ................................................................Section 3 12(c)(i) Key Employee Agreements ................................................................Recitals Lease Agreements ................................................................................................Section 3 10(a) Leased Real Property ................................................................Section 3.10(a) Letter of Transmittal ................................................................Section 2.3(a) Lock-Up Agreements ................................................................Recitals Material Contract ................................................................................................Section 3 13(b) Merger ................................................................................................Recitals Merger Sub 1................................................................................................Preamble Merger Sub 2................................................................................................Preamble Merger Subs ................................................................................................Preamble Notice of Adjustment Disagreement ................................................................Section 2 6(b) Parachute Payment Waiver ................................................................Section 5.7(a) Parent ................................................................................................Preamble Parent 401(k) Plan................................................................................................Section 5 6(d) Parent Arrangements ................................................................Section 5.7(a) Parent Option ................................................................................................Section 2 1(b)(ii) Parent SEC Documents ................................................................Section 4.7(a) Payoff Amount ................................................................................................Section 5 10(a) Payoff Letter ................................................................................................Section 5 10(a) Post-Closing Deficit Amount ................................................................Section 2.6(d) Post-Closing Excess Amount ................................................................Section 2.6(e) Post-Closing Statement ................................................................Section 2.6(b) Pre-Closing Period ................................................................ Section 5.1(a) Purchaser Representative ................................................................Section 2.9(b) Purchaser Representative Agreement ................................................................Section 2 9(b) Registered Company IP ................................................................Section 3.12(a)(i) Regulation D ................................................................................................Section 2 9(a) Regulation S ................................................................................................Section 2 9(a) Relevant Matters ................................................................................................Section 10 9 Representative Losses ................................................................Section 9.1(c) Required Information ................................................................Section 2.3(a) Required Stockholder Vote ................................................................Section 3.2 Resolved Matters ................................................................................................Section 2 6(b)

A-20 Term Section Risk Factors ................................................................................................Article IV Second Certificate of Merger ................................................................Section 1.3(b) Second Effective Time ................................................................Section 1.3(b) Section 280G Payments ................................................................Section 5.7(a) Security Incident ................................................................................................Section 3 12(r) Securityholder Parties ................................................................Section 5.21 Standards Organizations ................................................................Section 3.12(c)(iv) Surviving Corporation ................................................................Recitals Surviving LLC ................................................................................................Recitals Tax Incentive ................................................................................................Section 3 9(f) Top Customer................................................................................................Section 3 14(a) Top Supplier................................................................................................Section 3 14(b) Transactions ................................................................................................Recitals Unaccredited Investor ................................................................Section 2.3(e) Unresolved Matters ................................................................Section 2.6(b) Written Consent ................................................................................................Recitals Year-End Financials................................................................Section 3.6(a)

EXHIBIT F Form of Registration Rights Agreement [See attached.]

REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2026 by and between D-Wave Quantum Inc., a Delaware corporation (“Parent”), and each of the Securityholders receiving Parent Common Stock pursuant to the Merger Agreement (the “Holders”). RECITALS WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 6, 2026 (as the same may be amended from time to time, the “Merger Agreement”), by and among Parent, Quest Acquisition Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, Quest Acquisition Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent, Quantum Circuits, Inc., a Delaware corporation (“Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, Parent has agreed to acquire all of the issued and outstanding shares of the Company, on the terms and subject to the conditions set forth therein (the “Merger”). WHEREAS, as a condition and inducement to the willingness of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, Parent and the Holders have agreed to enter into this Agreement. WHEREAS, in order to induce the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, Parent is willing to enter into this Agreement. NOW, THEREFORE, in consideration of the covenants and other agreements of each party contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows: 1. Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below: (a) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. (b) “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC. (c) “Holder” means a Securityholder to whom shares of Parent Common Stock are issued pursuant to the Merger Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.

2 (d) “Registrable Securities” means, for each Holder, (i) the shares of Parent Common Stock issued to such Holder pursuant to the Merger Agreement and (ii) any Parent Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (x) after such securities shall have been disposed of in accordance with the Registration Statement and with Section 2 hereof, or (y) at such time as such Holder is eligible to sell such securities under Rule 144 of the Securities Act, without any limitation as to volume or manner of sale. (e) “SEC” means the United States Securities and Exchange Commission. (f) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (f) “Securityholder” means, collectively, the Stockholders, Company Vested Optionholders and Company Warrantholders (each as defined in the Merger Agreement). 2. Registration of Offers and Sales of Registrable Securities. (a) Subject to applicable Law, within three (3) business days after the Closing, Parent shall file a shelf registration statement which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act (or a prospectus supplement to an existing effective shelf registration statement) on Form S-3 (or any similar provisions then in force) promulgated under the Securities Act (or if Form S-3 is not available for purposes of registering the resale of the shares of Parent Common Stock to be issued pursuant to the Merger Agreement, then on another appropriate form) (the “Registration Statement”) registering the resale of all Registrable Securities; provided that, Parent’s obligation to include the Registrable Securities of any Holder in any such Registration Statement shall be expressly conditioned upon Parent’s prior receipt of all information and materials regarding such Holder as specified in Section 7 and the taking of all action reasonably required to be taken by such Holder. In lieu of filing a Registration Statement, Parent may, in accordance with Section 10 hereof, file one or more prospectus supplement(s) (covering the resale of all Registrable Securities) supplementing a prospectus contained in an effective registration statement which has already been filed by Parent. Counsel to the Company shall have a reasonable opportunity to review and comment on the Plan of Distribution set forth in the Registration Statement or such prospectus supplement prior to filing with the SEC, and Parent shall consider any such comments in good faith. (b) Notwithstanding Section 2(a) or Section 2(c): (i)(A) Parent shall not be required to file the Registration Statement contemplated by Section 2(a) during any trading “blackout” period under Parent’s securities trading policies, (B) Parent shall not be required to file the Registration Statement contemplated by Section 2(a) if Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by Parent of material nonpublic information that Parent is not otherwise obligated to disclose or that is not reasonably available, and (C) Parent shall not be deemed to have breached its obligations

3 hereunder or under the Merger Agreement if Parent shall fail to fulfill its obligations under Section 2(a) at a time when sales of Parent Common Stock have been suspended globally under Parent’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules; provided, that if Parent delays the filing of the Registration Statement pursuant to this Section 2(b), it shall use commercially reasonable efforts to file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Parent to delay such filing; and (ii) in the event that Parent has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Parent shall not be required to file the Registration Statement contemplated by Section 2(a) until Parent shall have received such consents; provided, that Parent has used commercially reasonable efforts to obtain such consents. (c) Parent shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC); (ii) following the effectiveness of the Registration Statement, keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, (B) such time as each Holder is eligible to sell all its Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale, or (C) the six-month anniversary of the Closing (or, solely to the extent current public information with respect to Parent is not available during the period from the six-month anniversary to the one-year anniversary of the Closing, the one-year anniversary of the Closing); (iii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iv) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain effective; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC. To the extent any shares of the Registrable Securities held by a Holder contain a restrictive legend, in connection with any sale of shares of Registrable Securities pursuant to a Registration Statement or Rule 144, Parent agrees to use its commercially reasonable efforts to cause the removal of such restricted legend, subject to delivery by the Holders of customary certificates reasonably requested by the Parent or the transfer agent.

4 3. Suspension of Offers and Sales of Registrable Securities Under the Registration Statement. At any time from and after the effective date of the Registration Statement, Parent may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to the email address provided by each Holder in the Investor Questionnaire delivered by such Holder to the Company as contemplated by the Merger Agreement) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Parent of material nonpublic information that is not included in the Registration Statement; provided, however, that Parent may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for more than ninety (90) days in the aggregate in any one year period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Parent shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Parent pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Parent has delivered a Suspension Notice and any non-public information provided by Parent in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose. Parent shall not be permitted to register under the Securities Act any equity securities of Parent for its own account or held by other Persons during any such suspension period. 4. Fees and Expenses. All fees and expenses incident to Parent’s performance of or compliance with its obligations under this Agreement, including all SEC fees, blue sky registration and filing fees, New York Stock Exchange notices and listing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses, all fees and expenses of Parent’s outside counsel and independent accountants shall be paid by Parent solely in connection with the Holders’ resale of the Registrable Securities under the Registration Statement or any prospectus included therein. Notwithstanding anything herein to the contrary, Parent shall not be responsible for expenses of any Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of Registrable Securities, and (v) fees and disbursements of financial advisors, accountants, and other professionals for any Holder, each of which shall be the responsibility of the Holders in proportion to the Registrable Securities owned by such Holders.

5 5. Indemnification. (a) To the extent permitted by applicable Law, Parent shall indemnify and hold harmless each Holder, and each of its directors, officers, partners, members and employees and other agents and representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Holder Indemnified Party”), with respect to which registration of Registrable Securities has been effected pursuant to this Agreement, from and against all losses, damages, claims, liabilities, actions and expenses (including any of the foregoing incurred in settlement of any litigation) (collectively, “Claims”) insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to such registration pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and Parent shall reimburse each Holder Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Parent shall not be required to indemnify, hold harmless, or otherwise be liable to any Holder Indemnified Party, in each case, to the extent, but only to the extent, that any such Claim arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Holder Indemnified Party to Parent specifically for use therein, or (ii) the failure of any Holder Indemnified Party to comply with its covenants and agreements hereunder. (b) To the extent permitted by applicable Law, if Registrable Securities held by a Holder are registered, offered, sold or distributed pursuant to the Registration Statement, such Holder shall indemnify and hold harmless Parent, each of its directors, officers, employees and other agents and representatives, and each person controlling Parent within the meaning of Section 15 of the Securities Act (each, a “Parent Indemnified Party”) from and against all Claims arising out of, or based on, any untrue statement (or alleged untrue statement) of material fact in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration pursuant to this Agreement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such Holder shall reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to Parent specifically for use therein; provided, however, that the total amount to be indemnified by any Holder shall be limited to the value of the Registrable Securities received by such Holder absent such Holder’s fraud, gross negligence, or willful misconduct.

6 (c) Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Law; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action. (d) If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d). (e) The obligations of Parent and each Holder under this Section 5 shall survive the permitted transfer of any Registrable Securities by any Holder, the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 5.

7 6. Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be transferred or assigned by a Holder to any other Person unless such a transfer or assignment is (a) if Holder is a natural person, pursuant to (i) a transfer of Registrable Securities by will or intestate succession or (ii) a trust created for the benefit of Holder or his or her family members for estate planning purposes, (b) if Holder is not a natural person, to such Holder’s partners, members, stockholders or subsidiaries, or (c) with the prior written consent of Parent. Prior to a permitted transfer of rights under this Agreement, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument, in form and substance reasonably satisfactory to Parent, by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act. 7. Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as may be required in connection with any registration or qualification of Registerable Securities contemplated by this Agreement, under applicable Law in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act, and/or as Parent may reasonably request. 8. Reporting. Subject to Section 2 of this Agreement, during the term of this Agreement, Parent shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act. 9. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. 10. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable Law and regulation, from and after the Closing, Parent may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation (including any existing shelf registration statement), and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders the Holders pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of the Registration Statement, by or at a specified time and Parent has, in lieu of then filing the Registration Statement or having the Registration Statement become effective, designated a previously filed or effective registration

8 statement as the relevant registration statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence. 11. Rule 144 Requirements. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of Parent on an unrestricted basis without registration, Parent covenants that it will use its reasonable best efforts (a) to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act, (b) if it is not required to file such reports, make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (c) take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC. 12. Trading Limitation. If any Registrable Securities are sold by a Holder pursuant to Section 2, the amount of Registrable Securities sold by such Holder on any trading day shall not exceed 10% of the average daily reported volume of trading in Parent Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the five trading days preceding the date of such sale of Registrable Securities by such Holder. 13. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 10.1 of the Merger Agreement and, if to a Holder, to the email address provided by each Holder in the Investor Questionnaire delivered by such Holder to the Company as contemplated by the Merger Agreement. 14. Amendment of this Agreement. This Agreement may be amended at any time by execution of an instrument in writing signed by duly authorized representatives of Parent and Holders holding a majority of the Registrable Securities, respectively. 15. Governing Law. This Agreement, and all actions, claims, matters, proceedings or counterclaims (whether based on contract, tort, or otherwise) arising out of, relating to, or in connection with this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof (the “Relevant Matter”), shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction. 16. Dispute Resolution. The parties hereto irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such

9 court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement, the fullest extent that they may effectively do so under applicable Law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such legal proceeding brought in any such court and any claim that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such legal proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 10.1 of the Merger Agreement. 17. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. 18. Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein, including the Merger Agreement, or delivered pursuant hereto (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. 19. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 20. Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. 21. Specific Performance and Other Remedies. (a) The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto of any covenant, obligation or other agreement set forth in this Agreement or any Related Agreement, as the case may be, (i) Parent, on the one hand, and Holders holding a majority of the Registrable Securities (acting collectively), on the other hand shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii)

10 no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such Order or injunction or in connection with any related action or legal proceeding. (b) Any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. 22. Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. 23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement. 24. Termination. This Agreement shall terminate and cease to be of any force and effect at such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale. For clarity, the obligations under Section 5 and Sections 11 through this Section 24 will survive any termination of this Agreement. [Remainder of Page Intentionally Left Blank]

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. D-WAVE QUANTUM INC. By: Name: Title:

[Signature Page to Registration Rights Agreement] [●] By: Name: Title: